As filed with the U.S. Securities and Exchange Commission on February 12, 2007

 Registration No. 333-_________

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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PROTOCALL TECHNOLOGIES INCORPORATED

(Name of small business issuer in its charter)

Nevada	7372	41-2033500
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

47 Mall Drive, Commack, New York 11725-5717 (631) 543-3655
(Address and telephone number of principal executive offices)

Bruce Newman President and Chief Executive Officer Protocall Technologies Incorporated 47 Mall Drive Commack, New York 11725-5717 (631) 543-3655
(Name, address and telephone number of agent for service)

Copy to: Spencer G. Feldman, Esq. Andrew H. Abramowitz, Esq. Greenberg Traurig, LLP MetLife Building 200 Park Avenue – 15th Floor New York, New York 10166 Tel: (212) 801-9200; Fax: (212) 801-6400

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount being registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration Fee (4)
Common Stock, par value $.001 per share	22,000,000 shares (3)	$.13	$2,860,000	$306.02
Common Stock, par value $.001 per share	3,767,319 shares (5)	$.13	$489,751.47	$52.40
Common Stock, par value $.001 per share	666,003 shares (6)	$.13	$86,580.39	$9.26

(1)

This registration statement shall also cover any additional shares of common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low price of the registrant’s common stock reported on the OTC Bulletin Board on   February 8, 2007.

(3)

Represents shares of common stock issuable in connection with the possible conversion of secured convertible notes with an aggregate principal amount of $2,017,750 in accordance with the Securities Purchase Agreement, dated August 8, 2006, as amended September 29, 2006 and November 2006 among us and AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC, New Millenium Capital Partners II, LLC, Harborview Master Fund, Monarch Capital Fund Ltd. and Platinum Long Term Growth Fund, respectively.  The number of shares represents our good faith estimate based on the conversion price of the notes, which is variable, as of January, 2007.

(4)

Pursuant to Rule 457(p), the entire registration fee was offset from the $7,164 filing fee which was previously paid in connection with the registrant’s SB-2 registration statement filed by the registrants on January 13, 2005 (File No. No. 333-122007) which was withdrawn on June 8, 2005.

(5)

Represents shares of common stock previously issued pursuant to private placement transactions between us and various investors.

(6)

Represents shares of common stock issuable upon exercise of warrants previously issued pursuant to private placement transactions between us and various investors.

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THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  Our selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

DATED FEBRUARY 12, 2007

26,433,322 Shares

Common Stock

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To be Offered by Holders of Common Stock

and Convertible Notes

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This prospectus relates to the sale of up to 26,433,322 shares of our common stock by the selling stockholders listed in this prospectus.  The shares offered by this prospectus include 3,767,319 presently outstanding shares of common stock, 666,003 shares issuable upon exercise of outstanding warrants and 22,000,000 shares issuable upon conversion of outstanding convertible notes.  These shares may be sold by the selling stockholders from time to time in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our common stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.

Pursuant to registration rights agreements with the selling stockholders, we are obligated to register shares held of record and shares reserved for issuance upon exercise of warrants and conversion of convertible notes by the selling stockholders.  The 22,666,003 reserved shares, which represent approximately 31% of our total outstanding common stock, presents substantial dilution to our current stockholders and may have an adverse effect on the market price of our common stock.  The distribution of the shares by the selling stockholders is not subject to any underwriting agreement or “lock-up” agreement among holders.  We will not receive any proceeds from the sale of the shares by the selling stockholders, except upon the exercise of warrants presently outstanding.  We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

Our common stock is quoted on the OTC Bulletin Board under the symbol PCLI.OB.  The high and low bid price for shares of our common stock on February 5, 2007,  were $0.15 and $0.13 per share, respectively, based upon bids that represent prices quoted by broker-dealers on the OTC Bulletin Board.  These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

The selling stockholders and any broker-dealer executing sell orders on behalf of the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933.  Commissions received by any broker-dealer may be deemed to be underwriting commissions under the Securities Act of 1933.

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An investment in these securities involves a high degree of risk.

Please carefully review the section titled “Risk Factors” beginning on page 6.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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The date of this prospectus is February 12, 2007

We have not authorized anyone to provide you with information different from that contained in this prospectus.  This prospectus is not an offer to sell, or a solicitation of an offer to buy, shares of common stock in any jurisdiction where offers and sales would be unlawful.  The information contained in this prospectus is complete and accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares of common stock.  When considering the acquisition of the common stock described in this prospectus, you should rely only on the information contained in this prospectus.

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SUMMARY

You should read the following summary together with the more detailed information contained elsewhere in this prospectus, including the section titled “Risk Factors,” regarding us and the common stock being sold in this offering.

Our Business

Protocall Technologies Incorporated is engaged in the development and commercialization of a proprietary system that enables secure recording of premium movie and software titles to DVD recordable discs in full retail packaging. Our systems are designed to be used by retailers at their stores and website order distribution centers and by us internally to produce orders that are directed to us by online retailers. We believe our systems offer a new way to digitally deploy movie and software products with minimal inventory management costs.

Our systems, which are similar in size to an ATM cash machine, contain an electronic virtual inventory of digital media products that can be produced in quantities for display on retail shelves or on a just-in-time basis for Internet retailers as orders are received.

From a retailer’s perspective, our systems can reduce or potentially eliminate the need for physical inventory while expanding their product offering. For content owners, our systems offer a new channel of distribution that permits their full product library to be brought to market regardless of how often a particular title is ordered. For consumers, our system provides access to a wider range of movies, television episodes and software products that would otherwise be impractical for a retailer to carry as physical inventory.

Our system offers advantages over current physical distribution methods throughout the value chain from content owner, to retailer and to the consumer. By offering meaningful value to each constituency along the chain, we believe that our system will be accepted in the general marketplace. By modernizing the distribution of digital media products, we believe our system enhances the availability of these products to consumers.

We license movie, software and television content directly from its owner and then distribute the content to retailers through our system, with the retailer determining final consumer pricing.  Our relationship with content owners is that of a wholesale distributor. License fees paid to the content owners are proportional to the retail price of the product.

Our system was originally targeted at retailers of consumer software products under the name SoftwareToGo®; however, we are expanding our product offering to include movie and television content. In connection with movie and television content, we recently announced our new TitleMatch™ system name, which was selected to reflect the inclusion of products other than consumer software.

Market

Based on published information, we estimate the annual U.S. market for sales and rentals of DVD movies and television content is approximately $22 billion and that the annual market for consumer software products is $5 billion. We expect our revenues to increase as our system gains acceptance among retailers and online distributors.  We believe that there are significant challenges to potential competitors in terms of time and resources that would be required to duplicate our level of experience, systems development, field testing and resolution of content provider security concerns.

Customers

Following several years of system development and three rounds of field testing, we commenced a commercial pilot of our system in December 2003 and January 2004 at 25 CompUSA retail stores in the Dallas, San Francisco and Seattle markets to sell consumer software products. Subsequent discussions with CompUSA regarding per site sales resulted in a mutual decision to reduce the number of sites from 25 to 10 in October 2005 and to revise software product selection. At CompUSA we have branded our system under the name

SoftwareToGo® to reflect the category of products being offered. We have discussed with CompUSA a possible upgrade of our systems to include movies and television DVDs, but a definitive timeframe for this upgrade has not been established.

In August 2004, TigerDirect.com, a leading online direct marketer and subsidiary of Systemax, Inc., commenced its utilization of our Internet back-end fulfillment services whereby a portion of their software orders are forwarded to our New York offices where we produce orders internally using our on-demand systems. Completed orders are then drop-shipped directly to TigerDirect customers via United Parcel Service or Federal Express.

Content Suppliers

We have executed licensing agreements with more than 200 software publishers to distribute approximately 1,000 software titles through our system. Among these suppliers are Atari, Avanquest, IBM, McAfee, Vivendi Universal and Webroot.  We are also pursuing licensing agreement through meetings and discussions with large and small movie studios to include a wide range of their movie and television titles on our system. In October 2006, e acquired original product masters for 542 public domain movie and TV titles including Andy Griffith, Bonanza, Casper, Call of the Wild, Cinderella, The Dick Van Dyke Show, The Lone Ranger, Our Gang, Sleeping Beauty, A Star Is Born, The Three Stooges and others. The transaction included a one- time $50,000 payment for original analog and digital product masters.  No further payment or royalties are due.  We plan to add these titles to our TitleMatch system as soon as is practicable.

Corporate Information and History

Protocall Technologies Incorporated was formed in December 1992.  In 1998, we began focusing on the development and commercialization of our SoftwareToGo system, which was re-branded as TitleMatch in 2006.  Until 1998, Protocall was primarily focused on licensing proprietary font software to large businesses and operated through its Precision Type, Inc. subsidiary which was discontinued in 2004 ..  Active marketing of Protocall’s font software licensing business was discontinued in 2001, when Protocall determined to focus solely on developing its current CD and DVD on-demand business; however, revenues from the font software business continued through June 2004.

On July 22, 2004, we completed a reverse merger transaction with Quality Exchange, Inc., a Nevada corporation formed in June 1998.  Prior to the merger, Quality Exchange was a developmental stage company which, through its wholly-owned subsidiary, Orion Publishing, Inc., planned to provide an Internet-based vehicle for the purchase and exchange of collectible and new-issue comic books.  We discontinued these activities simultaneously with the merger by the sale of that business to Quality Exchange’s principal shareholder.  Upon the closing of the merger, the directors and management of Protocall became the directors and management of Quality Exchange which then changed its name to Protocall Technologies Incorporated.  For a more complete description of the reverse merger transaction and concurrent private offering in which we received approximately $7.25 million in gross proceeds, see our current report on Form 8-K dated July 22, 2004 and filed with the SEC on August 6, 2004.  Since our business is that of Protocall only, the information in this prospectus is that of Protocall as if Protocall had been the registrant for all of the periods presented in this prospectus.

For the past three years, we have generated limited revenues of approximately $726,322 from our core line of business and there can be no assurance that we will be able to successfully develop our business.  We have incurred losses every year since we began operations and we may incur significant losses through 2006 and beyond.  No assurance can be given that we will ever generate significant revenue or become profitable.

You should be aware that we may not be able to continue as a going concern for the next 12 months if additional financing is not obtained.  We are currently seeking additional financing to meet our short-term and long-term liquidity requirements, although there can be no assurances that such financing will be available, or if available, that it will be on terms acceptable to us.

Our principal executive offices are located at 47 Mall Drive, Commack, New York 11725-5717, and our telephone number is (631) 543-3655. Our website is located at www.protocall.com.  Information on our website is not part of this prospectus.

THE OFFERING

Common stock outstanding prior to the offering	81,546,332 shares (1)
Common stock offered by the selling stockholders:
Presently outstanding shares	3,767,319 shares
Shares that may be issued upon conversion of convertible notes	22,000,000 shares
Shares that may be issued upon exercise of warrants	666,003 shares
Total shares offered	26,433,322 shares
Use of proceeds

We will receive none of the proceeds from the sale of the shares by the selling stockholders, except upon the exercise of warrants currently outstanding. We will use any proceeds received from the exercise of warrants for working capital.

OTC Bulletin Board symbol	PCLI.OB

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(1)   Does not include 87,324,624 shares of our common stock that are reserved for issuance pursuant to outstanding warrants and stock options, and shares available for future issuance under our 2004 Stock Option Plan.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the following material risks, together with the other information contained in this prospectus, before you decide to buy our common stock.  If any of the following risks actually occur, our business, results of operations and financial condition would likely suffer.  In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We have incurred significant losses in the past and expect losses in the future, which can have a detrimental effect on the long-term capital appreciation of our common stock.

We have a limited operating history on which to base an evaluation of our business and prospects.  Our prospects must be considered in light of inherent risks, expenses and difficulties encountered by companies in their early stage of development, particularly companies in new and evolving markets. Such risks include acceptance by software publishers, retailers and consumers in an evolving and unpredictable business environment, the lack of a well developed brand identity and the ability to bring products to market on a timely basis.  For the years ended December 31, 2005 and 2004, we had net losses of $(5,154,005) and $(6,939,078), respectively.  For the nine months ended September 30, 2006, we had a net loss of $(3,443,533).  As of September 30, 2006, we had total stockholders’ deficiency of $(5,482,804). No assurance can be given that we will ever generate significant revenue or become profitable.  This could have a detrimental effect on the long-term capital appreciation of our common stock.

Due to our continual dependence upon outside financing, there is substantial doubt as to whether we can continue as a going concern.

We have an accumulated deficit of $(38,116,905) at December 31, 2005. Significantly contributing to the accumulated deficit was the interest expense related to our notes payable, which were converted to equity upon the closing of our reverse merger on July 22, 2004 (see Note A(3) to our financial statements).  Through September 2006, we have been continually dependent upon borrowings through private offerings of convertible and non-convertible debt and equity from related and non-related parties to finance our business operations.

We believe that cash on hand, in addition to proceeds from a recently completed private placement, will enable us to continue our business plan through approximately early 2007, although there can be no assurance that this will be the case.  We are currently seeking additional financing to meet our short-term and long-term liquidity requirements, although there can be no assurance that such financing will be available, or if available, that it will be on terms acceptable to us.  The accompanying financial statements have been prepared on the basis that we will continue as a going concern, which assumes the realization of assets and satisfaction of liabilities in the normal course of business. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about our ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

Until such time as we can rely on revenues generated from operations, we have a need for subsequent funding; if we are not successful in obtaining such funding, we will be forced to curtail or cease our activities.

We estimate that we will require additional cash resources in early 2007.  Our continued operations thereafter will depend upon the availability of cash flow, if any, from our operations or our ability to raise additional funds through equity or debt financing.  There can be no assurance that we will be able to obtain additional funding when it is needed, or that such funding, if available, will be obtainable on terms favorable to or affordable by us.  If we cannot obtain needed funds, we may be forced to curtail or cease our activities.  The uncertainties regarding the availability of subsequent funding and commencement of adequate commercial revenues raise substantial doubt about our ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  As of February 12, 2007 we had cash resources of approximately $52,000 available,with subscription receivables of  $875,000.

We depend on continuing relationships with our software publishers, and if we lose these relationships our product offerings would be limited and less desirable to consumers and retailers.

We generate revenue as a just-in-time software distributor to retail stores and e-commerce retailers.  If we cannot develop and maintain satisfactory relationships with software publishers on acceptable commercial terms, we will likely experience a decline in revenue.  We also depend on these software publishers to create, support and provide updates for software products that consumers will purchase.  If we are unable to license a sufficient number of titles from software publishers, or if the quality of titles provided by these software publishers does not reach a satisfactory level, we may not be able to generate adequate interest among retailers or consumers to utilize the system.  Our contracts with our software publisher clients are generally one to two years in duration, with an automatic renewal provision for additional one-year periods, unless we are provided with a written notice at least 90 days before the end of the contract.  As is common in our industry, we have no long-term or exclusive contracts or arrangements with any software publishers that guarantee the availability of software products.  Software publishers that currently supply software to us may not continue to do so and we may be unable to establish new relationships with software publishers to supplement or replace existing relationships.

Our contracts with our suppliers provide for specific payment terms, and if we miss those payment terms, our suppliers could decline to continue to do business with us.

Our contracts with our suppliers provide for specific payment terms and, as of the date of this prospectus, we have not met these payment terms with respect to a number of our suppliers.  If these suppliers decline to do business with us as a result of delayed payment, it could possibly result in the loss of substantial business for us and our inability to continue as a going concern.

Our publisher license acquisition process is lengthy, which may cause us to incur substantial expenses and expend management time without generating corresponding revenue, which would impair our cash flow.

We market our services directly to software publishers and retailers.  These relationships are typically complex and take time to finalize.  Due to operating procedures in many organizations, a significant amount of time may pass between selection of our products and services by key decision-makers and the signing of a contract.  The period between the initial sales call and the signing of a contract with significant sales potential is difficult to predict and typically ranges from one to twelve months for software publishers. If, at the end of a sales effort, a prospective publisher does not license its products to us, we may have incurred substantial expenses and expended management time that cannot be recovered and that will not generate corresponding revenue.  As a result, our cash flow and our ability to fund expenditures incurred during the publisher license acquisition process may be impaired.

Software-on-demand and DVD-on-demand technology is still evolving and unproven and the industry may ultimately fail to accept this technology, resulting in our products not being in demand.

Our success will depend in large part on the growth in consumer acceptance of software-on-demand and DVD-on-demand technology as a method of distributing software products.  Software-on-demand is a relatively new method of distributing software products to consumers, and unless it gains widespread market acceptance, we will be unable to achieve our business plan.  Factors that will influence the market acceptance of the technology include:

•

The willingness of software publishers and movie and television content owners to license content for distribution through our system.

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Continuing demand by consumers for software products distributed on CD media and movie and television content on DVD media;

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Consumer behavior relating to product selection through touch-screen terminals for walk-in store deployments; and

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Consumer acceptance of DVD-style packages, which are the same as traditional packages for movie and television content on DVD, but smaller than traditional software packages.

              Even if our technology achieves widespread acceptance, we may be unable to overcome the substantial existing and future technical challenges associated with on-site delivery of software and movies reliably and consistently on a long-term basis. Our failure to do so would impair our ability to execute our business plan.

We are and will continue to be dependent on Bruce Newman, our president and chief executive officer, the loss of whose services would likely impair our business operations unless he is adequately replaced within a short time frame.

Our president and chief executive officer, Bruce Newman, is responsible for the development and execution of our business.  [He is under no contractual obligation to remain employed by us.]  If he should choose to leave us for any reason before we have hired additional qualified personnel, our operations may fail.  Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus.  Our business may fail without Mr. Newman or an appropriate replacement(s).  Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel.

Our industry is characterized by rapid technological change that may make our technology and systems obsolete or cause us to incur substantial costs to adapt to these changes.

To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our system and the underlying network infrastructure.  If we incur significant costs without adequate results, or are unable to adapt rapidly to technological changes, we may fail to achieve our business plan.  The electronic commerce industry is characterized by rapid technological change, changes in user and client requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our technology and systems obsolete.  To be successful, we must adapt to rapid technological change by licensing and internally developing leading technologies to enhance our existing services, developing new products, services and technologies that address the increasingly sophisticated and varied needs of our clients, and responding to technological advances and emerging industry standards and practices on a cost-effective and timely basis.  The development of our system and other proprietary technologies involves significant technical and business risks.  We may fail to use new technologies effectively or fail to adapt our proprietary technology and systems to client requirements or emerging industry standards.

System failures could reduce the attractiveness of our service offerings; any prolonged interruptions in our operations could cause consumers to seek alternative providers of software.

We provide electronic delivery of digital media products and product marketing services to our clients and end-users through our proprietary technology and rights management systems.  These systems also maintain an electronic inventory of products. The satisfactory performance, reliability and availability of the technology and the underlying network infrastructure are critical to our operations, level of client service, reputation and ability to attract and retain clients.  While we have engaged an outside service company to perform regular service on the systems in the field, we have experienced periodic interruptions, affecting all or a portion of our systems, which we believe will continue to occur from time to time.  Any systems damage or interruption that impairs our ability to accept and fill client orders could result in an immediate loss of revenue to us, and could cause us to lose clients.  In addition, frequent systems failures could harm our reputation.

We may become liable to clients who are dissatisfied with our system, which would directly impact our prospects.

We design, develop, implement and manage electronic commerce solutions that are crucial to the operation of our clients’ businesses. Defects in the solutions we develop could result in delayed or lost revenue, adverse consumer reaction, and/or negative publicity which could require expensive corrections.  As a result, clients who experience these adverse consequences either directly or indirectly as a result of our services could bring claims against us for substantial damages.  Any claims asserted could exceed the level of any insurance coverage that may be available to us.  Moreover, the insurance we carry may not continue to be available on economically reasonable terms, or at all.  The successful assertion of one or more large claims that are uninsured, that exceed insurance coverage or that result in changes to insurance policies (including premium increases) could adversely affect our operating results or financial condition.

Our liability insurance may not be adequate in a catastrophic situation.

Substantially all of our products are produced at our headquarters in Commack, New York or assembled in retailers’ stores.  We currently maintain property damage insurance covering our inventory, furniture and equipment in our corporate headquarters.  We maintain liability insurance, products and completed operations liability insurance and an umbrella liability policy. We also maintain insurance coverage for liability claims resulting from the use of our equipment located in retail stores and for equipment in-transit to and from retail stores.  We also purchase business interruption insurance for losses relating to our facilities. Nevertheless, material damage to, or the loss of, our facilities, equipment or system data files, due to fire, severe weather, flood or other catastrophe, even if insured against, could result in a significant loss to us.  We are currently preparing a disaster recovery plan.

Our failure to protect our intellectual property could cause an erosion of our current competitive strengths.

We regard the protection of our patents, trademarks, copyrights, trade secrets and other intellectual property as critical to our success.  We rely on a combination of patent, copyright, trademark, service mark and trade secret laws and contractual restrictions to protect our proprietary rights.  We have entered into confidentiality and non-disclosure agreements with our employees and contractors, and non-disclosure agreements with parties with whom we conduct business, in order to limit access to and disclosure of our proprietary information.  These contractual arrangements and the other steps taken by us to protect our intellectual property may not prevent misappropriation of our technology or deter independent third-party development of similar technologies.  We also seek to protect our proprietary position by filing U.S. and foreign patent applications related to our proprietary technology, inventions and improvements that are important to the development of our business.  Proprietary rights relating to our technologies will be protected from unauthorized use by third parties only to the extent they are covered by valid and enforceable patents or are effectively maintained as trade secrets.  We pursue the registration of our trademarks and service marks in the United States and internationally.  Effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country in which our services are made available online.

The steps we have taken to protect our proprietary rights may be inadequate and third parties may infringe or misappropriate our trade secrets, trademarks and similar proprietary rights.

Any significant failure on our part to protect our intellectual property could make it easier for our competitors to offer similar services and thereby adversely affect our market opportunities.  In addition, litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others.  Litigation could result in substantial costs and diversion of management and technical resources and may not be successful.

Claims against us related to the products that we deliver electronically and the products that we deliver physically could also require us to expend significant resources.

Claims may be made against us for negligence, copyright or trademark infringement, product liability or other theories based on the nature and content of software products or tangible goods that we deliver electronically and physically.  Because we did not create these products, we are generally not in a position to know the quality or nature of the content of these products. Although we carry general liability insurance that requires our customers to indemnify us against consumer claims, our insurance and indemnification measures may not cover potential claims of this type, may not adequately cover all costs incurred in defense of potential claims, or may not reimburse us for all liability that may be imposed.  Any costs or imposition of liability that are not covered by insurance or indemnification measures could be expensive and time-consuming to address, distract management and/or delay product deliveries, even if we are ultimately successful in the defense of these claims.

Security breaches could hinder our ability to securely transmit confidential information and could harm our clients.

A significant barrier to electronic commerce and communications is the secure transmission of confidential information over public networks.  Any compromise or elimination of our security could be costly to remedy, damage our reputation and expose us to liability, and dissuade existing and new clients from using our services.  We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary for secure transmission of confidential information, such as consumer credit card numbers.  A party who circumvents our security measures could misappropriate proprietary information or interrupt our operations.

We may be required to expend significant capital and other resources to protect against security breaches or address problems caused by breaches.

Concerns over the security of the Internet and other online transactions and the privacy of users could deter people from using the Internet to conduct transactions that involve transmitting confidential information, thereby inhibiting the growth of our business.  To the extent that our activities or those of third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability.  Our security measures may not prevent security breaches and failure to prevent security breaches could lead to a loss of existing clients and deter potential clients away from our services.

We rely on third parties for the manufacture and maintenance of our store systems, who could subject us to delays in satisfying customer needs.

We rely heavily upon third parties to perform such tasks as assembly and on-site maintenance of our retail store based system.  Our ability to enter new markets and sustain satisfactory levels of sales in each market will depend in significant part upon the ability of these companies to perform effectively on our behalf.  There can be no assurance that we will be successful in entering into agreements with all of these companies when necessary.  In addition, once we enter into such manufacturing contracts, we face the possibility that such contracts will not be extended or replaced. We anticipate that we can obtain in a timely manner alternative third party services and that the failure to extend or replace existing contracts would not have a material adverse effect on us, although we can give no assurance in this regard.

Implementation of our system requires capital, which we may not be able to provide, which could preclude us from entering into otherwise promising agreements.

Utilizing our system in a retail environment requires a capital commitment for equipment and deployment costs, which we may not be able to provide.  In agreements that call for users of our system to fund equipment and deployment costs themselves, we may be required to reduce our selling prices when compared to agreements in which we finance equipment and deployment costs.  The retailer’s financial risk/reward decision might prevent it from entering an agreement with us or it may demand price concessions to mitigate the financial risk, which may ultimately result in the agreement not being economically feasible for us to perform.

Sales are highly dependent on obtaining license rights, the failure of which would result in insufficient revenue to pay for system equipment and deployment costs.

Sales of products through our system are highly dependent on the qualitative mix of titles that we are able to license from software publishers and movie studios for inclusion on our system.  Although we have executed licensing agreements with more than 214 software publishers covering approximately 1,048 titles, our current product offering is not adequate to achieve sufficient revenue for either a retailer or us to pay for system equipment and deployment costs.  In order for us to be successful, we will need to improve the quality of titles on our system.

Risks Relating to Our Current Financing Arrangement

There are a large number of shares underlying our convertible notes and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.

As of February 12, 2007, we had 81,546,332 shares of common stock issued and outstanding, convertible notes outstanding that may be converted into an estimated 22,000,000 shares of common stock at current market prices and outstanding warrants to purchase 666,003 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible notes may increase if the market price of our stock declines.  All of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The issuance of shares upon conversion of the convertible notes and exercise of outstanding warrants may cause immediate and substantial dilution to our existing stockholders.

The issuance of shares upon conversion of the convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion.  Although the selling stockholders may not convert their convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

We are currently in default under the Registration Rights Agreement related to convertible notes issued in August, September and November 2006 and could incur substantial penalties as a result.

Pursuant to the Securities Purchase dated August 8, 2006 as amended, we had until November 17, 2006 to file a registration statement.  We are currently in breach of that requirement.  As of January 23, 2007, we have incurred a cash penalty of $90,126 due to the late filing.  This penalty may also be paid via issuance of common stock which could result in substantial dilution.

In the event that our stock price declines, the shares of common stock allocated for conversion of the convertible notes and registered pursuant to this prospectus may not be adequate and we may be required to file a subsequent registration statement covering additional shares.  If the shares we have allocated and are registering are not adequate and we are required to file an additional registration statement, we may incur substantial costs.

Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the convertible notes, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible notes.  Accordingly, we have allocated and are registering 22,000,000 shares to cover the conversion of the convertible notes.  In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the convertible notes and are registering hereunder may not be adequate.  If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of that registration statement.  We are required to maintain the effectiveness of this registration statement until the earliest of (i) the date of which all of the registrable securities have been sold and (ii) the date on which the registrable securities may be immediately sold to the public without registration or restriction.

We have agreed, pursuant to the terms of the registration rights agreements with the investors, to (i) file a shelf registration statement with respect to the resale of shares of our common stock sold to the investors and shares of our common stock issuable upon exercise of the warrants with the SEC within 45 days after the initial closing date; (ii) use our best efforts to have the shelf registration statement declared effective by the SEC as soon as practicable after the initial filing, and in any event no later than 120 days after the final closing date, (iii) promptly respond to any and all comments received from the SEC, (iv) promptly file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments, (v) promptly file with the SEC a final prospectus pursuant to SEC Rule 424(b) as soon as practicable following the effective date of the registration statement; and (vi) keep the shelf registration statement effective until the earlier of (x)  the date on which all of the registrable securities have been sold and (y) the date on which the registrable securities may be immediately sold to the public without registration or restriction.  If we are unable to comply with any of the above covenants, we will be required to issue the investors additional shares of our common stock in an amount of .02% of the number of shares sold to the investors for the first 30-day period in which we fail to comply with any of the above covenants, with additional shares being issued at a rate of .02% of the number of shares sold for each week in which we fail to comply.  In no event, however, will such additional shares exceed 6.0% of the number of shares issued to the investors.

Risks Related to Our Common Stock

The liquidity of our common stock is affected by its limited trading market.

Shares of our common stock are quoted on the OTC Bulletin Board under the symbol PCLI.OB. We expect our shares to continue to be quoted in that market and not to be de-listed, as we have no intention to stop publicly reporting.  An “established trading market” may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. The absence of an active trading market reduces the liquidity of an investment in our shares.  The trading volume of our common stock historically has been limited and sporadic.  Our daily trading volume has averaged approximately 28,000 shares traded from June 2006 through September 2006.  As a result of this trading activity, the quoted price for our common stock on the OTC Bulletin Board is not necessarily a reliable indicator of its fair market value, and the low trading volume may expose the price of our common stock to volatility.  Further, if we cease to be quoted, holders would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock and the market value of our common stock would likely decline.

Our common stock may be considered a “penny stock” and may be difficult to sell when desired.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions.  The market price of our common stock is less than $5.00 per share and therefore may be designated as a “penny stock” according to rules of the SEC.  This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities.  These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of our stockholders to sell their shares.  In addition, since our common stock is currently quoted on the OTC Bulletin Board, stockholders may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase the stock or a lack of market makers to support the stock price.

A significant number of our shares have become eligible for sale and their sale or potential sale may depress the market price of our common stock.

As of February 12, 2007, there were an additional 20,465,993 shares of our common stock issuable upon exercise of outstanding stock options and an additional 66,248,973 shares of our common stock issuable upon exercise of outstanding warrants.  Some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares of common stock. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market common stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

Our officers and directors have significant voting power and may take actions that may not be in the best interest of other stockholders.

Our officers and directors control 11.5% of our outstanding common stock (excluding presently exercisable stock options and warrants), of which Peter Greenfield, our Chairman, controls approximately 9.75%.  Another significant stockholder controls approximately 37.4%. If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions.  This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock.  This concentration of ownership may not be in the best interests of all our stockholders.

Investors should not anticipate receiving cash dividends on our common stock.

We have never declared or paid any cash dividends or distributions on our capital stock.  We currently intend to retain any future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could prevent us from producing reliable financial reports or identifying fraud.  In addition, shareholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud, and a lack of effective controls could preclude us from accomplishing these critical functions.  Commencing December 15, 2007, we will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. Assigned to accounting issues at present are only our Chief Financial Officer and staff accountants, which may be deemed to be inadequate.  Although we intend to augment our internal controls procedures and expand our accounting staff, there is no guarantee that this effort will be adequate.

During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.  In addition, if we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404.  Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Included in this prospectus are “forward-looking” statements, as well as historical information.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct.  Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled “Risk Factors.”  Forward-looking statements include those that use forward-looking terminology, such as the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” “plan,” “will,” “shall,” “should,” and similar expressions, including when used in the negative.  Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements.  Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the “Risk Factors” section and elsewhere in this prospectus.

All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors.  We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 with the U.S. Securities and Exchange Commission, or the SEC, to register the shares of our common stock being offered by this prospectus.  In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information that we file at the SEC’s public reference facilities at 450 Fifth Street, NW, Washington, DC 20549.  Please call the SEC at (800) SEC-0330 for further information regarding the public reference facilities.  The SEC maintains a website, http://www.sec.gov, which contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including us.  Our SEC filings are also available to the public from commercial document retrieval services.  Information contained on our website should not be considered part of this prospectus.

You may also request a copy of our filings at no cost by writing or telephoning us at:

Protocall Technologies Incorporated
47 Mall Drive
Commack, New York 11725-5717
Attention: Mr. Bruce Newman
President and Chief Executive Officer
(631) 543-3655
[info@protocall.com]

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus.  We will receive none of the proceeds from the sale of the shares by the selling stockholders, except upon the exercise of warrants currently outstanding.  We plan to use any proceeds from the exercise of the warrants for working capital purposes. We will bear all expenses incident to the registration of the shares of our common stock under federal and state securities laws other than expenses incident to the delivery of the shares to be sold by the selling stockholders. Any transfer taxes payable on these shares and any commissions and discounts payable to underwriters, agents, brokers or dealers will be paid by the selling stockholders.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

As of February 12, 2007, there were approximately 258 record holders of our common stock and there were 81,546,332 shares of our common stock outstanding.

Our shares of common stock are quoted on the OTC Bulletin Board under the trading symbol PCLI.OB.

The following table sets forth the high and low bid prices for our common stock for the periods indicated as reported by the OTC Bulletin Board:

	High	Low

Year Ended December 31, 2005:

First Quarter	$3.85	$0.80
Second Quarter	2.35	.82
Third Quarter	2.00	.17
Fourth Quarter	.51	.12

Year Ended December 31, 2006:

First Quarter	$.25	$.08
Second Quarter	.28	.08
Third Quarter	.16	.08
Fourth Quarter	.20	.05

Year Ending December 31, 2007:

First Quarter Through February 7, 2007	$.20	$.09

  Our shares of common stock became eligible for quotation on the OTC Bulletin Board in April 2003, at which time it related only to Quality Exchange (under the symbol QEXI.OB).  In July 2004, the symbol was changed to PCLI.OB.

These bid prices represent prices quoted by broker-dealers on the OTC Bulletin Board.  These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

This prospectus covers 26,433,322 shares of our common stock offered for sale by the selling stockholders.  The shares offered by this prospectus include 3,767,319 presently outstanding shares of our common stock, 666,003 shares issuable upon exercise of outstanding warrants, and 22,000,000 shares of our common stock issuable upon conversion of outstanding convertible notes.

Dividend Policy

We have not previously declared or paid any dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future.  The payment of dividends on our common stock is within the sole discretion of our board of directors, subject to our articles of incorporation.  We intend to retain any earnings for use in our operations and the expansion of our business.  Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors that we may deem relevant.

Equity Compensation Plan Information

Quality Exchange assumed all of Protocall’s obligations under the old Protocall Technologies 2000 Stock Incentive Plan.  At the time of the merger, Protocall had outstanding stock options to purchase 2,951,922 shares of common stock, which outstanding options were assumed by action of our board of directors after the closing of the merger to become stock options to purchase shares of our common stock.  Following the merger, our board voted to cease using the 2000 Stock Incentive Plan for future stock option grants, and adopted a new 2004 Stock Option Plan.  Our board of directors then granted stock options to purchase a total of 1,027,750 shares of our common stock, net of cancellations, under the 2004 Plan.

The following table provides information regarding the status of our existing equity compensation plans at December 31, 2006:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the previous columns)
Equity compensation plans approved by security holders (1)	20,465,993	$0.38	609,658

____________________

(1)

Represents Protocall’s 2000 and 2004 Stock Incentive Plan, which Quality Exchange assumed as part of the reverse merger in July 2004.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following description of our financial condition and results of operations in conjunction with the financial statements and accompanying notes included in this prospectus beginning on page F-1.

Overview

Protocall Technologies Incorporated was formed in New York in December 1992.  Until 1998, Protocall was focused primarily on licensing proprietary font software to large businesses and operated through its recently discontinued Precision Type, Inc. subsidiary. Active marketing of Protocall's font software licensing business was discontinued in 2001, when Protocall determined to focus solely on developing its current software distribution business (TitleMatch); however, revenues from the font software business continued through June 2004. For much of 2005 and 2006, we have focused on supporting our on-demand system, pursuing new customers and content for our TitleMatch System.

Our system is currently utilized for delivery of software products under the product name “SoftwareToGo®;” however, we are pursuing an expansion of available products to include movie and television content. We believe our technology is readily adaptable to these and other types of digital products without additional significant investment. In connection with movie and television content, we recently announced our new ‘TitleMatch’ system name, which was selected to reflect the inclusion of products other than consumer software.

Due to very limited revenues to date, management has not yet developed nor relied on any key performance indicators to assess our business.

Revenue Model

We employ two revenue models in our existing retailer agreements: one for conventional ("bricks and mortar") retailers, and another for online retailers. Under the "bricks and mortar" revenue model, which is applicable to our agreement with CompUSA, we license content, integrate, install and maintain system site equipment, provide system training to store personnel, supply the physical deliverables (CD disc, case, packaging and labeling), provide system help desk support during store hours and act as an on-demand distributor to the retailer. The retailer, in accordance with store configuration and consumer merchandising/promotion plans developed jointly with us, supplies appropriate space for our system, and provides system promotion. Prior to deployment, we and the retailer jointly develop plans relating to sales reporting procedures, communication line setup, network wiring, POS system integration and product pricing.

For online and catalog retailers, which is applicable to our agreement with TigerDirect.com, the business model differs somewhat.  For these retailers, a high-capacity on-demand system is used at either our facilities or at the customer's shipping center. If the system is installed at our facility, the system is operated by us and our employees ship the products. Under this model, we expect much higher capacity utilization and, consequently, a faster payback on deployed capital.

We secure the right to replicate titles through licensing agreements with content owners, paying a licensing fee to each publisher per product vended. In instances where a consumer returns a product, the content license fee is credited to us.

We expect to be able to improve our licensing terms as the number of installed sites increase.  Because our agreements with content owners provide for a longer time period to pay the licensing fees due for products sold than the period of time provided to the retailers to pay us for the products produced by our system, we do not anticipate an increase to working capital requirements from this aspect of the business as the business grows. We do not prepay or guarantee any minimum license fees to publishers.  Our agreements provide for a fixed selling price for each product licensed through our system.  We invoice our customers on a monthly basis, based on 30-day payment terms, for each unit sold during the prior month.

Revenue from the sale of recently purchased movie and television DVDs is recognized when the products are shipped to the customer.  We invoice these customers at time of shipment.

Application of Critical Accounting Policies

Our discussion and analysis of results of operations and financial condition are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  We evaluate our estimates on an ongoing basis, including those related to provisions for uncollectible accounts receivable, inventories, and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The accounting policies that we follow are set forth in Note A to our condensed consolidated financial statements as included in this report.  These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Revenue Recognition

We recognize revenue from retailers’ sales of product through our on-demand system, upon delivery to the retail customer or consumer.

Revenue from the sale of recently purchased movie and television DVDs will be recognized when the products are shipped to the customer.

Part of our marketing strategy to acquire new consumers includes retail promotions in which we pay retailers if they are successful in marketing software products on our system to consumers.  These payments are recorded as a reduction in revenue in accordance with EITF No. 01-9.  As a result of this accounting treatment, these payments, which we consider to be marketing costs, are not included in marketing expense, but instead, recorded as a reduction in revenue.  Estimated customer rebates are reflected as a reduction in revenue in the period that the related sale is recorded.  Customer returns, although not material, are also reflected as a reduction in revenue in the period that they are returned or earlier if any such returns are anticipated.

Seasonality

We believe there will ultimately be a minor degree of seasonality in our business.  We anticipate that the fourth quarter of each fiscal year (October to December) will show slightly higher revenues due to the holiday shopping season.

Software Development Costs

Costs associated with the development and enhancement of proprietary software incurred between the achievements of technological feasibility and availability for general release to the public were insignificant, and therefore not capitalized.

Research and Product Development Costs

We expense research and product development costs as incurred.

Principles of Consolidation

The consolidated financial statements include the accounts of Protocall Technologies Incorporated and its wholly-owned subsidiaries.  All intercompany balances and transactions have been eliminated in consolidation.

Results of Operations - Year ended December 31, 2005 compared to Year ended December 31, 2004

Net Loss from Continuing Operations

We had net losses from continuing operations of $5,154,005 and $6,947,525 for the years ended December 31, 2005 and 2004, respectively. During these periods, operations were financed through various equity and debt financing transactions.

Net Income from Discontinued Operations

Due to the completion of the development and the beginning of the commercialization of our virtual inventory system, effective June 30, 2004, we discontinued the operations of our wholly-owned subsidiary Precision Type, Inc.  Accordingly, Precision Type’s assets and liabilities have been segregated from the assets and liabilities of continuing operations in the consolidated balance sheets at December 31, 2004 and its operating results have been segregated from continuing operations and are reported as discontinued operations in the consolidated financial statements of operations and cash flows for all periods reported.

Precision Type had net income of $8,447 for the year ended December 31, 2004 and $0 in 2005.

Net Sales

Net sales for the year ended December 31, 2005 were $505,512 compared to $206,005 for the year ended December 31, 2004. This increase in net sales is principally due to sales resulting from the addition of TigerDirect.com as a customer in August 2004 as well as increased Tiger Direct sales in 2005.

Research and Development Expenses

Research and development expense, or R&D, decreased by $2,353 or 1.5%, from $153,123 to $150,770 for the year ended December 31, 2005 as compared to the year ended December 31, 2004.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased by $134,363, or 2.81%, to $4,935,839 for the year ended December 31, 2005 from $4,801,476 for the year ended December 31, 2004.

Total salaries decreased $57,144, or 3.1%, to $1,779,562 in 2005 from $1,836.706 in 2004, due to additional hiring followed by personnel reduction. Depreciation and amortization expense decreased $5,402 in 2005, or 7.7%, to $657,043 from $712,445 in 2004, due to certain assets becoming fully depreciated. Consulting expenses increased $29,439 in 2005, or 7.2%, to $439,081 from $409,642 in 2004, due to the use of outside consultants to assist in financing, marketing and accounting matters. Marketing expenses decreased $58,740 in 2005, or 17.3%, to $280,072 from $338,812 in 2004, due to decreased marketing of our SoftwareToGo system due to limited cash resources. Professional fees increased $3,510 in 2005, or .7%, to $517,920 from $514,410 in 2004. In addition, we recorded a $140,000 liability in connection with the First Providence arbitration (see Item 3, Legal Proceedings).

Interest and Finance Charges

Interest and finance expense combined decreased by $2,079,897 or 90.5%, to $218,382 from $2,298,278 for the year ended December 31, 2005 compared to the year ended December 31, 2004.

Interest expense decreased $639,307, or 82.0%, to $140,465 from $779,772 for 2005 as compared to 2004. The decrease in interest expense was primarily due to the conversion of over $8 million of debt into common stock during 2004.

Finance expense decreased $1,440,590, or 94.9%, to $77,916 from $1,518,506 for 2005 as compared to 2004. This decrease is primarily due to debt discount amortized in 2004 associated with an additional $2,601,000 of newly issued debt issued between January and June 2004 and the subsequent write-off of $554,009 of unamortized debt discount upon conversion of the related debt to equity in connection with the reverse merger.

Forgiveness of Indebtedness

We recorded $15,750 as income from forgiveness of indebtedness in 2005 as compared to $392,996 in 2004. This decrease is primarily due to negotiated agreements with creditors in connection with the conversion of debt associated with the reverse merger in July 2004. These creditors, pursuant to written agreements, provided us discounts and accepted cash payments or our common stock upon the closing of our reverse merger.

Other Income

Other income decreased $11,796, to $41,743 in 2005, or 22%, from $53,539 in 2004.

Results of Operations – Nine months ended September 30, 2006 compared to nine months ended September 30, 2005

Net Loss

We had net losses of $3,443,533 and $3,859,336 for the nine months ended September 30, 2006 and 2005, respectively.  During these periods, operations were financed through various equity and debt private financing transactions.

Net Sales

Net sales for the nine months ended September 30, 2006 increased $203,136, or 59.42%, to $544,993 compared to $341,857 for the nine months ended September 30, 2005.  This increase is principally due to an increase in sales to TigerDirect.com which accounts for 95% percent of revenue.

Gross Profit

Gross profit for the nine months ended September 30, 2006 was $122,024, or 22% of net sales, as compared to $85,123, or 26.0% of net sales, for the comparable period ended September 30, 2005.

Research and Development Expenses

Research and development expense, or R&D, decreased $68,854 or 53.86%, from $127,845 to $58,991, for the nine months ended September 30, 2006 as compared to the same period ended September 30, 2005.  The decrease in R&D was primarily due to decreased spending in 2006 and enhancements made to the latest version of our SoftwareToGo system during the first quarter of 2005.

Selling, General and Administrative Expenses

Selling, general and administrative expenses decreased $901,028, or 24.15%, to $2,829,933 for the nine months ended September 30, 2006 from $3,730,961 for the nine months ended September 30, 2005.

Consulting expenses decreased $72,348 in 2006, or 18.20%, to $325,206 from $334,303 in 2005, due to the use of outside consultants in 2005 to assist in financing, marketing and accounting matters associated with being a public company.

Legal expenses decreased $87,261 in 2006, or 33.53%, to $173,012 from $260,273 in 2005, due to an effort to reduce costs in 2006.

Marketing expenses decreased $114,843 in 2006, or 54.08%, to $97,534 from $212,377 in 2005, due to increased marketing and advertising of our SoftwareToGo system in 2005 and an effort to reduce costs in 2006.

Employee compensation decreased $648,395 or 46.69% from $1,368,632 in 2005 to $740,237 in 2006 due to a greater number of personnel in 2005 and the accrual of $243,750, at June 30, 2005, to be paid to the then former President and Chief Executive Officer of the Company over the 15 month period subsequent to his resignation, pursuant to his separation agreement, offset by the Company’s adoption of SFAS 123R in January 2006 which resulted in a   charge of $109,176 for the fair value of stock options vested during the nine months ended September 30, 2006 and the forgiveness of $100,000 of accrued salary converted into equity and forfeited in July 2006.

Investor Relations (“IR”) increased $210,455 in 2006, or 397.67% from $52,923 for the nine months ended September 30, 2005 to $263,378 for the nine months ended September 30, 2006 due primarily to a charge of $129,116 for stock issued a third party IR firm and increased use of IR firms in 2006.

Employee benefits decreased $101,199 or 71.67% from $141,195 in 2005 to $39.996 in 2006 due to the reduced number of employees in the Company.

Interest and Finance Charges

Interest and finance expenses combined increased by $1,584,847 or 1182.84%, to $1,718,834 from $133,987 for the nine months ended September 30, 2006 compared to the nine months ended September 30, 2005. The finance charges were primarily due to the value of the warrants and the derivative financial instrument imbedded in the convertible notes which are treated as debt discount.

Liquidity and Capital Resources

At September 30, 2006, our working capital deficit amounted to $1,921,665 as compared with a working capital deficit of $1,798,048 at December 31, 2005.  At September 30, 2006, we had an accumulated deficit in the amount of $41,560,438. The accumulated losses resulted principally from costs incurred in developing our business plan, research and development, general and administrative expenses, seeking and establishing sales channels and capital raising activities.

As of February 12, 2007, we had a cash balance of approximately $52,000. Management believes that cash on hand in addition to collection of subscription receivables of $875,000  and current accounts receivable will enable us to continue our business plan through mid May 2007 although there can be no assurances that this will be the case.

Management’s plan is to pursue additional long-term capital to fund its operations after further content and customer agreements have been signed, although there can be no assurances that any such agreements will be signed or that any financing will be available, or if available, that it will be on terms acceptable to us. Management believes that its ability to secure additional long-term financing is directly related to our progress with new customers and movie content agreements, which we are actively pursuing.

The accompanying financial statements have been prepared on the basis that we will continue as a going concern, which assumes the realization of assets and satisfaction of liabilities in the normal course of business. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about the our ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should we be unable to continue as a going concern.

The following table summarizes our fixed cash obligations as of September 30, 2006 over various future years:

		Payments Due By Period
	Total	Less than 1 Year	1-3 Years	4-5 Years	After 5 Years

Notes payable and long-term debt (1)	$2,247,169	$674,530	$1,572,639	$0	$0
Capital leases	612,340	287,616	324,724	0	0
Operating leases	148,624	63,696	84,928	0	0
Employment contracts	55,633	55,633	0	0	0
	$3,063,766	$1,081,475	$1,982,291	$0	$0

(1)

Includes the face value of convertible notes exclusive of discount.

Recent Financing

In October 2006, we entered into a securities purchase agreement with an investor in a private placement.  In connection with the private placement, we sold an aggregate of 568,182 shares of common stock, at $.088 per share, and warrants (the “October Warrants”) to purchase up to 568,182 shares of common stock, for an aggregate of $50,000.  The $50,000 was received in September 2006 and shares are reported as issuable at September 30, 2006.

The October Warrants have an exercise price of $.20 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date.  The exercise price of the October Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement, is subject to further adjustment if we issue any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) through October 2007 at a price per share less than the per share price of the common stock and/or the exercise price of the October Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance.  The adjustment in the per share price would result in the issuance of additional shares of common stock to the holder.

In November 2006, we entered into a joinder agreement to the financing agreement of August 8, as amended on September 30, with the initial Investors and two additional accredited investors.  Under the terms of the joinder agreement, the additional investors purchased convertible notes in the aggregate amount of $500,000 under the same terms as the initial Investors.  The additional investors were each issued a warrant to purchase 2,884,615 shares of common stock at an exercise price of $.10.  The initial Investors are no longer obligated to fund any additional amounts pursuant to the original August 2006 financing agreement.  We had until November 17, 2006 to file a registration statement.  We are currently in default of that agreement.  As of January 23, 2007, we have incurred a cash penalty of $90,126 due to the late filing.  This penalty may also be paid via issuance of common stock which could result in substantial dilution.

At the time of issue, we determined the probability weighted discounted cash flow of the November note with the various embedded derivatives and determined the discounted cash flow of the note without the embedded derivatives.  The cash flows were discounted by the risk-free rate based on the remaining term of the note.   The implied value of the compound embedded derivatives within the November 2006 note was $258,165 and warrants issued to the Holder were valued at $418,153 at the date of issue.

In November 2006, we entered into securities purchase agreements with several investors in a private placement.  In connection with the private placement, we sold an aggregate of 1,420,455 shares of common stock, at $.088 per share, and warrants (the “November Warrants”) to purchase up to 1,420,455 shares of common stock, for an aggregate of $125,000.

The November Warrants have an exercise price of $.20 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date.  The exercise price of the November Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement, is subject to further adjustment if we issue any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) through November 2007 at a price per share less than the per share price of the common stock and/or the exercise price of the November Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance.  The adjustment in the per share price would result in the issuance of additional shares of common stock to the holder.

In December 2006, we entered into a securities purchase agreement with an investor in a private placement.  In connection with the private placement, we sold an aggregate of 284,091 shares of common stock, at $.088 per share, and warrants (the “December Warrants”) to purchase up to 284,091 shares of common stock, for an aggregate of $25,000.

The December Warrants have an exercise price of $.20 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date.  The exercise price of the December Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement, is subject to further adjustment if we issue any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) through December 2007 at a price per share less than the per share price of the common stock and/or the exercise price of the December Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance.  The adjustment in the per share price would result in the issuance of additional shares of common stock to the holder.

In February 2007, we entered into a securities purchase agreement with accredited investors in a private placement.  In connection with the private placement, we sold an aggregate of 3,846,154 shares of common stock, at a share price of $.104 per share and warrants (the “February Warrants”) to purchase up to 3,846,154 shares of common stock, for cash proceeds of $25,000 and an aggregate subscription receivable of $375,000. In a subsequent private placement, we sold an aggregate of 5,681,818 shares of common stock at a share price of $0.088 and warrants (the “February Warrants”) to purchase up to 11,363,636 shares of common stock, for an aggregate subscription receivable of $500,000.  All shares have been recorded as issued.

             The February Warrants have an exercise price of $.20 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date.  The exercise price of the February Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement, is subject to further adjustment if we issue any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) through February 2008 at a price per share less than the per share price of the common stock and/or the exercise price of the February Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance. Due to the subsequent February private offering entered into at a share price of $0.088, the Company issued an additional 699,301shares of common stock and adjusted the February Warrants’ exercise price to $0.088 per share pursuant to the anti-dilution provisions of the February 2007 securities purchase agreement.

Related Party Transactions

On September 30, 2003, a stockholder/director opened a one year, irrevocable standby letter of credit on our behalf in the amount of $300,000, as required by an agreement with a publisher to guarantee the payment of any license fees due the publisher. As compensation to the stockholder/director, we issued a warrant to purchase 150,000 shares of common stock exercisable at the lower of $2.75 per share or the sales price of common stock in subsequent offerings. The fair value of the warrant was $77,321, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate of 3.63% and dividend yield ratio of 0%. The warrant was originally scheduled to expire on September 30, 2010 but was converted into approximately 27,413 shares of common stock in connection with the reverse merger on July 22, 2004. The fair value of the warrant was recorded as a deferred finance cost and was amortized, on a straight-line basis, over the one year term of the letter of credit. This letter of credit was canceled during September 2004 due to the termination of the publisher agreement and was never drawn upon.

On October 14, 2003, the same stockholder/director opened an irrevocable standby letter of credit on our behalf as required by our equipment lease agreement, which is to be retained for the entire term of the lease obligation or until such time as we are able to replace this letter of credit, in the amount of $1,040,000. As compensation, we issued a warrant to purchase 520,000 shares of common stock exercisable at the lower of $2.75 per share or the sales price of common stock in subsequent offerings. The fair value of the warrant was $269,470 utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate of 3.86% and dividend yield of 0%. The warrant was originally scheduled to expire on October 14, 2010, but was converted into approximately 95,047 shares of common stock in connection with the reverse merger on July 22, 2004. The fair value of the warrant has been recorded as a deferred lease cost and is being amortized, on a straight-line basis, over the term of the lease obligation which terminates April 1, 2007. In November 30, 2005, the balance of this letter of credit was reduced to $750,462.

We are contingently liable for the amounts of this letter of credit in the event the stockholder/director is obligated to make payments thereunder as a result of our noncompliance with the terms of the lease agreement.

Pursuant to the June 13, 2005 resignation and consulting agreement with our President and Chief Executive Officer, accrued salaries were reduced by $669,506 ($111,125 net of authorized payments of $558,381). Pursuant to the July 31, 2002 Salary Adjustment Agreement, upon the termination of employment of one of the participants, $75,906 of accrued but unpaid salary was converted to a note. The note is payable in four equal quarterly installments beginning January 2007. At December 31, 2005, accrued but unpaid salaries totaled $737,300 (this amount was reduced to $394,272 after deducting authorized payments of $343,028).

Upon the consummation of the merger, our board of directors approved a five-year employment agreement with the President and Chief Executive Officer, providing for a base annual compensation of $195,000, along with standard fringe benefits available to all employees and provides for bonus compensation and/or stock options as determined by the board of directors.

Mr. Newman resigned on June 13, 2005 and entered into a consulting agreement with us. Mr. Newman’s consulting agreement provides for a monthly consulting fee of $16,250 and reimbursement of expenses as may be agreed between us and Mr. Newman for specific projects. The agreement also contains covenants (a) restricting Mr. Newman from competing with us or soliciting our customers or employees during the term of his agreement and one year thereafter, and (b) prohibiting him from disclosure of confidential information regarding our company. Mr. Newman agreed to forego deferred salary owed to him and we agreed to forgive loans and advances made by us to him. Mr. Newman’s employment agreement was terminated and Mr. Newman is not entitled to receive any of the severance payments mentioned in the agreement. Effective September 9, 2005, Mr. Newman rejoined the board of directors.  Effective May 17, 2006, Mr. Newman resumed his position as President and CEO.

Recently Issued Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), Share- Based -Payment (“SFAS 123R”), which replaces FAS 123 and supersedes APB Opinion No. 25’ (APB 25”) FAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values beginning with the first interim or annual period after December 15, 2005 for public entities that file as small business issuers, with early adoption encouraged. The pro forma disclosures previously permitted under SFAS 123 no longer will be an alternative to financial statement recognition. We are required to adopt SFAS 123R beginning January 1, 2006. Under FAS 123R, we must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options. We are evaluating the requirements of FAS 123R and expect that the adoption of FAS 123R will have a material impact on our consolidated results of operations and earnings per share. We have not yet determined the impact of SFAS 123R on our results of operations, compensation policies or plans.

In November 2004, the FASB ratified the consensus reached by the Emerging Issues Task Force (“EITF”), on Issue NO. 03-13. “Applying the Conditions in Paragraph 42 of FASB Statement No. 144 on Determining Whether to Report Discontinued Operations”.  The Issue provides a model to assist in evaluating (a) which cash flows should be considered in the determination of whether cash flows of the disposal component have been or will be eliminated from the ongoing operations of the entity and (b) the types of continuing involvement that constitute significant continuing involvement in the operations of the disposal component.  Should significant continuing ongoing involvement exist, then the disposal component shall be reported in the results of continuing operations or the consolidated statements of operations and cash flows.  We are currently evaluating the premises of EITF No. 03-13 and will adopt is as required.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4 (FAS 151). FAS 151 amends Accounting Research Bulletin No. 43, Chapter 4, to clarify that abnormal amounts of idle facility expenses, freight, handling costs and wasted materials (spoilage) should be recognized as current-period charges. In addition, FAS No. 151 requires that allocation of fixed production overhead to inventory be based on the normal capacity of the production facilities. We are required to adopt FAS 151 beginning January 1, 2006. We are currently assessing the impact that FAS No. 151 will have on our results of operations, financial position and cash flows.

In December 2004, the FASB issued SFAS No. 153, Exchange of Nonmonetary Assets, an amendment of APB No. 29, Accounting for Nonmonetary Transactions (FAS 153). FAS 153 amends APB No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. We are required to adopt FAS 153, on a prospective basis, for nonmonetary exchanges beginning after June 15, 2005. FAS No. 153 has not had a material impact on our results of operations or financial position.

In May 2005, the FASB issued FASB Statement No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements” (“FAS 154”). FAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. FAS 154 also provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The provisions of this Statement are effective for accounting changes and corrections of errors made in fiscal periods beginning after December 15, 2005. The adoption of the provisions of FAS 154 is not expected to have a material impact on the Company's financial position or results of operations.

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments an amendment of FASB Statements No. 133 and 140.” SFAS 155 provides the framework for fair value re-measurement of any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation as well as establishing a requirement to evaluate interests in securitized financial assets to identify interests. SFAS 155 also eliminates the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. The guidance SFAS 155 also clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS 133 “Accounting for Derivative Instruments and Hedging Activities” and concentrations of credit risk in the form of subordination are not embedded derivatives. This statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006.

In September 2006, FASB issued SFAS 157 ‘Fair Value Measurements’. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

In June 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes.”  This interpretation applies to all tax positions accounted for in accordance with SFAS No. 109, “Accounting for Income Taxes.”  FIN 48 clarifies the application of SFAS No. 109 by defining the criteria that an individual tax position must meet in order for the position to be recognized within the financial statements and provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition for tax positions.  The Company must adopt the interpretation by January 1, 2007.  Management does not expect that the adoption of this new interpretation will have a material impact on the Company’s financial position, results of operations or cash flows.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108. Due to diversity in practice among registrants, SAB No. 108 expresses SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The Company will adopt SAB No. 108 during the fourth quarter of fiscal year 2007. The Company’s management does not believe the adoption of SAB No. 108 will have a material impact on the Company’s consolidated financial statements.

BUSINESS

Overview

We have developed a proprietary DVD and CD on-demand system that enables retailers to produce fully packaged movie, television and software products at their stores and website order distribution centers.

We commenced a commercial pilot of our system in December 2003 and January 2004 at 25 CompUSA retail sites. In August 2004, we began to provide back-end fulfillment services for TigerDirect.com, a leading online direct marketer and subsidiary of Systemax Inc., whereby orders were forwarded to us from TigerDirect.com for production and shipment to the end-user customer.  We plan to pursue additional agreements with other retail and online software distributors.

In December 2006, we created a wholly owned company called TitleMatch Entertainment Inc., which we will use to market our on-demand systems to movie studios and retailers of DVD products. We believe the TitleMatch name is better suited to our business. We also plan to expand our range of services through the TitleMatch company to include distribution of pre-packaged DVD movies to our retail customers.

Introduction to Technology

Each walk-in store installation of our virtual inventory system includes a TitleMatch Factory™, which is a behind-the-counter production station where orders are produced. Products can be produced in varying quantities as needed and displayed on retail shelves. Alternatively, store retailers can use self standing kiosks to promote all available products.

For Internet web retailers, our TitleMatch Factory station resides at a distribution center where orders are shipped to consumers. The shopping experience for online consumers is no different for products produced from our TitleMatch system since the production process happens behind the scenes. Protocall also provides back-end product fulfillment services for Internet retailers whereby we serve as their product distribution center using our on-demand system to produce orders, which are then shipped to consumers.

To initiate an order from the TitleMatch Factory, authorized retailer personnel enter a user-specific password and the product order number. The system then automatically connects to our Rights Management Server via a virtual private network Internet connection to register the order and retrieve an order authorization.

The system uses the order authorization to release the selected product onto a CD or DVD disc and then prints the content owner’s title-specific graphics and information onto the surface of the disc. Simultaneously, the system prints a title-specific four-color package cover and separate promotional or “getting started” installation sheet (in the case of software). For software products, instruction manuals are provided in digital form on the disc and are supplemented by publisher-sponsored online help. The finished disc, package cover and promotional sheet are placed into a DVD/CD plastic case and the case is sealed to complete the order.

For most titles, the entire process takes from three to eight minutes, depending on the content size of the product being produced. Consumption of supplies (CD/DVD disc, case, packaging and labeling) is tracked electronically and automatically replenished based on system usage. The system uses the latest CD/DVD writer technology and can be scaled to incorporate and handle larger volume orders by integrating up to four CD/DVD writers that process orders simultaneously. A standard two-CD writer system can produce an average of 34 single CD orders per hour and approximately 12 single DVD orders per hour. Products can be made in advance of anticipated sales for display on retail shelves, or they can be produced on-demand as single-item orders.

Research and Product Development

We have conducted research and product development of electronic software distribution systems since our inception in 1998. Research and product development expenditures were approximately $150,770 and $153,123 in the years ended December 31, 2005 and 2004, respectively.

Equipment Production, Installation and Support

As more fully described below, we outsource the component purchasing, warehousing, testing and on-site unit assembly to third parties. Unit cost for each installation can range from $1,000 to $5,000, depending on system requirements and configuration, though this cost is expected to decline somewhat over time, assuming the continuing decline in computer hardware prices, of which there can be no assurance. Our system consists of personal computers, data storage equipment and CD/DVD replication equipment, all of which are generally available in the market from numerous suppliers.

Assembly and Installation

We intend to use third party resources if and when we have additional deployments of our system. We believe there are numerous companies that can provide this service.

Technical Support and Unit Maintenance

We maintain call-in technical support service for our customers from 9:00 a.m. EST to 9:00 p.m. PST), seven days a week. Based on feedback from our retailer customers, we believe that we have established a reputation for excellent technical support by making it one of our top priorities. Our experience is that most problems are easily resolved through telephone and online support. However, if a customer requires on-site service and/or replacement of computer components or equipment, we contact an outside field service provider to perform these services. Currently, technical support is furnished without additional charge to customers.

Competitive Position

Virtual Inventory vs. Traditional Software Distribution

Virtual inventory offers advantages over current physical distribution methods throughout the value chain from content owner through retailer to the consumer. By offering value to each constituency along the chain, we believe our system will be generally accepted in the marketplace. The relative advantages to each group are discussed below.

Content Owner Perspective - Virtual inventory provides the following compelling benefits to owners of digital media products:

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Reduction in production costs - By avoiding up-front printing, packaging, shipping and inventory costs, content owners who use our system can potentially expect margins equal to or greater than with conventional distribution.

•

Increases distribution exposure for niche content owners and titles - Content from smaller software publishers or movie studios and even niche products from larger content owners are not always carried in retail stores. Our system makes it practical for stores to carry these titles.

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Increased security - Virtual inventory offers the ability to produce individual serial numbers (in the case of software), digital security certificates and other measures for each product produced. These security features can be placed on the packaging, the CD/DVD media and even digitally encoded and embedded in the final product.

•

Addresses consumer concerns about the availability of software for alternative computing platforms (e.g., Apple Computer and Linux) - Promoters of alternative platforms often encounter consumer resistance based on software availability. Our system addresses these concerns and thus improves their competitive position.

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Extends product life cycles - As unit sales of digital media products decline normally over the product life cycle, it eventually becomes uneconomical for content owners to produce and distribute their titles by traditional means. Virtual inventory improves the economics of content development by capturing incremental cash flows from titles with fully sunk production costs.

•

Speeds time to market - Producing and distributing stock for a myriad of retailer outlets in preparation for product launches is a daunting task, from both logistical and financial perspectives. Using our system, content owners can be ready for their commercial launches within days of completion of the digital master. Faster launches reduce working capital needs and speed the monetization of the investment that content owners have made in their products.

Consumer Perspective - Compared to current distribution techniques, consumers enjoy a number of benefits with no increase in cost:

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Improved selection - By offering a virtual inventory of software, movies and television episodes, our system helps consumers get the exact title they are looking for in a single store visit. Consumers never miss out on hot titles that might otherwise be out of stock.

•

Latest software versions - The networked architecture of our system enables us to remotely update software in individual stores as updates become available from publishers.

Retailer Perspective - The virtual inventory distribution model offers retailers many advantages compared to current distribution methods:

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Larger selection of titles - Our system currently has approximately 1,000 software titles from more than 200 publishers. We regularly discuss increasing these numbers with publishers. In comparison, we estimate that, based on discussions with our retail customers and other large retailers, with which we keep in contact, most retailers carry software stock of between 100 and 500 titles. Similarly, movie and television episodes on DVD have wide consumer appeal, yet maintaining a sufficient physical inventory is often a daunting and expensive endeavor for most retailers. An expanded offering of digital media products using our virtual inventory system enables retailers to capture incremental sales that would otherwise be lost to competitors - all while improving the customer experience.

•

Minimal Footprint - Our system occupies approximately 10 square feet. This enables retailers that stock digital media products to greatly increase their product offerings without increasing outlays for floor space.

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Eliminates stocking risk - Because our system can be used to restock products in the event of strong sales and supply disruptions, retailers can eliminate the risk of lost sales. In addition, by eliminating out-of-stock conditions, retailers can operate with leaner inventories and reduced floor space, while minimizing costs associated with personnel handling typical inventory. Finally, because products on our virtual inventory system can be remotely updated to the latest version, retailers avoid the expense of product recalls and obsolete product returns.

•

Expands addressable base of retailers by allowing retailers with limited floor and shelf space to increase their product selection. Many retailers have unexploited synergies with software, movies and television products.

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Potentially eliminates shrinkage - By producing product only as it is sold, retailers effectively eliminate the risk of customer and employee theft. In the case of software, with many titles priced over $100, this can measurably improve margins at the store level.

Many of these advantages also apply to catalog and online-based retailers. We believe our pricing maintains or slightly improves the margins presently enjoyed by retailers.

Market Opportunity and Composition

Hundreds of companies in the United States produce a broad selection of movies, software and television titles for distribution to consumers. We estimate that there are as many as 20,000 individual software titles and 60,000 movie and television titles available in today’s market. Most content owners have set up web sites to facilitate sales and to provide consumers with information about their products. However, the majority of sales of these products still occur through traditional distribution and retail channels.

Protocall Virtual Inventory System Development and Commercialization Timeline

2001 -	Protocall conducts “alpha” testing of SoftwareToGo. Protocall incorporates over 30 improvements from field testing into SoftwareToGo. 39 Publisher licensing agreements completed.
2002 -

Protocall conducts “beta” testing of SoftwareToGo in CompUSA stores.

Based on success of the Beta testing, Protocall signs deployment agreement with CompUSA.

100+ Publisher licensing agreements completed.

2003 -

Apple Computer endorses SoftwareToGo to its Apple Developer Connection members. (See http://developer.apple.com/business/softwaretogo.html.)

CompUSA deployment commences (25 stores).

200+ Publisher licensing agreements completed.

2004 -	229+ Publisher agreements completed; more are under negotiation. Protocall signs deployment agreement with web retailer TigerDirect.com. TigerDirect deployment commences.
2005 -	Wireless communication within stores implemented.
2006 -

TitleMatch system announced for production of movies and television episodes. Protocall begins working with major movie studios to include their movie and television content on system.

First movie and television content acquired.

Rollout Strategy

As an intermediary between content owners and retailers, our rollout strategy has consisted of assembling a core group of content owners and successfully testing our system in the field. After achieving demonstrable success in these areas, we have moved to monetize our technology and relationships by expanding products to include movies and television episodes and simultaneously deploying our system with both traditional and web-based software retailers. To date, two important retailer contracts have been secured, and we are continuing meetings with prospective new customers.

Completed Retailer Contracts

After successful field testing of the system at three CompUSA stores from April through July 2002, we signed our first agreement to install our system at several of CompUSA’s 225 stores. Store installations began in December 2003 and were deployed in 25 CompUSA stores by the end of January 2004. Sales results at CompUSA have not yet reached adequate levels to justify additional deployment. We subsequently reduce the number of CompUSA sites to 10 in an effort to eliminate lower performing stores. The term of the CompUSA agreement extends through June 2008. The agreement provides that CompUSA will provide site locations in its stores meeting certain specifications, and that we will install, operate and maintain our system units in those sites. The agreement further provides that we will provide CompUSA with software titles through the system at competitive prices, and that CompUSA is entitled to determine the retail price at which the titles are sold to customers. We intend to expand product selection at participating CompUSA stores to include movies and television content. CompUSA is one of the country’s largest retailers of consumer software and is using our system to ensure in-stock availability for current shelf offerings, while expanding the breadth and selection of titles available at its stores.

In March 2004, we signed an agreement with web-based retailer TigerDirect, Inc. TigerDirect is a subsidiary of Systemax Inc., a leading direct marketer of computers and computer-related products. Under the terms of our agreement with Systemax, we have begun to fulfill TigerDirect’s order flow for software that is available via our system. The term of the TigerDirect agreement extends through March 2007, with the term automatically extended for successive one-year terms unless otherwise terminated. The agreement provides that we will provide TigerDirect with software titles through the system at competitive prices, and that TigerDirect is entitled to determine the retail price at which the titles are sold to customers. We intend to expand product selection with TigerDirect to include movies and television content.

Software Publisher Contracts

We have signed agreements with more than 200 software publishers to distribute select titles through our system. Most publishers have signed our standard publisher license agreement. These agreements allow us to resell the publisher’s products to one or more of our retail customers. The agreements set a price that we pay for each product licensed through our system. There are no minimum purchase requirements, and there are no limitations on the price we can resell their products to our customers. We pay the software publishers 45 days after month end with respect to sales during that month, which has allowed us to collect our accounts receivable prior to payment to the publishers.  For a further description of the risks associated with maintaining our relationships with software publishers, see “Risk Factors”.

Additional Contract Opportunities

We are in various stages of discussions with other retailers to use our system, though we cannot be certain that any of these discussions will lead to definitive agreements. There are no minimum purchase requirements and there are no limitations on the price at which the retailer can license the product to the consumer.

In our retailer agreements to date, we are obligated to install, maintain and provide technical support for the system. We are also required to provide the consumable items used in production of a final product. These consumables include; a CD-R and/or DVD-R disc, a DVD-style case, a printed cover sheet and a “getting started” instructional booklet or promotional sheet. In future agreements, we expect that some or all of these costs may be borne by our customer, which will be offset by increased discounts on license fees paid by the customer to us.

Our virtual inventory system is potentially valuable in situations where inventory management is complicated by the need to offer language-specific titles. With our system, these titles could be produced on demand, avoiding the need to physically import and simultaneously pay duty on inventory with limited appeal outside of the specific country.

We are aggressively pursuing both content and retailers to use on-demand production of movie and television content on DVD’s in a retail location. To date, no definitive licensing agreements have been executed.

Our marketing and distribution program involves a direct sales force. We use our direct sales force to support our existing retailer contracts and to take advantage of direct sales opportunities.

Competition

Aside from traditional distribution methods, our competition falls into two general categories: direct competition from companies offering similar solutions and potential competition from other industry players.

Both categories include companies that are larger and more established than we are and that have access to greater resources.

Direct competition may come from Tribeka Ltd., a company based in the United Kingdom. Tribeka has developed an electronic software delivery system that is similar in architecture and functionality to our system. The Tribeka system is operational in England under the name Softwide at a number of Tribeka-owned retail-site locations in Europe.

Potential competition comes from several independent companies that produce music delivery systems that are similar in functionality to our system. These companies could conceivably re-engineer their systems to deliver software, movie and television content; however, they would still face numerous issues related to establishing publisher and retailer agreements. In particular, potential entrants would face substantial development expense and delay stemming from their need to duplicate our elaborate end-to-end security capabilities without potentially infringing on aspects of our patented technology.

In the case of software, potential competition also exists with application service providers, known as ASPs. These companies enable businesses and consumers to use software that is installed on remote servers, thereby eliminating the need to purchase physical products. While the ASP market is expected to grow, we believe most consumers and businesses have been reluctant to outsource software and information requirements.

Product downloading is another source of competition. While this represents a growing source of competition, we believe that, based on discussions with content owners, downloading will not be a significant channel of distribution for at least eight to ten years. This is because downloading is a major facilitator of piracy, which is one of the primary reasons why many major content owners are reluctant to distribute their products via electronic download. In addition to security concerns, downloading is only practical for products that are small in size.  For example, for a consumer purchasing a typical 350 megabyte product today, downloading via the internet is a time consuming process that could take up to 45 minutes via a broadband connection and over 15 hours via a dial-up connection.  In the case of movie, downloading a single DVD quality movie could take from five to six hours. Historical trends also point toward increasingly sophisticated, even larger content products including HD DVD, which would likely require even longer download times.

In the case of movies and television episodes, potential competition also exists with on-line providers of streaming technologies that permit consumers to view these products on their computers, thereby eliminating the need to purchase physical products. While the market for online streaming of video to computers is expected to grow, we believe demand for television-set viewing will remain dominant for the foreseeable future.

Regulation

Our business activities currently are subject to no particular regulation by governmental agencies other than that routinely imposed on corporate businesses, and no such regulation is now anticipated.

Patents and Intellectual Property

We regard our system as proprietary and rely primarily on a combination of patent, copyright, trademark and trade secret laws of general applicability, employee confidentiality and invention assignment agreements, distribution and OEM software protection agreements and other intellectual property protection methods to safeguard our technology, processes and system.

We have received two United States patents for various aspects of our system. One patent protects the system by covering the retrieval of encrypted data from secure storage. This patent extends coverage into the field content distribution to include a three-tier system having an end user, who can be selectively coupled to a remote vendor who is in turn connected to a remote server.

The patent protects systems and methods where an end user, such as a retailer or consumer, may access content products from a CD, DVD or other storage device which is connected to the end user’s station or computer. The end user’s station is connected to a vendor station which requests decryption keys generated by a remote server. The content product is secured by an encryption technique that allows the retailer or consumer to access the product upon receipt of the decryption key.

The second patent further expands our intellectual property protection over our system and its use in the retail environment. The patent covers systems and methods of implementing a supply chain’s return policy for digital products. Important proprietary aspects for managing digital products include:

•

verifying the origin of digital products to determine if it was produced from the supply chain, rendering the product unusable, and voiding the transaction for the product;

•

rendering digital products unusable based upon the physical nature of the product;

•

preventing the removal of returned digital products from physical storage until the origin of the product is verified or the product is rendered unusable;

•

examining the returned digital product’s internal files or external indicia to ascertain the product’s origin or return policy; and

•

using a record of the destruction which allows for a reversal of the entire transaction within the supply chain.

Our intellectual property also includes the source code for our on-demand system, back-end rights management system, B2B software delivery system and Internet web delivery engine. We also rely upon our efforts to design and implement improvements to our system to maintain a competitive position in the marketplace.

Employees

As February 6, 2007, we had 14 employees, 3 of whom are in product development, engineering and help desk support, 4 in sales and marketing, and 7 in general, administrative and executive management.   None of these employees is covered by a collective bargaining agreement and management considers relations with employees to be good.

Property

Our corporate headquarters are located at 47 Mall Drive, Commack, New York 11725-5717, in approximately 5,000 square feet of space occupied under a lease with a monthly rental rate of $5,308. We believe that this facility is adequate for our current business operations.

Legal Proceedings

The case of Code Ventures LLC v. Protocall Software Delivery Systems, Inc., et al. was filed in the Superior Court of the State of California, San Diego Judicial District, on or about August 31, 2005.  The complaint asserts claims for: (i) breach of a software development agreement between the parties dated October 13,1999; (ii) quantum merit; and (iii) goods sold, and seeks damages of at least $200,000, plus interest, attorneys’ fees, and cost.  The plaintiff also seeks a judgment declaring that it is entitled to exercise certain options for stock in Protocall Software Delivery Systems, Inc.  We filed a cross complaint asserting claims for breach of contract, restitution, money had and received, conversion and declaratory relief. We are also seeking recovery of $43,700 for the value of equipment not returned to us by Code Ventures. On September 13, 2006, the parties participated in mediation.  As a result of the mediation, the parties settled the matter for $100,000, with payments to be made in four installments from October 16, 2006 through February 20, 2007. On January 26, 2007, the court heard the plaintiff’s two post -settlement motions, for attorneys’ fees and costs, and to add an additional judgment debtor. Both motions were granted and the plaintiff was awarded an additional $5,520 in attorneys’ fees and costs.  The first , second  and third installment payments of $25,000 have been made. It is anticipated that the final payment, in the sum of $30,520 will be made on February 20, 2007. At that time, the plaintiff will file an Acknowledgement of Satisfaction of Judgment in Full with the court and the matter will be concluded.  The Court dismissed the lawsuit on December 4, 2006 without prejudice.

MANAGEMENT

Directors and Executive Officers

Our Board of Directors currently consists of only two persons.  The following table sets forth the names and ages of our directors and executive officers.

Name	Age	Position	Director Since
Bruce Newman	46	Chief Executive Officer, Founder and Director	2004
Peter Greenfield	65	Chairman of the Board of Directors	2004
Brenda Newman	46	Senior Vice President, Operations and Rights Management	--

The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and executive officers are as follows:

Directors

Bruce Newman – President, Chief Executive Officer, Founder and Director.  Mr. Newman was the President, Chief Executive Officer and a member of the board of directors of privately-held Protocall since its formation in December 1992. He became our President and Chief Executive Officer and a member of our board of directors on July 22, 2004, resigned as chief executive officer and a director on June 13, 2005, and rejoined the board of directors on September 9, 2005. He then resumed his role as  Chief Executive Officer on May 17, 2006.  Mr. Newman has more than 20 years of entrepreneurial investment and management experience with technology and software distribution companies.  Prior to forming Protocall, Mr. Newman was the President of Precision Type & Form, Inc. (no relation to Protocall’s Precision Type font software licensing subsidiary), a computer photocomposition and high-resolution electronic imaging service company, from 1982 to 1993, when the two operating businesses were sold.

Peter Greenfield – Chairman of the Board of Directors.  Mr. Greenfield was a member of the board of directors of privately-held Protocall since 1998.  He became the Chairman of our board of directors on July 22, 2004.  He founded and has served as the President of Greenfield Industries, a manufacturer and supplier of quality aluminum and zinc castings, since 1966.

Executive Officers

Brenda Newman – Senior Vice President, Operations and Rights Management.  Ms. Newman has been the Senior Vice President–Operations and Rights Management of Protocall since December 1992.  She became our Senior Vice President–Operations and Rights Management on July 22, 2004.  Ms. Newman has in-depth experience in the licensing, multi-channel distribution and reporting of digitally-based intellectual property. She served as Executive Vice President of Protocall’s Precision Type subsidiary, where she managed day-to-day operations and oversaw the trademark, copyright, and digital rights management with over 100 suppliers and approximately 18,000 individual software products. Ms. Newman also served as Executive Vice President in two computer service companies, where she managed technical operations.  Ms. Newman and Bruce Newman are siblings.

All directors hold office until the next annual meeting of stockholders and the election and qualification or their successors.  Officers are elected annually by the board of directors and serve at the discretion of the board.

We are currently seeking to fill two board positions.  We have undertaken to identify and hire a Chief Financial Officer.  Mr. Newman, our President and Chief Executive Officer, is currently serving in such capacity.

Indebtedness of Executive Officers and Directors

No executive officer, director or any member of these individuals’ immediate families or any corporation or organization with whom any of these individuals is an affiliate is or has been indebted to us since the beginning of our last fiscal year.

Family Relationships

There are no family relationships among our executive officers and directors, except that Bruce Newman, one of our directors, and Brenda Newman, our Senior Vice President, Operations and Rights Management, are siblings.

Legal Proceedings

As of the date of this filing, there are no material proceedings to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

Board Committees

We have established an audit committee and a compensation committee; however, in view of the fact that at this time there are only two directors, the entire board is currently responsible for execution of the responsibilities delegated to the audit committee and compensation committee by the board.  Neither of the two directors is “independent” as that term is used in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934.

Director Compensation

Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees that they serve on. We have agreed to pay each non-employee director a retainer fee of $2,500 per quarter, but deferred until we have sufficient cash flow as determined by our board, and no participation fee for attendance at regular or special meetings of the board. We have also agreed to pay a special committee retainer fee of $1,000 per quarter, payable at the end of each quarter, and no participation fee for attendance at meetings of a committee of the board. Mr. Schutz, a former director, agreed to voluntarily waive his special committee quarterly cash fee for the first year of his service on our board. We will also reimburse each director for reasonable accommodations, coach travel and other miscellaneous expenses relating to each director’s attendance at board meetings and committee meetings promptly upon submission of actual receipts to our chief financial officer. Effective May 17, 2005, due to greater levels of work effort, the quarterly director retainer fee was increased to $5,000 and the special committee retainer fee was increased to $2,000 per quarter.

Non-employee directors were awarded an initial grant of non-qualified stock options to purchase 50,000 shares. Due to anticipated greater levels of oversight and work effort, the Chairman of the Board received an initial additional grant of 50,000 shares, and the Audit and Compensation Committee chairs received an initial additional grant of 50,000 shares and 25,000 shares, respectively. Such option awards have an exercise price equal to $1.25 per share, the purchase price of our shares in our recent private offering, vesting in equal quarterly installments over a one-year service period and have a term of five years from the date of award. On May 18, 2005, non-employee directors were awarded an additional grant of non-qualified stock options to purchase 50,000 shares. The Chairman of the Board received an additional grant of 50,000 shares, and the Audit and Compensation Committee chairs received an additional grant of 100,000 shares. These options all had an exercise price of $.89. All of the option grants to non-employee directors are pursuant to the 2004 Stock Option Plan. Other terms and conditions of the option grants are on the standard terms and conditions as those option grants to employees.

The Compensation Committee will review the director compensation plan annually, and adjust it according to then current market conditions and good business practices.

EXECUTIVE COMPENSATION AND RELATED MATTERS

The following table sets forth the cash compensation (including cash bonuses) paid or accrued by us for our years ended December 31, 2006, and 2005, to our Chief Executive Officer and our two most highly compensated officers other than the Chief Executive Officer at December 31, 2006.

Summary Compensation Table

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation (1)	Total ($)
Bruce Newman
Chief Executive Officer through June 2005 and through June 2006 and director and consultant from September 2005 to May 2006 (5)	2006	225,750	-	-	355,258	-	-	-	581,008
	2005	195,000	-	-	49,443	-	-	-	244,443

Brenda Newman	2006	143,608	-	-	364,293	-	-	-	507,901
Senior Vice President Content and Digital Rights Management of Protocall	2005	146,435	-	-	249,406	-	-	-	403,841

Syd Dufton	2006	42,638	10,000	-	231,503	-	-	-	284,141
Vice President Sales and Channel Marketing through August 2005, President from November 2006 (4)	2005	124,324	22,500	-	542,168	-	-	-	688,992

Donald Hoffmann	2006	57,127	20,000	-	-	-	-	-	77,127
Former Chief Executive Officer of Protocall (3)	2005	149,423	10,000	-	578,674	-	-	15,000	753,097

_____________________________

(1) Other Compensation does not include the cost to Protocall for health and welfare benefits received by the above named officers. The aggregate amounts of such personal benefits did not exceed the lesser of $50,000 or 10% of the total annual compensation of such officer.

(2) Represents the aggregate fair value computed in accordance with FAS 123R..

(3) Mr. Hoffmann joined us in August 2004 as Chief Operating Officer. Mr. Hoffmann became our Chief Executive Officer in September 2005 and resigned from the position on May 17, 2006.

(4) Mr. Dufton was employed by the Company from September 2004 through August 2005.  Mr Dufton returned to the Company and became our President in November 2006.  Amounts paid to Mr. Dufton include $15,990 in severance and $26,542 as a consultant prior to rejoining the Company.

(5) Pursuant to the Resignation and Consulting Agreement between Mr. Newman and Protocall dated June 13, 2005 Mr. Newman forfeited $669,506 worth of accrued salary and Protocall forgave loans totaling $558,381. $112,000 of Mr. Newman’s 2006 compensation was paid pursuant to the Resignation and Consulting Agreement.

Option Grants in Last Fiscal Year

The following table sets forth information with respect to grants of options to purchase our common stock under the 2000 Stock Incentive Plan and 2004 Stock Option Plan of Protocall Technologies Incorporated to our executive officers during the fiscal year ended December 31, 2006.

Name	Number of Securities Underlying Options Granted	Exercise or Base Price	Expiration
	(#)	($/Sh)

Donald Hoffmann	-	-
Bruce Newman	3.660,000	$0.14	(1)
Brenda Newman	3,600,000	0.10-0.25	(2)
Syd Dufton	2,357,667	0.10-1.35	(3)

(1)

Expire December 1, 2016.

(2)

350,000 options expire August 29, 2016 and 3,250,000 options expire December 1, 2016.

(3)

2,100,000 options expire December 1, 2016, 174,667 options expire January 31, 2016 and 83,000 options expire February 28, 2016.  257,667 options were issued for consultant work done prior to rejoining the company.

                                         Outstanding Equity Awards at Fiscal Year End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date
Bruce Newman	398,294		-	$1.25	7/31/07-1/31/09
	113,600		-	1.875	1/29/2008
	93,600		-	2.750	7/31/2007
	270,875		-	0.330	11/3/2015
	1,220,000	2,440,000	-	0.140	12/1/2016

Brenda Newman	482,118			1.250	7/31/07-1/31/09
	64,447			1.875	1/29/2008
	44,447			2.750	7/31/2007
	69,167	34,583		1.250	7/22/2014
	116,666	83,334		1.350	3/28/2015
	46,250			0.330	11/3/2015
	175,000	175,000		0.250	8/29/2016
	1,083,333	2,166,667		0.100	12/1/2016

Donald Hoffmann	262,500			1.350	3/28/2015
	16,667			1.250	7/22/2014
	200,000			0.330	11/3/2015

Syd Dufton	150,000		1.35	3/28/2015-1/28/2016
	166,000.33			1/28/2016-2/28/2016
	16,667		1.250	1/25/2016
	700,000	1,400,000	0.100	12/1/2016

There were no stock awards granted to any employee in the last two fiscal years.

Employment Agreements

We currently have no employment agreements with our executive officers.

On May 17, 2006, Don Hoffmann resigned as our Chief Executive Officer and from the Board of Directors. Bruce Newman, our former Chief Executive Officer and a director was renamed Chief Executive Officer.

Director Compensation

Name	Fiscal Year	Fees Earned (1)	Stock Awards ($)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings ($)	Total ($)

Peter Greenfield	2006	$20,000	-	356,928	-	-	376,928
Bruce Newman, (2)	2006	$7,500	-	-	-	-	7,500

(1)

Fees have not yet been paid.

(2)

Mr. Newman was a non employee director until May 2006 when he became our CEO.

(3)

Represents the aggregate fair value computed in accordance with FAS 123R.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the number of shares of our common stock beneficially owned as of February 12, 2007 by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each director; (iii) each executive officer; and (iv) all of our directors and executive officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each person shown is c/o Protocall Technologies Incorporated, 47 Mall Drive, Commack, New York 11725-5717.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned (1)

Bruce Newman	3,592,302 (2)	4.25%
Peter Greenfield	10,248,069 (4)	12.19%
Brenda Newman	3,163,776 (3)	3.77%
CIMOS, Inc	12,110,982(5)	14.26%
Joachim R Anzer	49,596,061 (6)	48.89%
Jeffrey Josef	4,879,531 (7)	5.89%
Directors and executive officers as a group (three persons)	17,004,147 (8)	19.01%
___________________

(1)

In accordance with Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended, shares beneficially owned at any date include shares issuable upon the exercise of stock options, warrants, rights or conversion privileges within 60 days after that date. For the purpose of computing the percentage of outstanding shares beneficially owned by a particular person, any securities not outstanding that are subject to stock options, warrants, rights or conversion privileges exercisable by that person within 60 days after February 12, 2007 have been deemed to be outstanding, but have not been deemed outstanding for the purpose of computing the percentage of the class beneficially owned by any other person.

(2)

Includes 605,494 shares of common stock issuable upon exercise of stock options granted under the Protocall 2000 Stock Incentive Plan, which are currently exercisable and 2,304,208 shares of common stock issuable upon exercise of stock options granted under the Protocall 2004 Stock Incentive Plan which are currently exercisable.

(3)

Includes 591,012 shares of common stock issuable upon exercise of stock options granted under the Protocall 2000 Stock Incentive Plan, which are currently exercisable and 1,890,164 shares of common stock issuable upon exercise of stock options granted under the Protocall 2004 Stock Incentive Plan which are currently exercisable.

(4)

Includes 2,504,208 shares of common stock issuable upon the exercise of stock options granted and currently exercisable under the Protocall 2004 Stock Incentive Plan.

(5)

Includes 3,385,452 shares of common stock issuable upon the exercise of currently exercisable warrants.  Based on a Schedule 13G filed on February 27, 2006, and other information known to us.

(6)

Includes 19,891,062 shares of common stock issuable upon the exercise of currently exercisable warrants that expire between June 2008 and February 2010.

(7)

 Includes 1,273,808 shares of common stock issuable upon the exercise of currently exercisable three-year warrants that expire between June 2008 and July 2009.

(8)

Includes 1,196,506 shares of common stock issuable upon exercise of stock options granted and currently exercisable under the Protocall 2000 Stock Incentive Plan. Also includes 6,698,580 shares of common stock issuable upon exercise of stock options granted under the Protocall 2004 Stock Incentive Plan.

Under the terms of the convertible notes and related warrants, the convertible note and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of convertible notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act.  Therefore, the foregoing table does not include AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Immediately prior to the closing of the merger, holders of Protocall’s then-existing promissory notes in the aggregate outstanding amount of approximately $7.4 million and Protocall’s then-existing warrants to purchase 17,647,377 shares of Protocall common stock exchanged their promissory notes and warrants for shares of Protocall’s common stock and, in turn, received shares of our common stock or warrants to purchase our common stock in the merger. Peter Greenfield, the chairman of our board of directors, was the holder of approximately $5.3 million in principal amount of the promissory notes, representing 72% of the total outstanding amount, and warrants to purchase approximately 11.0 million shares of Protocall common stock, representing 63% of all outstanding warrants. Mr. Greenfield converted his promissory notes into 4,243,874 shares of our common stock and his warrants were converted into 2,120,964 shares of our common stock. Ellen and Jerome Kaufman, the parents of the spouse of Bruce Newman, our President, Chief Executive Officer and a director, also held approximately $600,000 in principal amount of the promissory notes, of which approximately $367,000 was converted into 294,321 shares of our common stock and the balance was rolled over into a 4% note due 3 years from July 22, 2004. Neither Mr. Greenfield nor the parents of Mr. Newman’s spouse were offered any special inducement to exchange their promissory notes and warrants which was no different from any other holder doing so.

In order to facilitate the reverse merger and without receiving consideration, Mr. Greenfield forgave $1,099,915 of accrued interest on notes held by him.

In connection with the merger, a total of 7,875,000 shares of our common stock owned by Andrew D. Owens, our sole director prior to the closing of the merger, were repurchased by us for an aggregate consideration of $15,000, plus all of the issued and outstanding capital stock of Orion Publishing, Inc., our wholly-owned subsidiary prior to the closing of the merger. The shares of our common stock that were repurchased from Mr. Owens were then cancelled at the closing of the merger. The sale of the issued and outstanding capital stock of Orion Publishing, Inc. was valued at less than $60,000.

PRINCIPAL AND SELLING STOCKHOLDERS

Selling Security Holders and Recent Financing

On August 8, 2006, we entered into a Securities Purchase Agreement for a total subscription amount of $2,000,000 that included Stock Purchase Warrants and convertible notes with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC. The initial funding of $700,000 was completed on August 8, 2006 with the following  parties and evidenced by convertible notes:  AJW Partners,  LLC invested  $67,900;  AJW  Offshore,  Ltd. invested  $413,000;  AJW  Qualified  Partners,  LLC  invested  $210,000  and New Millennium Capital  Partners II, LLC invested $9,100.  The parties received the following amount of warrants: AJW Partners, LLC – 1,455,000; AJW Offshore, Ltd. – 8,850,000 warrants; AJW Qualified Partners, LLC – 4,500,000 warrants; and New Millennium Capital Partners II, LLC – 195,000 warrants.  The  convertible notes are convertible into shares of our common stock based upon an average of the lowest three intra-day trading prices of our common stock during the 20 days  immediately  prior to the conversion date multiplied by a discount of 50%. The exercise price of the warrants is $.10 per share.  Under the terms of the convertible  note  and  the related  warrants, the convertible  notes and the warrants are exercisable by any holder only to the extent that the  number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including  shares of common stock  underlying unconverted shares of convertible notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding  common stock as determined in accordance with Section 13(d) of the Securities  Exchange Act of 1934.

             On September 29, 2006, we entered into an amendment to the Securities Purchase Agreement of August 8, 2006.  The subsequent investment of $600,000 was completed on September 29, 2006 with the following parties and evidenced by convertible notes: AJW Partners,  LLC invested  $58,200;  AJW  Offshore,  Ltd. invested  $354,000;  AJW  Qualified  Partners,  LLC  invested  $180,000  and New Millennium Capital  Partners II, LLC invested $7,800. Harborview Master Fund was added as an investor as evidenced by a convertible note in the amount of $217,750.  Harborview Master Fund received 2,512,500 warrants under the same terms and conditions as those issued to the August 8 investors.

On November 7, 2006, we entered into a joinder to the Securities Purchase Agreement of August 8, 2006 as amended September 29, 2006. Monarch Capital Fund and Platinum Long Term Growth Fund each funded $250,000 evidenced by convertible notes.  Monarch Capital Fund and Platinum Long Term Growth Fund each received 2,884,615 warrants under the same terms and conditions as those issued to the August 8 and September 30 investors.

The following table sets forth:

(i)

 the names of the selling stockholders,

(ii)

the number of shares of common stock beneficially owned by each of the selling stockholders as of  February 12, 2007,

(iii)

 the maximum number of shares of common stock that may be offered for the account of the selling stockholders under this prospectus, and

(iv)

the amount and percentage of common stock that would be owned by the selling stockholder after completion of the offering, assuming the sale of all of the common stock that may be offered by this prospectus.

The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time.  However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus.

None of the selling stockholders has had, within the past three years, any position, office, or other material relationship with us.  None of the selling stockholders is a member of the National Association of Securities Dealers, Inc. or an affiliate of such a member.

Name of Selling Stockholder	Shares of Common Stock Beneficially owned prior to this offering (1)	Shares of common stock to be sold in this offering	Number of Shares Beneficially owned after this offering	Percent of shares owned after this offering (1)
AJW Partners, LLC (19)	1,455,000 (3)	1,375,000 (2)(4)	2,829,898 (3)(4)	3.35%
AJW Offshore, Ltd (20)	8,850,000 (5)	8,366,600 (2)(6)	17,212,780 (5)(6)	17.43%
AJW Qualified Partners, LLC (21)	4,500,000 (7)	4,254,800 (2)(8)	8,752,261 (7)(8)	9.69%
New Millenium Capital Partners II, LLC (22)	195,000 (9)	184,800 (2)(10)	379,265 (9)(10)	0.46%
Harborview Master Fund (23)	2,512,500 (11)	2,367,200 (12)	4,886,679 (11)(12)	5.65%
Monarch Capital Fund Ltd. (24)	2,884,615 (13)	2,725,800 (14)	5,610,423 (13)(14)	6.44%
Platinum Partners Long Term Growth Fund (25)	2,884,615 (13)	2,725,800 (14)	5,610,423 (13)(14)	6.44%
Robert Schrier	3,610,848 (15)	3,193,322 (15)	3,610,848 (15)	4.40%
Cynthia Waite	451,228 (16)	400,000	741,838 (16)	0.91%
Marc. H Wasserman	221,198	200,000	221,198	0.27%
Mark Benedikt	279,000 (17)	240,000 (17)	279,000 (17)	0.34%
Kristen Klein	451,228 (18)	400,000	741,837 (18)	0.91%

(1)

Based on 81,546,332 shares issued and outstanding as of December 31, 2006 and stock options and warrants to purchase 86,714,966 shares of common stock.

(2)

The conversion has been calculated based on the maximum number of shares the investors can receive in accordance with the 6% convertible notes. The number of shares set forth in the table for the selling stockholders represents an estimate of the number of shares of common stock that could be offered by the selling stockholders.  The actual number of shares of common stock issuable upon conversion of the notes and exercise of the warrants is  indeterminate, is subject to adjustment and could be  materially less or more than such estimated  number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. Under the terms of the notes, if the notes had actually been converted on August 8, 2006, the conversion price would have been $.058. Under the terms of the notes and the related warrants, the notes are convertible and the warrants are exercisable by any holder, as per the convertibility provisions of the convertible note only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including  shares of common stock underlying unconverted shares of notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined  in accordance with Section 13(d) of the Exchange Act.  Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholder could own beneficially at any given time through their ownership of the notes and the warrants.

(3)

Consists of 1,455,000 shares of common stock issuable upon the exercise of currently exercisable warrants.

(4)

Consists of 1,374,898 shares of common stock issuable in connection with the conversion of the convertible note.

(5)

Consists of 8,850,000 shares of common stock issuable upon the exercise of currently exercisable warrants.

(6)

Consists of 8,362,780 shares of common stock issuable in connection with the conversion of the convertible note.

(7)

Consists of 4,500,000 shares of common stock issuable upon the exercise of currently exercisable warrants.

(8)

Consists of 4,252,261 shares of common stock issuable in connection with the conversion of the convertible note.

(9)

Consists of 195,000 shares of common stock issuable upon the exercise of currently exercisable warrants.

(10)

Consists of 184,625 shares of common stock issuable in connection with the conversion of the convertible note.

(11)

Consists of 2,512,500 shares of common stock issuable upon the exercise of currently exercisable warrants.

(12)

Consists of 2,374,179 shares of common stock issuable in connection with the conversion of the convertible note.

(13)

Consists of 2,884,615 shares of common stock issuable upon the exercise of currently exercisable warrants.

(14)

Consists of 2,725,808 shares of common stock issuable in connection with the conversion of the convertible note.

(15)

Includes 426,003 shares of common stock issuable upon the exercise of currently exercisable warrants.

(16)

Includes 290,610 shares of common stock issuable upon the exercise of currently exercisable warrants.

(17)

Includes 240,000 shares of common stock issuable upon the exercise of currently exercisable warrants.

(18)

Includes 290,609 shares of common stock issuable upon the exercise of currently exercisable warrants.

(19)

AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC.

(20)

AJW Offshore, Ltd. is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC.  First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Offshore Ltd.

(21)

AJW Qualified Partners, LLC is a private investment fund that is owned by its investors and managed by AJW Manager,  LLC of which Corey S.  Ribotsky  is the fund manager, has voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC.

(22)

New Millennium Capital Partners II, LLC  is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC.  First Street Manager II LLC of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by New Millennium Capital Partners, LLC.

(23)

Harborview Master Fund L.P. is a master fund in a master-feeder structure whose general partner is Harborview Advisors LLC.  Richard Rosenblum and David Stefansky are the managers of Harborview Advisors LLC and have ultimate responsibility for trading with respect to Harborview Master Fund L.P.  Messrs. Rosenblum and Stefansky disclaim beneficial ownership of the shares being registered hereunder.

(24)

Monarch Capital Fund Ltd. is a British Virgin Islands Investment Fund Managed by Beacon Fund Advisors Ltd and Advised by Monarch Managers Ltd.  David Sims and Joseph Franck, the principals respectively of the Manager and the Advisor, have voting and investment control with regard to the fund.  Neither Mr. Sims nor Mr. Franck have any beneficial interest in the shares being registered hereunder.

(25)

Platinum Long Term Growth Fund  is a private investment fund that is owned by its investors and managed by Mark Nordlicht.  Mark Nordlicht has voting and investment control over the shares listed above owned by Platinum Long Term Growth Fund.

PLAN OF DISTRIBUTION

Distribution by Selling Stockholders

We are registering the shares of our common stock covered by this prospectus for the selling stockholders.  As used in this prospectus, “selling stockholders” includes the donees, transferees or others who may later hold the selling stockholders’ interests.  The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.  The selling stockholders may, from time to time, sell all or a portion of their shares of common stock through the OTC Bulletin Board or on any national securities exchange or automated inter-dealer quotation system on which our common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the current market price or at negotiated prices.  One or more underwriters on a firm commitment or best efforts basis may sell the shares of common stock directly or through brokers or dealers or in a distribution.  The methods by which the shares of common stock may be sold include:

•

a block trade (which may involve crosses) in which the broker or dealer engaged will attempt to sell the shares of common stock as agent, but may position and resell a   portion of the block, as principal, to facilitate the transaction,

•

purchases by a broker or dealer, as principal, and resale by such broker or dealer for its account pursuant to this prospectus,

•

ordinary brokerage transactions and transactions in which the broker solicits purchasers or through market-makers,

•

transactions in put or call options or other rights (whether exchange-listed or otherwise) established after the effectiveness of the registration statement of which this prospectus is a part, and

•

privately negotiated transactions.

In addition, any of the shares of common stock that qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933 may be sold in transactions complying with that Rule, rather than pursuant to this prospectus.

For sales to or through broker-dealers, these broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares, or both.  We have advised the selling stockholders that the anti-manipulative provisions of Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have informed them that they must deliver copies of this prospectus. We are not aware, as of the date of this prospectus, of any agreements between any of the selling stockholders and any broker-dealers with respect to the sale of the shares of common stock covered by this prospectus.

The selling stockholders and any broker-dealers or agents participating in the distribution of our shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any commissions received by any broker-dealer or agent and profit on any resale of shares of common stock may be deemed to be underwriting commissions under the Securities Act of 1933.  The commissions received by a broker-dealer or agent may be in excess of customary compensation.  If a selling stockholder is deemed to be an “underwriter,” the selling stockholder may have liability for the accuracy of the contents of this prospectus under the Securities Act of 1933.

At a time a particular offer of shares is made by a selling stockholder, a prospectus supplement, if required, will be distributed that will set forth the names of any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from the selling stockholders and any other required information.

In connection with distributions of the selling stockholders’ shares, or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or others prior to or after the effective time of the arrangement.  These broker-dealers may engage in short sales of shares or other transactions in the course of hedging the positions assumed by them or otherwise.  The selling stockholders may also:

•

sell shares short and redeliver shares to close out short positions,

•

enter into option or other transactions with broker-dealers or others that may involve the delivery to those persons the shares, and broker-dealers may resell those shares pursuant to this prospectus, and

•

pledge the shares to a broker-dealer or others and, upon a default, these persons may effect sales of the shares pursuant to this prospectus.

We have advised the selling stockholders that open positions in shares of common stock covered by this prospectus prior to the registration statement, of which this prospectus is a part, being declared effective by the U.S. Securities and Exchange Commission may constitute a violation of Section 5 of the Securities Act of 1933.  The selling stockholders advised us that they did not have an open position in the common stock covered by this prospectus at the time of their response to our inquiry.

In order to comply with securities laws of some states, if applicable, the shares of our common stock may be sold only through registered or licensed broker-dealers.

The selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and its rules and regulations, including without limitation, Rule 102 under Regulation M. These provisions may limit the timing of purchases and sales of our common stock by the selling stockholders.  Rule 102 under Regulation M provides, with limited exceptions, that it is unlawful for the selling stockholders or its affiliated purchaser to, directly or indirectly, bid for or purchase or attempt to induce any person to bid for or purchase, for an account in which the selling stockholders or affiliated purchaser has a beneficial interest in any securities that are the subject of the distribution during the applicable restricted period under Regulation M.  All of the above may affect the marketability of our common stock.

The selling stockholders may offer all of the shares of our common stock for sale immediately.  Because it is possible that a significant number of shares could be sold at the same time under this prospectus, these sales, or that possibility, may have a depressive effect on the market price of our common stock.

We will receive none of the proceeds from the sale of the shares of common stock by the selling stockholders, except upon exercise of warrants presently outstanding.

We will pay all costs and expenses incurred in connection with the registration under the Securities Act of 1933 of the shares of common stock offered by the selling stockholders, including all registration and filing fees, listing fees, printing expenses, and our legal and accounting fees.  The selling stockholders will pay all of their own brokerage fees and commissions, if any, incurred in connection with the sale of their shares of common stock.  In addition, we have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act of 1933.

We cannot assure you, however, that any of the selling stockholders will sell any or all of the shares of common stock they may offer.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 200,000,000 shares of common stock.  As of February 12, 2007 there were issued and outstanding:

•

81,546,332 shares of common stock,

•

stock options to purchase 20,465,993 shares of common stock at a weighted average per share price of $0.38, and

•

warrants purchasing 66,248,973 shares of common stock at a weighted average per share price of $.16.

We have no authorized preferred stock.  The following summary of the material provisions of our common stock, warrants, articles of incorporation, by-laws and the form of warrant is qualified by reference to the provisions of our certificate of incorporation and by-laws included as exhibits to the registration statement of which this prospectus is a part.

On August 29, 2006, holders of approximately 63% of our common stock voted to increase the number of authorized shares from 100,000,000 to 200,000,000.  An information statement was filed on August 29, 2006 and mailed on September 11, 2006 to shareholders of record at August 29, 2006. Immediately after the completion of the required waiting period, in October 2006, we increased the number of authorized shares to 200,000,000.

Common Stock

The holders of our common stock are entitled to one vote per share. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of our business. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock.  The holders of common stock have no preemptive, subscription, redemption or conversion rights.  All issued and outstanding shares of common stock are, and the common stock reserved for issuance upon conversion of the promissory notes, or exercise of the warrants, described below will be, when issued, fully paid and non-assessable.  The market price of our common stock is less than $5.00 per share and therefore may be designated as a “penny stock” according to rules of the SEC.

Convertible Notes

On August 8, 2006, we entered into a securities purchase agreement for a total subscription amount of $2,000,000 that included stock purchase warrants and convertible notes with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC.  The initial funding of $700,000 was completed on August 8, 2006 with the following parties and evidenced by convertible notes: AJW Partners, LLC invested $67,900; AJW Offshore, Ltd. invested $413,000; AJW Qualified Partners, LLC invested $210,000 and New Millennium Capital Partners II, LLC invested $9,100.  The parties received the following amount of warrants each:  AJW Partners, LLC – 1,455,000 warrants; AJW Offshore, Ltd. – 8,850,000 warrants; AJW Qualified Partners, LLC – 4,500,000 warrants; and New Millennium Capital Partners II, LLC – 195,000 warrants.  The convertible notes are convertible into shares of our common stock based upon an average of the lowest three intra-day trading prices of our common stock during the 20 days immediately prior to the conversion date multiplied by a discount of 50%.  The exercise price of the warrants is $.10 per share.

On September 28, 2006, we amended the securities purchase agreement with the Investors.  The Investors agreed to fund the second tranche of the subsequent investment on September 29, 2006, instead of upon the filing of our registration statement.  An additional investor was added and purchased convertible notes and warrants with all of the rights and obligations of the original investors.  The additional investor purchased a note for $217,250 and received warrants to purchase 2,512,500 shares of our common stock at an exercise price of $.10 per share.

In November 2006, we entered into a joinder to the Securities Purchase Agreement of August 8, 2006 as amended September 29, 2006. Monarch Capital Fund and Platinum Long Term Growth Fund each funded $250,000 evidenced by convertible notes.  Monarch Capital Fund and Platinum Long Term Growth Fund each received 2,884,615 warrants under the same terms and conditions as those issued to the August 8 and September 30 investors.

Warrants

Based on our recent financing, we have issued seven-year warrants to purchase 23,281,730 shares of our common stock which are exercisable at an exercise price of $.10 per share. The shares of common stock underlying the warrants are not being registered at this time. The warrants expire on the seventh anniversary of the issuance date, may not be redeemed and do not entitle the holders to any voting rights.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Holladay Stock Transfer, 2939 North 67th Place, Suite C, Scottsdale, Arizona 85251.  We serve as transfer agent for our warrants.

Limitations of Liability and Indemnification

Our articles of incorporation provide that we will indemnify any person who is or was a director, officer, employee, agent or fiduciary of our company to the fullest extent permitted by applicable law.  Nevada law permits a Nevada corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, if (i) such director or officer is not liable to the corporation or its stockholders due to the fact that his or her acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) he or she acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests, or that with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

In addition, our bylaws include provisions to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent will not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

Market Information

Our common stock is quoted on the Over the Counter Bulletin Board under the symbol PCLI.OB.

SHARES ELIGIBLE FOR FUTURE SALE

As of February 12, 2007, we had outstanding an aggregate of 81,546,332 shares of our common stock, assuming no exercises of our outstanding stock options and warrants.  All shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless they are purchased by our “affiliates,” as that term is defined in Rule 144 promulgated under the Securities Act.

As of February 12, 2007, the remaining outstanding shares of our common stock not included in this prospectus consist of 7,034,860 shares that are in the public float, and 2,767,319 shares included in this prospectus that will be eligible for sale in the public market.

Public Float

As of February 12, 2007, the public float for our common stock consisted of 7,034,860 shares.  These shares are freely tradable without restriction or further registration under the Securities Act, unless they are purchased by our “affiliates,” as that term is defined in Rule 144 promulgated under the Securities Act.

Rule 144

In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of our common stock for at least one year, including the holding period of prior owners other than affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•

1% of the number of shares of our common stock then outstanding, which equaled 814,463 shares as of  February 12, 2007, or

•

the average weekly trading volume of our common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us.  In order to effect a Rule 144 sale of our common stock, our transfer agent will require an opinion from legal counsel.  We may charge a fee to persons requesting sales under Rule 144 to obtain the necessary legal opinions.

As of February 12, 2007, 20,017,415 shares of common stock were available for sale under Rule 144.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares for at least two years, including the holding period of certain prior owners other than affiliates, is entitled to sell those shares without complying with the manner-of-sale, public information, volume limitation or notice provisions of Rule 144.  Our transfer agent will require an opinion from legal counsel to effect a Rule 144(k) transaction.  We may charge a fee to persons requesting transactions under Rule 144(k) to obtain the necessary legal opinions.  25,383,710 shares of our common stock currently outstanding are eligible for sale pursuant to Rule 144(k).

Stock Option Plans

As of December 31,, 2006, stock options to purchase 20,465,993 shares of our common stock were outstanding under Protocall’s stock option plans.   On December 27, 2006, we filed a registration statement on Form S-8 under the Securities Act of 1933 covering 21,075,651 shares of common stock reserved for issuance under our stock option plans.  The Form S-8 registration statement became effective immediately upon filing.  At that point, subject to the satisfaction of applicable exercise periods and Rule 144 volume limitations applicable to affiliates, shares of our common stock to be issued upon exercise of outstanding stock options granted pursuant to our stock option plans will be available for immediate resale in the public market.

LEGAL MATTERS

Greenberg Traurig, LLP, New York, New York, our legal counsel, will pass upon the validity of the shares of common stock offered in this prospectus.

EXPERTS

Our financial statements as of December 31, 2005 and 2004, and for the years ended December 31, 2005 and 2004 included in this prospectus and in the registration statement have been audited by Eisner LLP, independent registered public accounting firm, as stated in its report which included an explanatory paragraph concerning conditions that raise substantial doubt about the company’s ability to continue as a going concern , appearing in this prospectus and in the registration statement and have been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures with any of our accountants for the years ended December 31, 2005 and 2004.

On July 29, 2004, we filed a current report on Form 8-K reporting the resignation on July 28, 2004 of Beckstead and Watts, LLP, or B&W, as our independent auditor, and the approval by our board of directors on July 22, 2004 of Eisner LLP as our new independent auditor.  Eisner LLP had been the independent auditor for Protocall, our accounting acquirer, since April 2004.

In connection with the audits of our financial statements for each of the two fiscal years ended December 31, 2003 and 2002, and through July 28, 2004, there were no disagreements with B&W on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of B&W, would have caused B&W to make reference to the matter in its reports

We have not had any other changes in nor have we had any disagreements, whether or not resolved, with our accountants on accounting and financial disclosures during our two recent fiscal years or any later interim period.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

ANNUAL FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Protocall Technologies Incorporated

We have audited the accompanying consolidated balance sheets of Protocall Technologies Incorporated and subsidiaries (the “Company”) as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Protocall Technologies Incorporated and subsidiaries as of December 31, 2005 and 2004, and the consolidated results of their operations and their consolidated cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note A[2] to the financial statements, the Company has not generated any significant revenues, has incurred losses since inception, has an accumulated deficit and has been dependent upon funds generated from the sale of common stock and loans.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regards to these matters are also described in Note A[2].  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Eisner LLP

New York, New York
May 22, 2006

Consolidated Balance Sheets

	December 31,
	2005	2004
ASSETS
Current assets:
Cash	$402,221	$2,133,223
Accounts receivable, net	56,980	64,301
Inventory	28,106	21,919
Prepaid expenses and other current assets	69,735

Total current assets	557,042	2,219,443

Property and equipment, net	510,670	1,067,819
Patents, net	25,567	28,000
Deferred lease costs	97,405	175,321
Other assets		15,890

TOTAL ASSETS	$1,190,684	$3,506,473

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$511,274	$418,514
Accrued expenses	892,781	500,132
Notes payable to officers/stockholders	7,927	18,802
Accrued salaries – officers/stockholders	394,272	587,407
Other current liabilities	27,375	30,750
Current portion of net liabilities of discontinued operations	207,352	224,463
Current portion of obligations under capital leases	299,225	361,990

Total current liabilities	2,340,206	2,142,058

Net liabilities of discontinued operations, less current portion	56,610	64,138
Obligations under capital leases, less current portion	461,227	648,151
Other notes payable, including accrued interest of $28,483 and $8,721 at December 31, 2005 and 2004 respectively	522,522	502,759
Total liabilities	3,380,565	3,357,106

Commitments and contingencies

Stockholders' (deficit) equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 47,789,364 and 25,383,710 shares issued and outstanding at December 31, 2005 and 2004, respectively	47,789	25,383
Additional paid-in capital	36,083,723	33,381,197
Stock subscription receivable	--	(6,665)
Deferred sales fee, net	(204,488)	(287,648)
Accumulated deficit	(38,116,905)	(32,962,900)

Total stockholders' (deficit) equity	(2,189,881)	149,367
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$1,190,684	$3,506,473

See notes to consolidated financial statements

Consolidated Statements of Operations

	Year Ended December 31,
	2005	2004

Net sales	$505,512	$206,005
Cost of sales	383,920	160,097

Gross profit	121,592	45,908

Selling, general and administrative expenses	4,935,839	4,801,472
Research and development expenses	150,770	153,123

Operating loss	(4,965,017)	(4,908,687)

Interest expense, including amortization of debt discounts and beneficial conversion feature	(218,382)	(2,298,278)
Gain on forgiveness of indebtedness	15,750	392,995
Loss on disposal of fixed assets	(28,099)	(187,094)
Other income, net	41,743	53,539

Net loss from continuing operations	(5,154,005)	(6,947,525)

Net income from discontinued operations		8,447

Net loss	$(5,154,005)	$(6,939,078)

Per Share Data – basic and diluted:
Loss from continuing operations	$(.17)	$(.47)
Income from discontinued operations	.00	.00
Net loss	$(.17)	$(.47)

Weighted average number of shares – basic and diluted	29,641,044	14,837,925

See notes to consolidated financial statements

Consolidated Statements of Stockholders' (Deficit) Equity

	Common Stock
	Par Value $0.001
	Number		Additional	Stock
	of		Paid-In	Subscription	Deferred	Accumulated
	Shares	Amount	Capital	Receivable	Sales Fee, net	Deficit	Total

Balance – January 1, 2004	6,480,271	$6,480	$16,323,795	$(6,665)		$(26,023,822)	$(9,700,212)
Contribution to capital from forgiveness of indebtedness			1,099,915				1,099,915
Conversion of notes payable and accounts payable to common stock	6,708,010	6,708	8,378,304				8,385,012
Conversion of accrued officers’ salaries to common stock	160,000	160	199,840				200,000
Issuance of warrants in connection with convertible notes payable			658,272				658,272
Conversion of warrants to common stock in connection with reverse merger	3,384,793	3,385	(3,385)
Issuance of common stock in private offering, net of costs	5,859,200	5,859	6,383,471				6,389,330
Issuance of common stock as private offering fees	1,666,436	1,666	(1,666)
Issuance of common stock in exchange for common stock of QEI	1,125,000	1,125	(1,125)
Issuance of warrants in connection with software distribution & site agreement			332,693		$(332,693)
Amortization of deferred sales fee					45,045		45,045
Options granted to employee as compensation			11,083				11,083
Net loss						(6,939,078)	(6,939,078)

Balance - December 31, 2004	25,383,710	$25,383	$33,381,197	$(6,665)	$(287,648)	$(32,962,900)	$149,367

Issuance of common stock in private offerings, net of costs	21,875,000	21,875	2,778,125				2,800,000
Amortization of deferred sales fee					83,160		83,160
Issuance of common stock as payment of debt	400,000	400	87,600				88,000
Costs associated with private placement offerings			(254,171)				(254,171)
Issuance of stock associated with cashless exercise of warrants	130,654	131	(131)				--
Options granted to consultants as compensation			96,103				96,103
Write-off subscription receivable			(5,000)	6,665			1,665
Net Loss						(5,154,,005)	(5,154,005)

Balance-December 31, 2005	47,789,364	$47,789	$36,083,723	$0	$(204,488)	$(38,116,905)	$(2,189,881)

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2005	2004

Cash flows from operating activities:
Net loss from continuing operations	$(5,154,005)	$(6,947,525)
Adjustments to reconcile net loss to net cash used in operating Activities:
Loss on disposal of fixed assets	28,099	187,094
Depreciation and amortization	657,042	712,445
Amortization of deferred financing costs	0	213,789
Equity compensation cost	96,103	11,083
Equity Investor Relations Expense	88,000
Noncash financing and interest expenses	0	1,114,332
Amortization of deferred lease costs	77,916	77,916
Gain on settlement of trade notes and accounts payable	(15,750)	(392,995)
Stock Subscription Receivable Written Off	1,665	--
Common stock and warrants issued as premium to bridge lenders		112,467
Changes in:
Accounts receivable	7,321	(59,058)
Inventory	(6,187)	2,275
Prepaid expenses and other assets	(53,845)	22,384
Loans due officers/stockholders	(10,875)	(14,752)
Accounts payable and accrued expenses	390,036	117,565
Accrued salaries – officers/stockholders	(82,010)	(34,677)
Other payables	(3,375)	(19,750)
Accrued interest on convertible notes	19,762	551,323
Net cash used in discontinued operations	(24,639)	(128,861)

Net cash used in operating activities	(3,984,742)	(4,474,945)

Cash flows from investing activities:
Capital expenditures	(42,399)	(283,153)
Proceeds from sale of fixed assets	--	1,528
Net cash used in investing activities	(42,399)	(281,625)

Cash flows from financing activities:
Proceeds from issuance of convertible notes payable to stockholder	--	595,000
Proceeds from issuance of note payable to others	--	1,325,000
Proceeds from issuance of convertible bridge notes to others	--	500,000
Proceeds from issuance of convertible notes payable to others	--	181,000
Proceeds from private offering issuance of common stock, net of costs	2,545,829	4,451,863
Repayment of loans – others	--	(32,690)
Repayment of capitalized lease obligations	(249,690)	(284,624)

Net cash provided by financing activities	2,296,139	6,735,549

Net (decrease) increase in cash	(1,731,002)	1,978,979
Cash - beginning of year	2,133,223	154,244

Cash - end of year	$402,221	$2,133,223

Consolidated Statements of Cash Flows (continued)

	Year Ended December 31,
	2005	2004
Supplemental cash flow information:
Cash paid for:
Interest	$69,416	$37,733
Taxes	1,832	816
Noncash transactions:
Debt discount and beneficial conversion feature on convertible and nonconvertible notes		658,272
Issuance of warrants in connection with Software Distribution and Site Agreement		332,693
Conversion of accounts payable to common stock	88,000	781,571
Conversion of notes payable to common stock		9,428,440
Conversion of accrued officers’ salaries to common stock		200,000
Contribution to capital from forgiveness of debt		1,099,915
Fixed assets acquired through capital lease		1,104,628

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note A - Summary of Significant Accounting Policies and Related Matters

[1]

Description of business:

The accompanying consolidated financial statements include the accounts of Protocall Technologies Incorporated and its wholly owned subsidiaries, Protocall Software Delivery Systems, Inc. (“PSD”) and Precision Type, Inc. (collectively, the “Company”).  The Company has recently focused all of its time and resources on its virtual inventory system in its PSD subsidiary.  PSD was founded in 1998 to develop and commercialize a proprietary system that enables software retailers to produce fully packaged software CDs, on-demand, at their stores and at their web site fulfillment centers. The “System” is a software display, storage and production system, similar in size to an ATM cash machine. The System is designed to complement physical inventory systems and enable traditional resellers to create “on demand” inventory at point of sale for walk-in as well as Internet customers.  The Company intends to market and distribute its System to major retailers.  The Company signs license agreements with software publishers, allowing the Company to resell their software products to one or more of the Company’s retail customers.  The Company intends to pursue an expansion of available products to include audio books, console video games and movies.  Management of the Company believes the Company’s technology is readily adaptable to other digital products such as movies and television episodes on DVD without additional significant investment. In connection with movie and television content, the Company recently announced its ‘TitleMatch’ system name, which was selected to reflect the inclusion of products other than consumer software.

Precision Type Inc., which marketed and distributed font software products using its electronic software distribution system to dealers and commercial end-users, was discontinued on June 30, 2004 (Note N).

[2]

Going Concern

The Company incurred net losses for the years ended December 31, 2005 and 2004 of $(5,154,005) and $(6,939,078) respectively, and has an accumulated deficit of $(38,116,905) at December 31, 2005.  Significantly contributing to the accumulated deficit was the interest expense related to the Company’s notes payable, which were converted to equity upon the consummation of the closing of the reverse merger on July 22, 2004 (see Note A(3)).  Through 2005, the Company has been continually dependent upon borrowings through private offerings of convertible and non-convertible debt and equity securities from related and non-related parties to finance its business operations.

Management believes that cash on hand will enable the Company to continue its business plan through approximately June 2006 although there can be no assurances that this will be the case. The Company is attempting to obtain additional financing from an existing shareholder and collect customer accounts receivable. The Company is also actively pursuing additional short-term funding from existing shareholders and long-term funding from institutional investors. Management’s plan is to secure sufficient short-term capital to fund its operations through the completion of a larger institutional financing, although there can be no assurances that any financing will be available, or if available, that it will be on terms acceptable to the Company. Management believes that its ability to secure short-term and long-term financing is directly related to the Company’s progress with new customers and movie content agreements, which are actively being pursued by us.

In the event that sufficient short-term or long-term financing is not obtained, in order to enable the company to continue to pursue its customer and content negotiations over a longer term, the Chief Executive Officer has agreed to forgo compensation and to cause the Company to increasingly reduce its operating expenditures by, among other actions, making further personnel reductions.  In addition, the Company’s two major stockholders agreed not to take any actions that would cause the Company’s operations to terminate prior to September 30, 2006.

The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern, which assumes the realization of assets and satisfaction of liabilities in the normal course of business. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about the Company’s ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

[3]

Reverse Merger and 2004 Private Offering

On July 22, 2004, the Company completed a recapitalization in the form of a “reverse acquisition” transaction with Quality Exchange, Inc. (QEI) in which QEI acquired all the outstanding capital stock of the Company, in consideration for the issuance of 16,733,074 shares of QEI's common stock, representing 65.9% of the outstanding QEI stock.  Prior to the completion of the reverse acquisition, QEI redeemed and cancelled 7,875,000 shares of its 9,000,000 outstanding shares of common stock for one dollar and sold all of its assets and transferred all of its liabilities to its majority stockholder.  The reverse acquisition was completed pursuant to an Agreement of Purchase and Sale, dated as of July 22, 2004.  Immediately following the closing of the reverse acquisition, QEI changed its name to Protocall Technologies Incorporated.  Concurrent with the closing of the reverse acquisition, the Company completed a private offering of 5,859,200 shares of common stock at a price of $1.25 per share, and received net proceeds of approximately $6,300,000, including $1,825,000 in proceeds from 10% bridge convertible promissory notes issued between April 8, 2004 and June 10, 2004.  The Company issued 1,666,436 shares of its common stock as private offering fees to the underwriter in the reverse merger.  In addition, concurrent with the closing of the above transactions, creditors of the Company converted an aggregate of approximately $8.6 million of debt to common stock of the Company.  A stockholder/director of the Company forgave $1,099,915 of accrued interest upon the consummation of the reverse merger. In addition certain creditors provided discounts and accepted reduced cash payments and shares of common stock in settlement of certain liabilities.

In addition, 17,647,377 of the Company's warrants were exchanged for 3,384,793 shares of QEI common stock. As part of the reverse merger, warrants to purchase 1,774,219 shares of the Company's common stock and stock options to purchase 2,951,922 shares of the Company's common stock were converted into identical QEI instruments.

For accounting purposes, the Company is considered the acquirer in the reverse acquisition transaction, and consequently, the financial statements of the Company are the historical financial statements of Protocall Technologies Incorporated and the reverse merger has been treated as a recapitalization of Protocall Technologies Incorporated.

[4]

Basis of consolidation:

The consolidated financial statements include the accounts of Protocall Technologies Incorporated and its wholly owned subsidiaries.  All significant intercompany balances and transactions have been eliminated in consolidation.

[5]

Revenue recognition:

The Company recognizes revenue from retailer sales of product through its software delivery system upon delivery to the consumer.

Revenue from the license or sale of software products and font reference guide books from the discontinued business was recognized when the products were delivered or shipped to the customer.

Rebates and refunds are recorded as a reduction of revenue in accordance with Emerging Issues Task Force (“EITF”) Issue No. 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products).

[6]

Cash equivalents:

The Company considers all highly liquid investments with original maturities of three months when purchased or less to be cash equivalents.

[7]

Inventory:

Inventory, consisting primarily of blank CDs, CD cases and other supplies associated with products distributed on the Company's virtual inventory system, are valued at the lower of cost (first-in, first-out) or market.

[8]

Property and equipment:

Property and equipment are stated at cost, less accumulated depreciation and amortization.  Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which are three years for deployed equipment and computer and other equipment and seven years for all other assets.  Leasehold improvements and assets capitalized under capital leases are amortized over the shorter of the lease term or the assets' estimated useful lives.

[9]

Software development costs:

Costs associated with the development and enhancement of proprietary software incurred between the achievements of technological feasibility and availability for general release to the public were insignificant, and therefore not capitalized.

[10]

Patents:

Costs associated with obtaining patents for the Company's proprietary software are capitalized and amortized over their estimated useful lives, or the life of the patent if shorter, upon the completion and approval of the patents.

[11]

Income taxes:

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income for the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

[12]

Fair value of financial instruments:

The fair values of cash, accounts receivable, accounts payable and accrued expenses approximate their carrying values in the consolidated financial statements because of the short-term maturity of these instruments.  The carrying value of notes payable to banks approximates fair value since those instruments carry prime-based interest rates that are adjusted for market rate fluctuations.  The carrying amount of the convertible notes payable approximates fair value based on interest rates and debt instruments with similar terms.  The fair values of notes payable to related parties and notes payable to officers/stockholders are not reasonably determinable.

[13]

Long-lived assets:

The Company reviews long-lived assets, such as computers and equipment and identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  If the sum of the expected undiscounted cash flow, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

[14]

Use of estimates:

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Such estimations include valuations of warrants issued in connection with various forms of financing by the Company.  Actual results could differ from those estimates.

[15]

Accounting for stock options:

The Company applies Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees and Related Interpretations, in accounting for stock option grants to employees and, accordingly, recognizes compensation cost, over the vesting period  equal to the excess of the fair value of the Company's shares at the grant date over the exercise price.

Had compensation costs for the Company's stock option grants been determined based on the fair value at the grant dates consistent with the methodology of Statement of Financial Accounting Standards (SFAS) No. 123, the Company's net loss per share for the periods indicated would have been increased to the pro forma amounts indicated as follows:

	Year Ended December 31
	2005	2004
Net loss as reported	$(5, 154,005)	$(6,939,078)
Stock-based employee compensation expense included in reported net loss, net of related tax effects	96,103	11,083
Stock-based employee compensation determined under the fair value based method	(1,284,238)	(210,667)
Pro forma net loss	$(6,342,140)	$(7,138,662)

Net loss per share (basic and diluted):
As reported	$(.17)	$(.47)
Pro forma	$(.21)	$(.48)

The weighted average fair value of stock options is estimated at the grant date using the Black-Scholes option-pricing model with the following weighted average assumptions:

	Year Ended December 31
	2005	2004
Risk-free interest rate	4.12%	3.52%
Expected life of options	4.90 years	4.43 years
Expected dividend yield	0.00%	0.00%
Expected volatility	150.19%	79.32%
Weighted average fair value	$.62	$.78

[16]

Loss per share and common share equivalent:

The Company's basic and diluted net loss per share is computed by dividing net loss by the weighted average number of outstanding common shares.  Potentially dilutive securities, were excluded from the computation of diluted loss per share because their inclusion would have been anti-dilutive, are as follows:

	Year Ended December 31
	2005	2004
Options	6,680,773	3,986,672
Warrants	7,772,249	1,774,219
Convertible Notes (1)	644,263
Total dilutive shares	15,097,285	5,760,891

(1) Represents aggregate principal and accrued interest of $82,466 convertible into equity at $0.128 per share.

[17]

Recent accounting pronouncements:

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share Based Payment (FAS 123R), which replaces FAS 123 and supersedes APB No. 25.  FAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values at the grant date beginning with the first interim or annual period after December 15, 2005 for public entities that file as small business issuers, with early adoption encouraged.  The pro forma disclosures previously permitted under FAS 123 no longer will be an alternative to financial statement recognition.  The Company is required to adopt FAS 123R beginning January 1, 2006.  Under FAS 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption.  The transition methods include prospective and retroactive adoption options.

The Company is evaluating the requirements of FAS 123R and expects that the adoption of FAS 123R will have a material impact on the Company’s consolidated results of operations and earnings per share.  The Company has not yet determined the impact of FAS 123R on its results of operations, compensation policies or plans.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4 (FAS 151).  FAS 151 amends Accounting Research Bulletin No. 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage) should be recognized as current-period charges.  In addition, FAS No. 151 requires that the allocation of fixed production overhead to inventory be based on the normal capacity of the production facilities.  The Company is required to adopt FAS 151 beginning January 1, 2006.  The Company is currently assessing the impact that FAS No. 151 will have on its results of operations, financial position and cash flows.

In December 2004, the FASB issued SFAS No. 153, Exchange of Nonmonetary Assets, an amendment of APB No. 29, Accounting for Nonmonetary Transactions (FAS 153).  FAS 153 amends APB No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance.  A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  The Company is required to adopt FAS 153, on a prospective basis, for nonmonetary exchanges beginning after June 15, 2005.  FAS No.153 has not had a material impact on the Company’s results of operations or financial position.

In May 2005, the FASB issued FASB Statement No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements” (“FAS 154”). FAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. FAS 154 also provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The provisions of this Statement are effective for accounting changes and corrections of errors made in fiscal periods beginning after December 15, 2005. The adoption of the provisions of FAS 154 is not expected to have a material impact on the Company's financial position or results of operations.

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments an amendment of FASB Statements No. 133 and 140.” SFAS 155 provides the framework for fair value re-measurement of any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation as well as establishing a requirement to evaluate interests in securitized financial assets to identify interests. SFAS 155 also eliminates the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. The guidance SFAS 155 also clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS 133 “Accounting for Derivative Instruments and Hedging Activities” and concentrations of credit risk in the form of subordination are not embedded derivatives. This statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006.

[18]

Research and development:

The Company expenses research and development costs as incurred.

[19]

Segment reporting:

The Company formerly operated in two reporting segments; however, substantially all assets and operating expenses relate to the Company’s virtual inventory business and the Company  discontinued its font software operations, effective June 30, 2004.

Note B - Property and Equipment

Property and equipment consist of the following:

	December 31,		Estimated Useful Lives
	2005	2004	(Years)
Deployed equipment	$1,128,593	$1,220,554	3
Computer and other equipment	409,960	470,064	3
Furniture and fixtures	34,284	31,239	7
Purchased software	79,062	90,000	3
Leasehold improvement	65,463	65,463	Various
	1,717,362	1,877,320
Less accumulated depreciation	1,206,692	809,501
	$510,670	$1,067,819

Included in property and equipment are assets under capital leases with a net book value of $309,426 and $727,595 at December 31, 2005 and 2004, respectively. Depreciation expense was $ 571,450 and $ 664,966 for the years ended December 31, 2005 and 2004 respectively.

Note C - Notes Payable to Banks

Notes payable to banks are included in the net liabilities of discontinued operations (See Note N) and consist of the following:

	December 31,
	2005	2004

Note payable with interest at prime plus 2% (9.25% at December 31, 2005 and 7.25% at December 31, 2004) (1)	$84,915	$92,893
	84,915	92,893
Less current portion	28,305	28,755
	$56,610	$64,138

 (1)

The Company obtained a $100,000 line of credit from a bank in 1994.  Interest is payable on a monthly basis.  The bank has the option to terminate the line of credit at its sole discretion, at which time the Company can elect to pay the then outstanding balance in thirty-six monthly installments of principal and interest at the rate then in effect.  The loan is personally guaranteed by certain of the officers/stockholders of the Company.  At December 31, 2005, the bank had not terminated the line of credit.

Aggregate principal payments are shown based on the repayment of the loan over a thirty-six month period commencing January 2006 as follows:

Year	Amount
2006	$28,305
2007	28,305
2008	28,305
84,915
Less current portion	28,305
$56,610

Note D - Notes Payable to Officers/Stockholders

Notes payable to officers/stockholders consists of the following:

	December 31,
	2005	2004
Promissory notes due on demand, bearing no interest	$7,927	$18,802

Note E - Convertible Notes Payable - Stockholder

As fully described in Note A, on July 22, 2004, in connection with the reverse merger, a stockholder/director of the Company converted his entire principal amount of convertible promissory notes, aggregating $5,304,843, into common stock of the Company at a price of $1.25 per share.  The stockholder simultaneously forgave an aggregate of $1,099,915 of accrued interest on the notes for no consideration and is included as capital contribution in the accompanying financial statements.  The convertible notes were issued as described below:

During 2001, the Company received $1,350,000 of proceeds from the issuance of convertible notes to a stockholder/director.  The notes were automatically convertible into common stock at such time as the Company received aggregate proceeds of not less than $5,000,000 in equity financing as defined in the note agreement.  Notes issued subsequent to January 2, 2002 were to automatically convert into common stock upon receipt of $2,000,000 in equity financing, as defined in the note agreement.  The holder had the option to convert all or any portion of the note into shares of common stock, computed by dividing the principal amount of the note together with accrued interest at the lower of $2.75 or the sales price of the common stock in subsequent offerings by the Company.  The notes accrued interest at 12% per annum, and were due on January 2, 2002.  Upon issuance of the notes, the Company also issued warrants to the note holder to purchase an aggregate of 3,080,000 shares of common stock, exercisable at the lower of $2.75 per share or the sales price of the common stock in subsequent offerings.  The warrants were exercisable until the earlier of five years after the date of any initial registered public offering of the common stock or seven years from date of issuance.  The fair value of the warrants was $2,220,136, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate ranging from 4.06% to 5.5% and a dividend yield ratio of 0%.  In accordance with EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” the Company allocated the net proceeds between the convertible notes and the warrants based on the relative fair value–based method.  The proceeds were allocated to the value of warrants of $965,969 as debt discount, which, along with the value of the beneficial conversion feature of $384,031 (based on a $1.25 value per common share), was amortized over the life of the convertible notes as additional interest.  On January 2, 2002, all the 2001 notes along with the interest of $54,843 that had accrued as of December 31, 2001 were rolled into one convertible promissory note bearing interest at 12% per annum due on December 31, 2002.  The note was subsequently extended to September 30, 2004, for consideration given to the note holder as described below.

During 2002, the Company received $1,505,000 in proceeds from the issuance of convertible notes to the same stockholder/director on the same terms and conditions as above.  Upon issuance of the notes, the Company also issued warrants to the note holder to purchase an aggregate amount of 6,066,200 shares of common stock with the same terms as above.  The fair value of the warrants was $4,350,891, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate ranging from 3.63% to 5.26% and a dividend yield ratio of 0%.  The proceeds were allocated to the value of warrants of $1,063,996 as debt discount, which, along with the value of the beneficial conversion feature (based on a $1.25 value per common share) of $391,058, was being amortized over the life of the convertible notes as additional interest expense.  During 2003, the due dates on these notes were extended to September 30, 2004 for consideration given to the note holder as described below.

On January 10, 2003, the Company received $100,000 in proceeds from the issuance of a convertible note to the same stockholder/director on the same terms and conditions as above.  The note accrued interest at 12% per annum, and had a due date of March 31, 2003.  Upon issuance of the note, the Company also issued warrants to the note holder to purchase 50,000 shares of common stock with the same terms as above.  The fair value of the warrants was $52,133 utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate of 3.66% and a dividend yield ratio of 0%.  The proceeds were allocated to the value of warrants of $34,268 as debt discount, which, along with the value of the beneficial conversion feature (based on a $1.25 value per common share) of $34,268, was being amortized over the life of the convertible note as additional interest expense.  On April 1, 2003, all the convertible notes issued to the stockholder/director in 2001, 2002 and 2003 that had due dates of March 31, 2003 were extended to September 30, 2004, and in exchange, the holder received 266,484 warrants to purchase common stock exercisable at the lower of $2.75 per share or the sales price of common stock in subsequent offerings.  The warrants were valued at $184,000 using the Black-Scholes option-pricing model with the following assumptions:  50% volatility, seven-year expected life, risk-free interest rate of 3.51%, and a dividend yield ratio of 0%.  The value of the warrants was amortized over the extension period as additional interest expense.  As of December 31, 2003, the total accrued interest on all of the outstanding notes amounted to $727,294.

During 2004, the Company received from the same stockholder/director, $595,000 in proceeds in convertible promissory notes and seven-year warrants with a right to purchase 297,500 shares of common stock at $4.00 per share.  The bridge term notes were originally scheduled to mature on September 30, 2004.  The fair value of the warrants was $206,167, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven year expected life, risk-free interest rate ranging from 3.43% to 3.67% and a dividend yield ratio of 0%. The Company allocated the net proceeds between the convertible notes and the warrants based on the relative fair value–based method.  The proceeds were allocated to the value of warrants of $153,113 as debt discount which along with the value of the beneficial conversion feature (based on a $1.25 value per common share) of $153,113  was  amortized over the life of the convertible notes as additional interest expense.  Upon the conversion of the notes prior to maturity into common stock, the unamortized debt discount was recognized as additional interest expense in the amount of $128,828.

Note F - Convertible Notes Payable - Other

As fully described in Note A, on July 22, 2004, in connection with the reverse merger, holders of convertible promissory notes of the Company converted their notes and associated warrants into common stock of the Company at a price of $1.25 per share.  These notes are described below.

During the year ended December 31, 2002, the Company issued Convertible Promissory Notes totaling $425,000 in a private offering.  The notes were to automatically convert into common stock upon the receipt by the Company of $2,000,000 in equity financing, as defined in the note agreement.  The holder had the option to convert all or any portion of the note into the number of shares of the Company's common stock, par value $.001 per share computed by dividing the principal amount of the note to be converted together with accrued interest by the lower of $2.75 per share or the sales price of common stock in subsequent offerings by the Company.  The notes bore interest at 12% and were due March 31, 2003.  In connection with the issuance of the notes, the Company issued warrants to the note holders to purchase 212,500 shares of common stock, exercisable at the lower of $2.75 per share or the sales price of the common stock in subsequent offerings.  The warrants were to be exercised through the earlier of five years after the date of any initial registered public offering of the Company’s common stock or seven years from date of issuance.  The fair value of the warrants was $146,585, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate ranging from 3.31% to 3.65% and a dividend yield ratio of 0%.  The Company allocated the net proceeds between the convertible notes and the warrants based on the relative fair value-based method.  The proceeds were allocated to the value of warrants of $108,992 as debt discount, which, along with the value of the beneficial conversion feature of $108,992 (based on a $1.25 value per common share), was amortized over the life of the convertible notes as additional interest expense.  In connection with the sale of these notes, the Company incurred an aggregate of $71,817 in costs consisting of placement agent fees of approximately $42,500 and warrants to placement agents to purchase 42,500 shares of common stock at the lower of $2.75 per share or the sales price of the common stock in subsequent offerings by the Company valued at $29,317.  The warrants were valued by utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate ranging from 3.31% to 3.65% and a dividend yield ratio of 0%.  During 2003, the due dates on these notes were extended to September 30, 2004 for consideration given to the note holder as described below.

During the year ended December 31, 2003, the Company issued Convertible Promissory Notes totaling $1,000,000 in private offerings on the same terms and conditions as above.  The notes bore interest at a range of 9% to 12% and their due dates ranged from March 31, 2003 to September 30, 2004.  In connection with the issuance of the notes, the Company also issued warrants to the note holders to purchase 500,000 shares of common stock, generally with the same terms as above.  The fair value of the warrants was $345,299, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate ranging from 2.93% to 3.76% and a dividend yield ratio of 0%.  In accordance with EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” the Company allocated the net proceeds between the convertible notes and the warrants based on the relative fair value–based method.  The proceeds were allocated to the value of warrants of $256,666 as debt discount, which, along with the value of the beneficial conversion feature of $256,666 (based on a $1.25 value per common share), was amortized over the life of the convertible notes as additional interest expense.  Upon the conversion of the notes into common stock, the unamortized debt discount balance was recognized as additional interest expense.  In connection with the sale of these notes, the Company incurred an aggregate of $116,609 in costs consisting of placement agent fees of approximately $62,500 and warrants to placement agents to purchase 65,000 shares of common stock at the lower of $2.75 per share on the sales price of the common stock in the subsequent offerings by the Company valued at $54,109.  The warrants were valued by utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate ranging from 2.93% to 3.66% and a dividend yield ratio of 0%.  On April 1, 2003, all the notes that had due dates of March 31, 2003 were extended to September 30, 2004 and in exchange, the note holders received 112,500 warrants to purchase common stock exercisable at the lower of $2.75 per share or the sales price of the common stock in subsequent offerings.  The warrants were valued at $126,657 using the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate of 3.51% and a dividend yield ratio of 0%.  The value of the warrants was amortized over the extension period as additional interest expense.  As of December 31, 2003, the total accrued interest on all the outstanding notes amounted to $117,032.

Between January and June, 2004, the Company raised additional debt financing from third parties comprised of:

(i)

Proceeds of $181,000 in 9% convertible promissory notes that were originally scheduled to mature on September 30, 2004 and seven-year warrants to purchase 85,500 shares of common stock at an exercise    price of $4.00 per share.  The fair value of the warrants was $62,857, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven year expected life, risk-free interest rate ranging from 3.52% to 3.68% and a dividend yield ratio of 0%.  The proceeds were allocated to the value of the warrants of $46,655 as debt discount, which, along with the value of the beneficial conversion feature (based on a $1.25 value per common share) of $46,655, was being amortized over the life of the convertible notes as additional interest expense.  Unamortized debt discount and unamortized beneficial conversion at the closing of the merger was written off to interest expense, and

(ii)

Proceeds of $1,325,000 in 10% convertible interim notes that were originally scheduled to mature on December 31, 2004.  Terms of the convertible promissory notes provided that the notes would automatically convert into shares of a publicly traded company on the date that the contemplated reverse merger closed (see Note A).  In addition, when the reverse merger closed, each 10% convertible interim note holder received a premium equal to either 10% of the face amount of his note in additional public company stock or warrants to purchase additional public company stock equal to 10% of the face amount of their note at $1.50 per share, and

(iii)

Proceeds of $500,000 in 10% convertible interim notes that were originally scheduled to mature on December 31, 2004.  Initial individual investors purchasing notes, in the aggregate, received seven-year warrants to purchase 250,000 shares of common stock at an exercise price of $4.00 per share. The fair value of the warrants was $174,524, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven year expected life, risk-free interest rate ranging from 3.73% to 3.90% and a dividend yield ratio of 0%.  The proceeds were allocated to the value of the warrants of $129,368 as debt discount, which, along with the value of the beneficial conversion feature (based on a $1.25 value per common share) of $129,367, was being amortized over the life of the convertible notes as additional interest expense.  Terms of the convertible promissory notes provide that the notes would automatically convert into shares of a publicly-traded company on the date that the contemplated reverse merger (see note A) closed.  Unamortized debt discount and unamortized beneficial conversion at the closing of the merger was written off to interest expense.  In addition, when the reverse merger closed, each 10% convertible promissory note holder received a premium equal to either 10% of the face amount of his note in additional public company stock or warrants to purchase additional public company stock equal to 10% of the face amount of their note at $1.50 per share.

An additional premium of 58,000 shares of common stock and warrants to purchase 88,000 shares of common stock at $1.50 per share were issued to the note holders in connection with the interim notes in (ii) and (iii) above.

Note G - Non-Convertible Notes Payable - Stockholder

During 2003, the Company received $1,700,000 of proceeds from the issuance of promissory notes to a stockholder/director.  The notes accrued interest ranging from 12% to 15% per annum, and the due dates ranged from March 31, 2003 to September 30, 2004.  At issuance of the notes, the Company also issued warrants to the note holder to purchase an aggregate amount of 542,000 shares of common stock, exercisable at the lower of $2.75 per share or the sales price of the common stock in subsequent offerings.  The fair value of the warrants was $290,731, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate ranging from 2.9% to 4.04% and a dividend yield ratio of 0%.  The value of the warrants was charged as interest expense over the life of the notes.  The warrants expire upon the earlier of five years after an initial public offering or seven years from the date of issuance.  As of December 31, 2003, the total accrued interest on these notes amounted to $11,723.  Upon the conversion of the notes prior to maturity into common stock in July 2004, the unamortized value of the warrants was recognized as additional interest expense in the amount of $217,830.

Note H – Related Party Transactions

On September 30, 2003, a stockholder/director opened a one year, irrevocable standby letter of credit on behalf of the Company in the amount of $300,000, as required by an agreement with a software publisher to guarantee the payment of any license fees due the publisher.  As compensation to the stockholder/director, the Company issued a warrant to purchase 150,000 shares of common stock exercisable at the lower of $2.75 per share or the sales price of common stock in subsequent offerings.  The fair value of the warrant was $77,321, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate of 3.63% and dividend yield ratio of 0%.  The warrant was originally scheduled to expire on September 30, 2010 but was converted into approximately 27,413 shares of common stock in connection with the reverse merger on July 22, 2004.  The fair value of the warrant was recorded as a deferred finance cost and was amortized, on a straight-line basis, over the one year term of the letter of credit.  This letter of credit was canceled during September 2004 due to the termination of the publisher agreement and was never drawn upon.

On October 14, 2003, the same stockholder/director opened an irrevocable standby letter of credit on behalf of the Company as required by an equipment lease agreement, for the entire term of the lease obligation, in the amount of $1,040,000.  As compensation, the Company issued a warrant to purchase 520,000 shares of common stock exercisable at the lower of $2.75 per share or the sales price of common stock in subsequent offerings.  The fair value of the warrant was $269,470 utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate of 3.86% and dividend yield of 0%.  The warrant was originally scheduled to expire on October 14, 2010, but was converted into approximately 95,047 shares of common stock in connection with the reverse merger on July 22, 2004.  The fair value of the warrant has been recorded as a deferred lease cost and is being amortized, on a straight-line basis, over the term of the lease obligation, which terminates April 1, 2007. In November 2005, the letter of credit was reduced to $750,462. The Company is contingently liable for the amounts of the letter of credit in the event the stockholder/director is obligated to make payments thereunder as a result of noncompliance with the terms of the lease agreement.

Pursuant to an agreement entered into prior to becoming a stockholder or director, another stockholder of the Company was paid $57,515 at closing of the reverse merger by the Company for advisory services rendered in connection with the reverse merger transaction. Subsequent to this transaction he was appointed to the board of directors.

See Note L for related party information in connection with an operating lease of the Company.

Note I - Stock Option Plans

On March 24, 2000, the Company adopted a stock plan for the issuance of up to 3,000,000 shares of common stock to employees, directors and consultants (the “2000 Plan”).  The 2000 Plan provides that the exercise price per share of all incentive stock options granted shall not be less than 100% of the fair value of the stock and for non-incentive options shall not be less than 85% of their fair value of the stock on the date of grant.  Options become exercisable at such time or times as determined by the Compensation Committee of the Board (the “Committee”).  Outstanding options must generally be exercised within ten years from the date of grant.  The Committee may at any time cause the Company to offer to buy out an option previously granted, based on such terms and conditions set forth by the Committee.  In addition, the 2000 Plan provides for the grant of stock appreciation rights and stock awards subject to such terms and conditions as shall be determined at the time of grant.  Through December 31, 2004, no stock appreciation rights or shares of stock have been awarded under the 2000 Plan.

Upon the closing of the reverse merger, the board of directors of the Company adopted the 2004 Stock Option Plan (the “2004 Plan”) under which a total of 1,000,000 shares of common stock were reserved for issuance, subject to approval by stockholders at the Company’s 2005 annual meeting of stockholders.  In November 2004, the Board of Directors increased the number of shares available under the plan to 2,000,000 and, in March 2005, the Board of Directors authorized a further increase to 4,500,000 shares.  As of December 31, 2005, options to purchase 4,142,988 shares of common stock have been granted and remain outstanding pursuant to the 2004 Plan including

1,950,000 options to directors, with exercise prices ranging between $.33 and $1.35 per share.  Non-employee director options vest monthly or quarterly over a one-year period and are exercisable over either five or ten year periods.  Most employee options vest annually or quarterly over a three-year period, and are exercisable over either five or ten year periods.  Stock options granted pursuant to the 2004 Plan were ratified during the Company’s annual stockholder meeting held on May 18, 2005.  Since the Company’s stock price was $.89 on May 18, 2005, there was no intrinsic value of the options on the date of ratification and accordingly there was no charge against earnings.

Option transactions are summarized as follows:

	2000 Plan				2004 Plan
	2005		2004		2005	2004
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
		Exercise		Exercise		Exercise		Exercise
	# Shares	Price	# Shares	Price	# Shares	Price	# Shares	Price
Outstanding at beginning of year	2,951,922	$1.74	3,292,775	$1.89	1,034,750	$1.25	0
Granted			24,147	1.25	6,417,427.76		1,108,000	$1.25
Exercised	--				--		--
Forfeited	(414,137)	2.34	(365,000)	2.83	(3,309,189)	.97	(73,250)	1.25
Outstanding at end of year	2,537,785	1.64	2,951,922	1.74	4,142,988.71		1,034,750	1.25
Exercisable at end of year	2,537,785	1.64	2,951,922	1.74	1,203,081	1.05	--

The following summarizes information about stock options at December 31, 2005:

				Options Exercisable
	Range	Weighted	Weighted		Weighted
	of	Average	Remaining		Average
Number	Exercise	Exercise	Life	Number	Exercise
Outstanding	Price	Price	in Years	Exercisable	Price
2,417,000	$.33 - $.49	$.33	9.85	216,667	$.33
225,000	.50 - .99	.852	7.31	175,000.841
3,112,801	1.00-1.49	1.245	4.63	2,423,228	1.223
364,071	1.50-1.99	1.875	1.94	364,071	1.875
561,901	2.00-2.75	2.75	.82	561,901	2.75
6,680,773		$1.06		3,740,867	$1.446

Note J - Income Taxes

The tax effects of temporary differences that give rise to  deferred tax assets at December 31, 2005 and 2004 are presented below.

	2005	2004
Deferred tax assets:
Net operating loss carryforward	$10,828,000	$8,677,000
Depreciation and amortization	104,000	84,000
Accrued compensation	410,000	318,000
Total deferred tax asset	11,342,000	9,079,000
Less valuation allowance	11,342,000	9,079,000
Net deferred tax assets	$0	$0

As of December 31, 2005, and 2004, the Company had net operating loss carryforwards of approximately $27,000,000 and $21,779,000, which will expire from 2011 through 2025.  The ability of the Company to utilize its operating loss carryforward in future years is subject to annual limitations in accordance with provisions of Section 382 of the Internal Revenue Code.  In addition as the Company has not achieved profitable operations, its achievement of future taxable income is uncertain. The Company has not recorded a benefit from its deferred tax asset because realization of the benefit is uncertain.  Accordingly, a valuation allowance which increased by approximately $ 2,263,000 and $1,710,000 during 2005 and 2004, respectively, has been provided for the full amount of the deferred tax asset.

	Rate
Reconciliation of income tax rate:	2005	2004
Federal statutory tax rate	34%	34%
State taxes	5.84%	4
Permanent Differences and other		(13)
Valuation allowance	(39.84)	(25)
Effective tax rate	0%	0%

Note K - Operating Lease Obligations

The Company is obligated, under an operating lease for its facility (through a related party). The lease expired on January 31, 2006.  The Company is currently renting the facility on a month-to-month basis while negotiating with the landlord for a lease extension on approximately 5,000 square feet. Rent expense was $ 118,547 and $114,388 for the years ended December 31, 2005 and 2004, respectively and the required minimum lease payment for 2006 is $9,912.

Note L - Capitalized Lease Obligations

The Company has two capital leases to finance the acquisition of computer equipment.  At December 31, 2005 the future minimum payments required under such leases are summarized as follows:

Year Ended December 31, 2005	Lease (1)	Lease (2)	Total
2006	$92,596	$247,200	$339,796
2007	20,430	247,200	267,630
2008	0	226,600	226,600
Total minimum lease payments	113,026	721,000	834,026
Less amounts representing interest	0	73,574	73,574
Present value of minimum lease payment	113,026	647,426	760,452
Less current portion of capital lease obligations	92,596	206,629	299,225
Long-term portion of capital lease obligations	$20,430	$440,797	$461,227

(1)

The lease is secured by the underlying equipment, and bears no interest based on renegotiated terms in 2004, and is payable monthly through March 2007.  Pursuant to an agreement with the lessor, in connection with the debt restructuring, no interest expense will be recorded on future minimum payments and the Company recorded a gain on forgiveness of debt in the amount of $36,290 in 2004.

(2)

The lease is secured by the underlying equipment and by an irrevocable standby letter of credit opened by a stockholder/director in the Company’s behalf as required by the Company’s equipment lease agreement, which is to be retained for the entire term of the lease obligation. The terms of the lease were renegotiated in 2005.  Pursuant to the terms of the renegotiation, the lease buyout amount of $50,000 was added to the principal balance of the lease and the payment period was extended by two years.  The new lease agreement has an interest rate of 7.32% and is payable monthly through November 2008 (see Note I).

Note M – Other Notes Payable, Long-Term

On July 22, 2004, in connection with the reverse merger, $494,038 of accrued interest on convertible notes payable was converted into new promissory notes, bearing interest at 4% per annum.  All principal and accrued interest on the notes shall be due and payable in full on July 22, 2007.  The holders have a right to convert all or any portion of the outstanding principal balance and/or accrued interest of the notes into shares of common stock in the Company’s next round of equity financing subsequent to July 22, 2004, on the same terms and conditions as applicable to all other purchasers of such equity securities.  As of December 31, 2005, the total accrued interest on the notes payable amounted to $28,483.

Note N – Discontinued Operations

Effective June 30, 2004, the Company discontinued the operations of its wholly owned subsidiary Precision Type, Inc.  Accordingly, Precision Type’s assets and liabilities have been segregated from the assets and liabilities of continuing operations in the consolidated balance sheets at December 31, 2005 and 2004 and its operating results have been segregated from continuing operations and are reported as discontinued operations in the consolidated statements of operations and cash flows for each of the years ended December 31, 2005 and 2004.

	Year Ended December 31
Statements of Operations:	2005	2004
Net sales - font software products	$ 0	$ 41,942
Cost of sales	0	18,636
Gross profit	0	23,306
General, selling and administrative expenses	0	14,859
Net income from discontinued operations	$ 0	$ 8,447

Summarized financial information of discontinued operations is as follows:	December 31,
Balance Sheets:	2005	2004
Accounts payable and accrued expenses	$ 179,047	$ 195,708
Notes payable, current	28,305	28,755
Total current liabilities of discontinued operations	207,352	224,463
Notes payable, non-current	56,610	64,138
Total liabilities of discontinued operations	263,962	288,601
Net liabilities of discontinued operations	$ 263,962	$ 288,601

Note O - Deferred Officers’ Compensation

On July 31, 2002, the Company entered into the Salary Adjustment Agreement (the “Agreement”) with its President and certain of its vice-presidents (the “Officers/Stockholders”).  The Agreement, which was authorized by the Company’s Board of Directors, provided that the Officers/Stockholders (i) voluntarily accept a 25% reduction in salary for the period commencing August 1, 2002 and (ii) agree to defer the receipt of $1,376,240 in accrued but unpaid salaries (this amount was reduced to $811,137 after deducting authorized payments of $565,103), until the Company achieves positive cash flow, in exchange for (a) the immediate grant of an aggregate total of 777,167 five-year stock options with an exercise price at $1.25 per share, (b) the monthly grant of an aggregate of 24,147 five-year stock options at an exercise price of $1.25 per share commencing August 2002, which aggregated 434,646 stock options between August 2002 and January 2004, (c) the automatic 100% vesting of 766,570 unvested previously held stock options and (d) an exercise period of five years from the date of the Agreement for any previously held stock options.  This arrangement would cease upon the return of the executives to their previous salaries.  Conditions for reinstatement of salaries were either (i) raising a minimum of $1,500,000 in gross proceeds in a fund raising (excluding any funding from the Company’s largest shareholder) or (ii) the Company achieving positive cash flow in excess of $75,000 in any quarter from operations.  As of January 31, 2004, the Company had raised capital in excess of $1,500,000 in defined gross proceeds, and consequently restored the officers to their prior salaries and ceased the monthly issuance of stock options.  The deferred salaries were charged to expense as earned and are included in accrued salaries on the accompanying balance sheets. In connection with the reverse merger consummated July 22, 2004, two of the Officers/Stockholders each converted $100,000 of amounts due them for accrued salaries into 80,000 shares of common stock of the Company at $1.25 per share.  At December 31, 2004, accrued but unpaid salaries totaled $1,529,555 (this amount was reduced to $587,407 after deducting authorized payments of $942,148).

Pursuant to the June 10, 2005 resignation and consulting agreement with the Company’s former President and Chief Executive Officer, accrued salaries were reduced by $669,506 ($111,125 net of authorized payments of $558,381). In October 2005, $75,906 of accrued but unpaid salary of one of the participants was converted to a note as per the terms of the Salary Adjustment Agreement.  The note is payable in four equal quarterly installments beginning January 2007.  At December 31, 2005, accrued but unpaid salaries totaled $736,541 (this amount was reduced to $394,272 after deducting authorized payments of $342,269).

The stock option grants and modifications were accounted for in accordance with APB Opinion No 25 and FASB Interpretation 44 Accounting for Certain Transactions Involving Stock Compensation-An Interpretation of APB Opinion No 25.

Note P – Deferred Sales Fee

On November 29, 2002, as amended on June 15, 2004, the Company and its major customer entered into an Electronic Software and Distribution and Site Location Agreement (Software Agreement), which expires June 14, 2008, as amended.  As part of the Software Agreement, on June 15, 2004, the Company granted the customer a warrant to purchase 1,456,124 shares of common stock at $.01 per share in recognition of the sales benefit of the Software Agreement to the Company.  Upon consummation of the private placement and reverse merger, in accordance with the terms of the Software Agreement, this warrant was automatically exchanged for the right to acquire 266,154 shares of Company common stock.  These shares were issuable, 66,540 shares upon consummation of the reverse merger, and 66,540 shares on each of the two years subsequent to the anniversary date of the agreement and, assuming the agreement remains in effect on each date, 66,534 on the final anniversary date.

These shares have been valued at $1.25 per share totaling $332,693 and have been recorded as a “Deferred Sales Fee” and reflected as a reduction to equity, to be amortized over the term of the Software Agreement.  For the year ended December 31, 2005, $83,160 has been amortized as a selling expense.

Note Q – 2005 Private Offerings

In June 2005, the Company entered into a series of securities purchase agreements with a limited number of  investors in a private placement. In connection with the private placement, the Company sold 1,986,302 shares of  common stock at $.73 per share, and issued  warrants to purchase up to 993,151 shares of our common stock, for an aggregate of $1,450,000 ($1,335,570 net of finder’s fee and various other expenses).

The June Warrants (the “June Warrants”)  had an exercise price of $1.00 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date. The exercise price of the June Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement is subject to further adjustment if the Company issues any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) through June 2006 at a price per share less than the per share price of the common stock and/or the exercise price of the June Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance.  The adjustment in the share price would result in the issuance of additional shares of common stock to the holders. Due to the private offerings entered into in September and December 2005 (see below), the Company issued an additional 9,341,824 shares of common stock to the June investors and adjusted the June Warrants’ exercise price to $.128 per share pursuant to the anti-dilution provisions of the June 2005 securities purchase agreements.

In September 2005, the Company entered into a securities purchase agreement with an  investor in a private placement .  In connection with the private placement, the Company sold 2,380,952 shares of the common stock  at $.336 per share, and warrants (the “ September Warrants”) to purchase up to 2,380,952 shares of the Company’s common stock, for an aggregate of $800,000 ($715,260 net of finder’s fee and various other expenses).

The September Warrants had an exercise price of $.50 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date. The exercise price of the September Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement is subject to further adjustment if the Company issues any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) through September 2006 at a price per share less than the per share price of the common stock and/or the exercise price of the September Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance.  The adjustment in the share price would result in the issuance of additional shares of common stock to the holders. Due to the private offerings entered into during December 2005 (see below) , the Company issued an additional  3,869,048 shares of common stock to the September investor and adjusted the September Warrants’ exercise price to $.128 per share pursuant to the anti-dilution provisions of the  September 2005 securities purchase agreement.

In December 2005, the Company entered into a series of securities purchase agreements with investors. In connection with the private placements, the Company sold 3,441,314 shares of  common stock,  at prices ranging from $.173 to $.128, and warrants (the “December Warrants”) to purchase up to 1,720,657 shares of  common stock, for an aggregate of $550,000 ($495,000 net of finder’s fee and various other expenses).

The December Warrants had an exercise price of $.50 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date. The exercise price of the December Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement is subject to further adjustment if the Company issues any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) through December 2006 at a price per share less than the per share price of the common stock and/or the exercise price of the December Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance.  The adjustment in the per share price would result in the issuance of additional shares of common stock to the holders. Due to the private offering of December 30, 2005, the Company issued an additional 855,561 shares of common stock to the December investors and adjusted 1,330,032 of the December Warrants’ exercise price to $.128 per share pursuant to the anti-dilution provisions of the December 2005 securities purchase agreements.

The finder who assisted the Company with these financings received a warrant to purchase 20% of the shares issuable upon exercise of the warrants issued to each investor the finder brought into the private placement.  Each warrant contained the same anti dilution provisions and exercise price as those issued to the respective investors.

Note R – Commitments

Upon the consummation of the merger, the board of directors of the Company approved a five-year employment agreement with the President and Chief Executive Officer (the “former President/CEO”), providing for a base annual compensation of $195,000, certain fringe benefits, and bonus compensation and/or stock options as determined by the board of directors.

The former President/CEO resigned on June 10, 2005 and entered into a consulting agreement which provides for a monthly consulting fee of $16,250 and reimbursement of expenses as may be agreed upon for specific projects.  The agreement also contains covenants (a) restricting the former President/CEO from competing with the Company or soliciting our customers or employees during the term of his agreement and one year thereafter, and (b) prohibiting him from disclosure of confidential information regarding the Company.  The former President/CEO agreed to forego deferred salary owed to him and we agreed to forgive loans and advances made to him.  The former President/CEO’s employment agreement was terminated and the former President/CEO is   not entitled to receive any of the severance payments mentioned in the agreement.  The Company incurred a net expense of $132,625 in June 2005 in connection with the resignation and consulting agreement.  Effective September 9, 2005, the former President/CEO rejoined the board of directors.

Note S – Litigation

Upon his termination from employment, the former CEO Mark Benedikt asserted monetary claims under his Employment Agreement with us, and by demand dated October 19, 2005, sought arbitration of those claims which for purposes of the arbitration demand he had valued at $366,979.  The Company settled with Mr. Benedikt on January 23, 2006.  The terms of the settlement require us to make periodic cash payments to Mr. Benedikt totaling $100,000 and issue Mr. Benedikt a warrant to purchase 240,000 shares of common stock at an exercise price of $1.06 per share with registration rights.  The Company has accrued $100,000 due to Mr. Benedikt as of December 31, 2005.

On August 23, 2005, First Providence Financial Group, LLC filed a Demand for Arbitration against us with the American Arbitration Association. The Demand alleges that we breached a January 2000 placement agency agreement with First Providence. The Demand seeks $5 million in damages, plus fees and costs.  The Demand alleges that First Providence had a right of first refusal and that we disregarded it. First Providence was not then in business, incapable of performing and failed to do so when requested to perform. The Company reached a settlement agreement with First Providence on January 31, 2006. The Company issued First Providence 1,000,000 shares of common stock and reimbursed First Providence $8,000 for out of pocket costs. The value of these shares of $140,000 was recorded in December 2005.  First Providence withdrew the arbitration request.

The case of Code Ventures LLC v. Protocall Software Delivery Systems, Inc., et al. was filed in the Superior Court of the State of California, San Diego Judicial District, on or about August 31, 2005.  The Complaint asserts claims for: (i) breach of a software development agreement between the parties dated October 13,1999; (ii) quantum merit; and (iii) goods sold, and seeks damages of at least $200,000, plus interest, attorneys’ fees, and cost.  The plaintiff also seeks a judgment declaring that it is entitled to exercise certain options for stock in Protocall Software Delivery Systems, Inc.  Management believes it is likely the Company will prevail and accordingly, has not recorded any charges for any potential settlement.

Note T – Significant Customers

For the year ended December 31, 2005, two customers accounted for 85.0% and 13.0% of net sales respectively.  For the year ended December 31, 2004 the same two customers accounted for 60.3% and 39.7% of net sales, respectively.

Note U- Subsequent Events

In January 2006, the Company entered into a securities purchase agreement with an investor in a private placement..  In connection with the private placement, the Company sold 2,222,222 shares of common stock,  at $.135 per share, and warrants (the “Warrants”) to purchase up to 1,111,111 shares of the Company’s Common Stock, for an aggregate of $300,000.

The January Warrants have an exercise price of $.50 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date.  The exercise price of the January Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement is subject to further adjustment if the Company issues any shares of common stock or securities convertible or exercisable into common stock (subject to customary  exceptions such as securities issued pursuant to equity incentive plans)  through January 2007 at a price per share less than the per share price of the common stock and/or the exercise price of the January Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance.  The adjustment in the per share price would result in the issuance of additional shares of common stock to the holder. Due to the private offering entered into in February 2006 (see below) , the Company issued an additional 121,528 shares of common stock and adjusted the January Warrants’ exercise price to $.128 per share pursuant to the anti-dilution provisions of the January 2006 securities purchase agreement.

In February 2006, the Company entered into a securities purchase agreement with an investor in a private placement.  In connection with the private placement, the Company sold 390,625 shares of common stock, at $.128 per share, and warrants (the “Warrants”) to purchase up to 585,938 shares of the Company’s common stock, for an aggregate of $50,000.

The February Warrants have an exercise price of $.128 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date.  The exercise price of the February Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement is subject to further adjustment if the Company issues any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) through February 2007 at a price per share less than the per share price of the common stock and/or the exercise price of the February Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance.  The adjustment in the per share price would result in the issuance of additional shares of Common Stock to the holder.

In April 2006, the Company entered into a securities purchase agreement with investors in a private placement.  In connection with the private placement, the Company sold an aggregate of 1,819,363 shares of common stock, at $.162 per share, and warrants (the “Warrants”) to purchase up to 1,218,324 shares of the Company’s common stock, for an aggregate of $300,000.

The April Warrants have an exercise price of $.20 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date.  The exercise price of the April Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement is subject to further adjustment if the Company issues any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) through April 2007 at a price per share less than the per share price of the common stock and/or the exercise price of the April Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance.  The adjustment in the per share price would result in the issuance of additional shares of common stock to the holder.

In May 2006, the Company entered into a securities purchase agreement with investors in a private placement.  In connection with the private placement, the Company sold an aggregate of 1,079,136 shares of common stock, at $.139 per share, and warrants (the “Warrants”) to purchase up to 539,568 shares of common stock, for an aggregate of $150,000.

The May Warrants have an exercise price of $.20 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date.  The exercise price of the May Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement is subject to further adjustment if the Company issues any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) through May 2007 at a price per share less than the per share price of the common stock and/or the exercise price of the May Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance.  The adjustment in the per share price would result in the issuance of additional shares of common stock to the holder.

On February 24, 2006, the Company entered into a consulting agreement with a third party for public relations services.  The Company agreed to pay the third party a non refundable retainer fee of 1,153,846 shares of restricted stock at $.13 per share.  50% of the shares were issued three days after executing the agreement, and 115,385 shares are to be issued the first day of each month through July 2006.

Protocall Technologies Incorporated and Subsidiaries

Condensed Consolidated Balance Sheet

Part I – Financial Information
Item 1 – Financial Statements

	September 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash	$283,603	$402,221
Accounts receivable, net	53,552	56,980
Inventory, net of reserve	525,169	28,106
Prepaid expenses and other current assets	12,835	55,302
Total current assets	875,159	542,609

Property and equipment, net	168,528	510,670
Patents, net	23,807	25,567
Deferred lease and financing costs	327,402	97,405
Other Assets	50,000
Security deposits	20,825	14,433

TOTAL ASSETS	$1,465,721	$1,190,684

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Accounts payable	$766,818	$689,968
Accrued expenses	700,166	825,872
Payroll taxes payable	67,738	67,264
Accrued salaries - officers	317,603	394,272
Deferred revenue	18,750	-
Loans payable	53,355	54,555
Loan payable - related party	7,927	7,927
Notes payable, including accrued interest of $6,966 at September 30, 2006	162,345
Notes payable – related party, including accrued interest of $36,338 at September 30, 2006	450,903
Current portion of obligations under capital leases	287,616	300,799
Total current liabilities	2,833,221	2,340,657

Loans Payable, less current portion	54,889	56,160
Obligations under capital leases, less current portion	324,724	461,227
Convertible notes payable (net of discount)	114,383	-
Financial instrument liabilities	3,621,308	-
Notes payable, including accrued interest of $4,583 at December 31,2005
Notes payable – related party, including accrued interest of $23,901 at December 31, 2005		522,521

Total liabilities	6,948,525	3,380,565

Commitments and contingencies

Stockholders' deficiency:
Common stock, $0.001 par value, 100,000,000 shares authorized, 69,569,137 and 47,789,364 issued or issuable and outstanding at September 30, 2006 and December 31, 2005 respectively	69,568	47,789
Additional paid-in capital	36,023,204	36,083,723
Deferred consulting costs	(15,138)	-
Deferred sales fee, net	-	(204,488)
Accumulated deficit	(41,560,438)	(38,116,905)

Total stockholders' deficiency	(5,482,804)	(2,189,881)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$1,465,721	$1,190,684

Protocall Technologies Incorporated and Subsidiaries

Condensed Consolidated Statements of Operations

	Nine Months Ended September 30,		Three Months Ended September 30,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)

Net sales	$544,993	$341,857	$190,572	$140,886
Cost of sales	422,969	256,734	118,138	107,942

Gross profit	122,024	85,123	72,434	32,944

Selling, general and administrative expenses	(2,972,051)	(3,730,961)	(1,229,281)	(1,104,639)
Research and development expenses	(58,991)	(127,845)	(10,348)	(32,687)

Operating loss	(2,909,018)	(3,773,683)	(1,167,194)	(1,104,382)

Other income (expense):
Interest expense, including amortization of
debt discounts	(1,718,834)	(133,987)	(1,614,757)	(44,101)
Change in fair value of derivative liability	1,191,281		1,191,281
Loss on disposal of fixed assets	(19,562)	-		-
Other income	12,600	48,334	4,200	10,038
Total other income (expense)	(534,515)	(85,653)	(419,276)	(34,063)

Net loss	$(3,443,533)	$(3,859,336)	$(1,586,470)	$(1,138,445)

Net loss per share - basic and diluted	$(.06)	$(0.23)	$(0.02)	$(0.04)

Weighted average number of shares-basic and
diluted	57,854,316	16,981,703	68,297,350	28,217,424

Protocall Technologies Incorporated and Subsidiaries

Condensed Consolidated Statement of Changes in Stockholders’ Deficit

			Additional	Deferred		Total
	Common Stock		Paid in	Sales and consulting Fees	Accumulated	Stockholders'
	Shares	Amount	Capital	Fee (Net)	Deficit	Deficit
Balance December 31, 2005	47,789,364	$47,789	$36,083,723	$(204,488)	$(38,116,905)	$(2,189,881)

Common Shares issued in January private placement	2,222,222	2,222	297,778	-	-	300,000
Common Shares issued in February private placement	390,625	391	49,609	-	-	50,000
Common Shares issued for settlement of litigation	1,000,000	1,000	139,000	-	-	140,000
Common Shares issued in April private placements	1,819,363	1,820	298,180	-	-	300,000
Common Shares issued in May private placements	1,079,136	1,079	148,921	-	-	150,000
Common Shares issued in June private placement	1,059,322	1,059	98,941	-	-	100,000
Common Shares issued in July private placement	1,170,592	1,171	98,829			100,000
Common Shares for Conversion of Convertible note	1,136,364	1,136	98,864			100,000
Common Shares issued due to anti dilution provisions	9,990,889	9,991	(9,991)	-	-	-
Common Shares issued for consulting fees	1,423,078	1,422	172,040	-	-	173,462
Common Shares forfeited	(80,000)	(80)	(99,920)			(100,000)
Stock options issued for compensation expense	-	-	312,063	-	-	312,063
Costs of private placement offerings	-	-	(70,000)	-	-	(70,000)
Warrants issued for consulting fees	-	-	45,005	(45,005)	-	-
Warrant issued in connection with issuance of convertible note	-	-	20,700	-	-	20,700
Conversion of convertible note			(20,700)			(20,700)
Common shares issuable for September financing	568,182	568	49,432			50,000
Derivative Liability of tainted warrants			(1,689,270)			(1,689,270)
Amortization of deferred consulting fees				29,867		29,867
Amortization and write off of deferred sales fee				204,488		204,488
Net loss	-	-	-	-	(3,443,533)	(3,443,533)
Balance September 30, 2006	69,569,137	$69,568	$36,023,204	$(15,138)	$(41,560,438)	$(5,482,804)

Protocall Technologies Incorporated and Subsidiaries

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended	Nine Months Ended
	September 30, 2006	September 30, 2005
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(3,443,533)	$(3,859,336)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest expense for embedded derivative instruments	1,584,693	-
Depreciation and amortization	325,690	491,144
Loss on disposal of fixed assets	19,562	-
Common stock and warrants issued for services	173,463	-
Warrants issued for settlement	15,224	-
Equity compensation cost	312,063	86,976
Subscription receivable write-off	-	1,665
Change in value of derivative financial instrument	(1,191,281)	-
Amortization of deferred financing costs	7,825	-
Amortization of deferred lease costs	58,437	58,437
Settlement of accounts payable and trade notes		(15,750)
Write off of deferred selling costs	204,488	-
Amortization of deferred consulting fees	29,867	-
Forfeiture of common stock previously issued for accrued salary	(100,000)	-
Changes in:
Accounts receivable	3,428	(9,219)
Inventory	(497,063)	(15,172)
Prepaid expenses and other current assets	42,468	(63,683)
Accounts payable and accrued expenses	(46,654)	239,338
Other Assets	(50,000)	-
Deferred Financing Costs	(40,000)	-
Security Deposits	(6,392)	-
Other Liabilities	-	(4,220)
Payroll taxes payable	474	-
Accrued salaries	(765)	(180,072)
Notes payable to officers/stockholders	-	(10,875)
Deferred Revenue	18,750	-
Accrued interest on notes payable	14,821	14,821
Net cash used in discontinued operations	-	(24,639)
Net cash used in operating activities	(2,564,435)	(3,290,586)

Cash flows from investing activities:
Capital expenditures	(1,350)	(41,679)
Net cash used in investing activities	(1,350)	(41,679)

Cash flows from financing activities:
Net proceeds from issuance of common stock	980,000	2,050,830
Proceeds from issuance of convertible notes	1,617,750	-
Repayment of loan payable	(2,471)	-
Repayment of capitalized lease obligations	(148,112)	(261,281)
Net cash provided by financing activities	2,447,167	1,789,549

Net decrease in cash	(118,618)	(1,542,716)

Cash - beginning of period	402,221	2,133,223
Cash - end of period	$283,603	$590,507

Supplemental cash flow information:
Cash paid for:
Interest	$39,917	$61,345
Income taxes	$-	$1,832
Non cash transactions:
Conversion of accrued salaries to notes payable	$75,906	$-
Warrants issued for services	$45,005	$-

Stock issued for settlement	$140,000	$-
Stock issued for anti-dilution provisions	$9,991	$-
Discount on convertible note payable	$1,403,367
Derivative Liability for tainted warrants	$1,689,270
Conversion of note payable into equity	$100,000
Deferred Financing Costs	$121,000
Warrants issuable as finders fee for financing	$135,259

Basis of Presentation:  The Accompanying unaudited condensed consolidated financial statements have been prepared in accordance with Generally Accepted Accounting Principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by Generally Accepted Accounting Principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The condensed consolidated balance sheet as of December 31, 2005 is derived from the December 31, 2005 audited financial statements.

Note A - Summary of Significant Accounting Policies and Related Matters

[1]

Description of business

The accompanying consolidated financial statements include the accounts of Protocall Technologies Incorporated and its wholly-owned subsidiaries, Protocall Software Delivery Systems, Inc. ("PSD") and Precision Type, Inc. (collectively, the "Company").  The Company has substantially focused all of its time and resources on its SoftwareToGo® product in its PSD subsidiary.  PSD was founded in 1998 to develop and commercialize a proprietary system that enables software retailers to produce fully packaged software CDs, on-demand, at their stores and at their web site fulfillment centers. SoftwareToGo® (the “System”) is a software display, storage and production system, similar in size to an ATM cash machine. The System is designed to complement physical inventory systems and enable traditional resellers to create "on demand" inventory at point of sale for walk-in as well as Internet customers.  The Company intends to market and distribute its System to major retailers.  The Company signs license agreements with software publishers, allowing the Company to resell their software products to one or more of the Company’s retail customers.

[2]

Going concern

The Company incurred net losses for the nine months ended September 30, 2006 and 2005 of $3,443,533 and $3,859,336, respectively, and has an accumulated deficit of $41,560,438 at September 30, 2006.  Through September 30, 2006, the Company has been dependent upon investments through private offerings of convertible and non-convertible debt and equity securities from related and non-related parties to finance its business operations.

As of November 14, 2006, the Company had a cash balance of approximately $214,000.  Management believes that cash on hand will enable the Company to continue its business plan through approximately early 2007 although there can be no assurances that this will be the case.

Management’s plan is to pursue additional long-term capital to fund its operations after further content and customer agreements have been signed, although there can be no assurances that any such agreements will be signed or that any financing will be available, or if available, that it will be on terms acceptable to the Company. Management believes that its ability to secure additional long-term financing is directly related to the Company’s progress with new customers and movie content agreements, which are actively being pursued by it.

The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern, which assumes the realization of assets and satisfaction of liabilities in the normal course of business. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about the Company’s ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

[3]

Revenue recognition

The Company recognizes revenue from retailer sales of product through its software delivery system upon delivery to the consumer and revenue from retailer sales of product inventory when the items are shipped.

Part of the Company’s marketing strategy to acquire new consumers includes retail promotions in which the Company pays retailers if they are successful in marketing software products on our system to consumers.  These payments are recorded as a reduction in revenue in accordance with EITF No. 01-9.  As a result of this accounting treatment, these payments are not included in marketing expense, but instead, recorded as a reduction in revenue.  Estimated customer rebates are reflected as a reduction in revenue in the period that the related sale is recorded.  Customer returns, although not material, are also reflected as a reduction in revenue in the period that they are returned or earlier if any such returns are anticipated.

[4]

Use of estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Such estimates include valuation of warrants issued in connection with various forms of financing by the Company.  Actual results could differ from those estimates.

[5]

Accounting for stock options

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R “Share Based Payment” (“SFAS 123R”), which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations as an operating expense, based on their fair values on grant date.  Prior to the adoption of SFAS 123R, the Company accounted for stock based compensation using Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees and Related Interpretations.   The Company adopted the provisions of SFAS 123R effective January 1, 2006, using the modified prospective transition method.  Under the modified prospective transition method, non-cash compensation expense is recognized for the portion of outstanding stock option awards granted prior to the adoption of SFAS 123R for which service has not been rendered, and for any future stock option grants.  Accordingly, periods prior to adoption have not been restated.  The Company recognizes share-based compensation costs on a straight-line basis over the requisite service periods of awards.  That cost is recognized as compensation expense over the service period, which would normally be the vesting period of the options.

The following table illustrates the effect on net income and earnings per share if the fair value based method had been applied to the nine month period ended September 30, 2005:

Net loss as reported	$ (3,859,336)
Stock-based employee compensation expense included in reported net loss, net of related tax effects
Stock-based employee compensation determined under the fair value based method	(287,195)
Pro forma net loss	$ (4,146,531)
Net loss per share-basic and diluted
as reported	$ (.23)
Pro forma	$ (.24)

Stock based compensation expense recognized in the consolidated statement of operations for the nine months ended September 30, 2006 was $312,063, $227,303 of which is employee compensation, $26,708 is for options issued to consultants and $58,052 is for options issued to directors.  All of these expenses are recorded in selling general and administrative expense.. The compensation cost of $316,376 for non-vested options at September 30, 2006 will be recorded over the respective vesting periods.

Option transactions for the nine months ended September 30, 2006 are summarized as follows:

2000 Plan				2004 Plan
	# of Shares	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Term	# of Shares	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at beginning of year	2,537,785	$1.64	-	4,142,988	$.71	-	-
Granted (1)	-	-	-	1,197,667	$.34	-	-
Exercised	-	-	-	-	-	-	-
Forfeited (2)	(462,134)	$1.39	-	(1,790,313)	$.52	-	-
Outstanding at end of period	2,075,651	$1.70	1.02	3,550,342	$.69	8.58	$0.00
Exercisable at end of period	2,075,651	$1.70	1.02	2,711,835	$.74	8.33	$0.00
Non vested at end of period	-	-	-	838,507	$.52	9.38	$0.00

(1)

940,000 of these options with an exercise price of $.25 were granted March 31, 2006 subject to shareholder approval. These options were approved by shareholders on August 29, 2006 and are included in the stock option charge for the quarter ending September 30, 2006.  The market value of the Company’s common stock on March 31, 2006 and August 29, 2006 was $0.25 and $0.14 respectively.  These options have a ten year life with immediate vesting for half of these options and the balance, vesting March 31, 2007.  The remaining 257,667 options granted during the nine months ended September 2006, are fully vested and have a ten year life with exercise prices ranging from $0.33 to $1.35.

(2)

1,362,000 options were rescinded subsequent to March 31, 2006 as a result of Board of Directors action to correct option grants in November 2005 inconsistent with the Company’s 2004 Stock Option Plan. The rescinded options include: (a) 300,000 of 500,000 shares granted to Don Hoffmann, former CEO, (b) 103,750 of 150,000 shares granted to Brenda Newman, Senior VP Digital Rights and Content Management, (c) 479,125 of 750,000 shares granted to Peter Greenfield, Director, and (d) 479,125 of 750,000 shares granted to Bruce Newman, Director and current President and CEO.

These options were not included in the stock option charge for the quarters ending March 31 and June 30, 2006 and are incorporated above as being forfeited in the first quarter of 2006.

The weighted-average grant-date fair value of options granted during the nine months ended September 30, 2006 was $.13.

The weighted average fair value of stock options is estimated at the grant date using the Black-Scholes option-pricing model with the following weighted average assumptions:

	Nine Months Ended September,
	2006	2005
Risk-free interest rate	4.72%	3.84%
Expected life of options	5 years	4.98 years
Expected dividend yield	0.00%	0.00%
Expected volatility	189.99	144.54
Weighted average fair value	$0.13	$.91

[6]

Loss per share and common share equivalent

The Company's basic and diluted net loss per share is computed by dividing net loss by the weighted average number of outstanding common shares.  Potentially dilutive securities, which were excluded from the computation of diluted loss per share because to do so would have been anti-dilutive, are as follows:

	Nine Months Ended September, 30,
	2006	2005
Stock options	5,625,993	5,225,186
Warrants	39,543,930	5,505,150
Convertible notes (1)	644,263	--
Total dilutive shares	45,814,186 45,814,186	10,730,336

(1)

Represents aggregate principal and accrued interest of $82,466 convertible into common stock at $0.128 per share.

[7]

Inventory

Inventory, consisting primarily of blank CDs, CD cases and other supplies associated with products distributed on the Company's virtual inventory system, are valued at the lower of cost (first-in, first-out) or market. Recently acquired movie and television DVD’s are valued at cost.

[8]

Financial instruments

The Company evaluates its convertible debt, options, warrants or other contracts to  determine  if those contracts  or embedded  components  of those  contracts qualify  as  derivatives  to be  separately  accounted for under  Statement of Financial Accounting Standards 133 "Accounting for Derivative Instruments and Hedging Activities" (“SFAS 133”) and related interpretations including EITF 00-19 "Accounting  for Derivative  Financial  Instruments  Indexed to, and Potentially Settled in, a Company's Own Stock" (“EITF 00-19”).  The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market  each balance sheet  date and  recorded  as a  liability.   The change in  fair  value  is recorded in the consolidated statement of operations as other income or expense. Upon conversion, exercise or expiration of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated  and there are also  other  embedded derivative  instruments in the  convertible  instrument  that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each  reporting  period.  Equity instruments that are initially classified as equity that become subject to reclassification under SFAS 133 are reclassified to liability at the fair value of the instrument on the reclassification  date.  Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

[9]

Reclassifications

Certain accounts in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation in the financial statements for the current period.. These reclassifications have no effect on previously reported net loss

[10]

Recent Accounting Pronouncements

In September 2006, FASB issued SFAS 157 ‘Fair Value Measurements’. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

In June 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes.”  This interpretation applies to all tax positions accounted for in accordance with SFAS No. 109, “Accounting for Income Taxes.”  FIN 48 clarifies the application of SFAS No. 109 by defining the criteria that an individual tax position must meet in order for the position to be recognized within the financial statements and provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition for tax positions.  The Company must adopt the interpretation by January 1, 2007.  Management does not expect that the adoption of this new interpretation will have a material impact on the Company’s financial position, results of operations or cash flows.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108. Due to diversity in practice among registrants, SAB No. 108 expresses SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The Company will adopt SAB No. 108 during the fourth quarter of fiscal year 2007. The Company’s management does not believe the adoption of SAB No. 108 will have a material impact on the Company’s consolidated financial statements.

Note B – Related Party Transactions

On October 14, 2003, a stockholder/director opened an irrevocable standby letter of credit on behalf of the Company as required by an equipment lease agreement, for the entire term of the lease obligation, in the amount of $1,040,000.  As compensation, the Company issued a warrant to purchase 520,000 shares of common stock exercisable at the lower of $2.75 per share or the sales price of common stock in subsequent offerings. The fair value of the warrant was $269,470 utilizing the Black-Scholes option-pricing model.  The warrant was originally scheduled to expire on October 14, 2010, but was converted into approximately 95,047 shares of common stock in connection with the reverse merger on July 22, 2004.  The fair value of the warrant has been recorded as a deferred lease cost and is being amortized, on a straight-line basis, over the term of the lease obligation which terminates April 1, 2007. In November 2005, the letter of credit was reduced to $750,652 and extended through April 2008.  The Company is contingently liable for the amounts of the letter of credit in the event the stockholder/director is obligated to make payments thereunder as a result of noncompliance with the terms of the lease agreement.

Note C – Notes Payable - Related Party

On July 22, 2004, in connection with the reverse merger, $414,565 of previously accrued interest on a convertible note payable due to a related party was converted into a new promissory note, bearing interest at 4% per annum. As of September 30, 2006, the total accrued interest on the note payable amounted to $36,338.  All principal and accrued interest on the note is due and payable in full on July 22, 2007.  The payee had a right to convert all or any portion of the outstanding principal balance and/or accrued interest of the notes into shares of common stock in the Company’s next round of equity financing subsequent to July 22, 2004, which occurred in June 2005, on the same terms and conditions as applicable to all other purchasers of such equity securities.  The payee was notified by certified mail of their right to convert their note and all accrued interest into shares of common stock due to the equity financing that occurred in June 2005.  The payee did not elect to convert all or any portion of the outstanding principal balance and/or accrued interest of the note.

Note D – Notes Payable

On July 22, 2004, in connection with the reverse merger, $79,473 of previously accrued interest on  convertible notes payable was converted into a new promissory note, bearing interest at 4% per annum. As of September 30, 2006, the total accrued interest on the note payable amounted to $6,966. All principal and accrued interest on the note is due and payable in full on July 22, 2007.

Pursuant to a July 31, 2002 Salary Adjustment Agreement, upon the termination of employment of one of the participants, $75,906 of accrued, but unpaid, salary was converted to a note bearing interest at the rate of 12% per year.  The principal of the note is payable in four equal quarterly installments beginning January 2007.  The accrued interest is due  monthly .

Note E – Convertible Notes Payable

In April 2006, the Company issued a Convertible Promissory Note (the “Note”) for $100,000 in a private placement.  The note holder has the option to convert the Note and receive shares of Protocall in any financing transaction with third parties conducted by Protocall under the same general terms and conditions as provided for in such a financing transaction (“conversion pricing provision”).  The Note bears interest at 12% and is payable at the earlier of (i) October 31, 2006, or (ii) completion of a subsequent financing of no less than $5,000,000 in gross proceeds to the Company. In connection with the issuance of the Note, the Company issued the note holder a warrant to purchase 125,000 shares of common stock at an exercise price of $.20 per share. The warrants may be exercised up to three years from date of issuance.  The fair value of the warrants on the date of issuance was $20,700 as determined utilizing the Black-Scholes option-pricing model with the following assumptions: 172.65% volatility, three year expected life, 4.96% risk free interest rate, and a dividend yield ratio of 0%.  The Company allocated the net proceeds between the Note and the warrants based on the relative fair value based method.  The proceeds allocated to the value of the warrant were recorded as a finance expense.  In July 2006, the Note was fully converted into 1,136,364 shares of common stock at a share price of $.088

The Note is a hybrid instrument which contains an embedded  derivative  feature which requires separate accounting as a derivative instrument under SFAS No. 133. The embedded derivative  feature has been bifurcated from the debt host contract,  referred to as the "Financial Instrument".  The embedded  derivative feature includes the conversion pricing provision within the note.  The value of the  embedded derivative liability  of $5,682 was  bifurcated  from  the  debt  host  contract  and  recorded  as a derivative  financial instrument liability included in accrued expenses on the condensed consolidated balance sheet.  The charge was reversed upon the conversion of the note in July 2006.

Note F – Derivative Liabilities and  Secured Convertible Notes Payable

In August 2006, the Company entered into an agreement with certain investors (the "Holder"), whereby the Company sold a Convertible Debenture (the "Convertible Note" or the “Note”) in the principal amount of $700,000.  In September 2006, the company sold additional Convertible Notes in the aggregate amounts of $817,750 under the same terms as the initial issue (total $1,517,750).  The Holder was issued warrants for 15,000,000 shares in August and an additional warrant for 2,512,500 shares were issued in September.

The notes bear interest of 6% per annum, computed based on a 365-day year and payable quarterly. No interest is due for any month in which the Trading Price is greater than $.14975 for each Trading Day. Any amount of principal or interest on this Note which is not paid when due bears interest at the rate of 15% (“Default Interest”).  The principal payments on this note are payable in full on their respective maturity dates of August 8, 2009 and September 29, 2009.

The Notes are convertible into shares of the Company's common stock at a variable conversion price, subject to adjustment if the Company were to issue any additional shares of common stock at a price per share less than the applicable conversion rate then in effect, without a floor. The “Variable Conversion Price” is the Applicable Percentage (50% at initial filing for registration, 55% prior to effectively and 60% once registered) multiplied by the average of the lowest 3 Trading Prices for the Common Stock during the 20 Trading Day periods. Conversions, including warrant exercises (as noted below), are limited monthly to the greater of $80,000 or the 10 day average daily volume, and in total are limited to the beneficial ownership of 4.99%. The Conversion Price and the number of shares to be issued upon conversion are subject to adjustment upon the occurrence of the events:  major announcements defined as an intent to consolidate or merge with any other corporation other than a merger in which the Company is the surviving or continuing corporation and its capital stock is unchanged or sell or transfer all or substantially all of the assets of the Company or if any person, group or entity publicly announces a tender offer to purchase 50% or more of the Company’s Common Stock any common stock reclassification; stock splits, combinations and dividends.  In addition, the Fixed Conversion Price and the Variable Conversion Price are subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications and similar events.

Events of default under the Convertible Note include: the Company’s failure to perform any of its obligations, pay principal, interest and other fees, breach of covenant, breach of representations and warranties, default under related agreements, bankruptcy, and failure to deliver the common stock or replacement note to Investor free of restrictions and other conditions.  The default interest rate is fifteen percent (15%). Upon occurrence of default, Holder may demand immediate repayment of the Convertible Note at 140% of the principal balance.

The Company has registration requirements as detailed in the Registration Rights Agreement.  If the Company fails to meet the registration deadlines, then the Company must pay Holder liquidated damages equal to 2.0% of the principal balance per month pro-rated for each month in which the registration requirements are not met, but capped at 6%. The Company is required to file an SB-2 Registration Statement within 45 days from the Closing Date to register 100% of the then shares to be issued upon conversion of the note.  The debentures are secured by all of the assets of the Company.  In November 2006, the Company entered into a revised registration agreement with the Holder whereby the Company is obligated to file an SB-2 registration statement by November 17, 2006.

The Company has the call option to prepay (“redeem”) the Notes assuming the Common Stock is trading at or below $.20 per share. The Company will pay in cash for prepayments: 120% if occurring within 30 days of the Issue Date; 130% for  repayments occurring between 31 and 60 days of the Issue Date, or 140% for prepayments occurring after the 60th day following the Issue Date. The Company has a partial call option if the volume weighted average price of the Common Stock for the 5 trading days is below $.1198. For a partial call option the Company will prepay a portion of the outstanding principal amount of the Notes equal to 101% of the principal divided by 36 plus one month’s interest and this will apply to all conversions for the month.

The derivative financial instrument, (the Convertible Note) has been accounted for in accordance with SFAS No. 133. These derivative financial instruments were recorded as liabilities in the consolidated balance sheet and measured at fair value. The Company will mark to market these derivative liabilities each quarter and record the change in fair value in the income statement. The recorded value of these debt features may fluctuate significantly based on fluctuations in the fair value of the Company’s common stock, as well as the volatility of the stock price during the term used for observation and the term remaining for the warrants.  These significant fluctuations can create significant income and expense items on the financial statements of the Company.

The Convertible Note contains more than one embedded derivative feature which would individually warrant separate accounting as derivative instruments under SFAS 133.  The various embedded derivative features have been bundled together as a single, compound embedded derivative instrument that has been bifurcated from the debt host contract, and referred to as the "Single Compound Embedded Derivatives within Convertible Note".  The single compound embedded derivative features include the conversion feature with the reset provisions within the Convertible Note, the call/redemption options, the interest rate adjustment, the cash prepayment penalties, and liquidated damages. The value of the single compound embedded derivative liability was bifurcated from the debt host contract and recorded as a derivative liability, which results in a reduction of the initial carrying amount (as unamortized discount) of the Convertible Note of the value at inception. The unamortized discount has been amortized to interest expense using the effective interest method over the life of the Convertible Note.

In August 2006, in connection with the Securities Purchase Agreement, the Company granted the Holders a seven year Common Stock Purchase Warrant ("Holder Warrant") to purchase a total of 15,000,000 shares of common stock at an exercise price of $0.10 per share, subject to adjustment for dilutive share issuances.

The Warrant is exercisable immediately and allows the Holder to purchase the shares within 7 years of the issue date.  The exercise price is subject to adjustment upon the occurrence of the following events during the period that the conversion right remains outstanding: common stock reclassification; stock splits, combinations and dividends. An additional 2,512,500 Warrants were issued in September, 2006 under the same terms.

Due to the floorless conversion feature of the convertible debt, the Company cannot necessarily share settle the existing debt or any outstanding warrants/options.  This is due to the fact that the Company may not have sufficient authorized and un-issued shares available to share settle these obligations.  Therefore, all existing outstanding warrants and options as of August 8, 2006 are “tainted” and have been treated as derivative liabilities under SFAS 133 and EITF 00-19.

The warrants outstanding as of August 8, (referred to as “Tainted Warrants”) in aggregate allow the Holders to purchase 20,280,180 shares with various expirations dates ending August 4, 2009 (3 and 5 year terms).   The Tainted Warrants were valued at $1,689,270 using a Black Scholes valuation model.

At the time of issue, the Company determined the probability weighed discounted cash flow of the note with the various embedded derivatives and determined the discounted cash flow of the note without the embedded derivatives.  The cash flows were discounted by the risk-free rate based on the remaining term of the note.  The implied value of the compound embedded derivatives was $608,021 for the Convertible Note issued in August 2006.  In addition, warrants were issued to the Holder that were valued at $1,611,366 based on a Black-Scholes valuation model using a weighted average exercise price.  Finally, the existing outstanding Tainted Warrants were valued at $1,689,270 using a Black-Scholes valuation model.  The implied value of the compound embedded derivatives within the September 2006 note was $529,324 and warrants issued to the Holder were valued at $194,066 at the date of issue.

The fair value of the embedded derivatives at September 30, 2006 was valued at $982,429, the warrants issued with the Convertible Notes were valued at $1,487,847 and the tainted warrants  were valued at $1,151,032.  The valuation was calculated with the following assumptions: the stock price would increase in the short term at the cost of equity with a 130% volatility, there was a 85% probability the Company would not be in default of its registration requirements, assuming an event of default occurring 5% of the time increasing 10% per month, reset events projected to occur 25% of the time at an exercise price of $0.085, the Holder would automatically convert at a stock price of $.20 if the registration was effective and the Company was not in default, the Company would trigger redemption of the note when available at a stock price of $0.15 or higher, alternative financing would be initially available to redeem the note 0% of the time and increase monthly by 5% to a maximum of 25% and the trading volume would increase at 1% per month.

The Mark to Market change in the value of the Convertible Note Warrants is $(452,843).  The mark to market change in the Compound Embedded Derivatives is $(154,916) and the mark to market change in the value of the Tainted Warrants is $(538,238).

The Company incurred legal and finder’s fees totaling $296,259 (of which $135,259 is the value of a warrant issued to the finder) associated with these notes.  These fees are treated as deferred financing costs and are being amortized over the term of the convertible notes.  $7,825 has been expensed as of September 30, 2006.

Note G – Consulting Agreements

In April 2006, the Company entered into an investor relations consulting agreement with a third party. Pursuant to this agreement, the Company issued the consultant a warrant to purchase 100,000 shares of the Company’s common stock at an exercise price of $.019 per share in exchange for all past due invoices.  The warrant is exercisable over 4 years and has a fair value of $17,550.  The warrant is recorded as an investor relations expense in selling, general and administrative expense on the condensed consolidated statement of operations.  The Company also issued a warrant to purchase 60,000 shares of the Company’s common stock at an exercise price of $.019 per share, for future services.  The warrant is exercisable over 4 years and has a fair value of $10,530.  The warrant is being amortized over the one year life of the consulting contract.  As of September 30, 2006, $5,265 has been recorded as an investor relations expense in selling, general and administrative expense on the condensed consolidated statement of operations.

In June 2006, the Company entered into an investor relations consulting agreement with a third party.  Pursuant to the terms of the agreement, the Company is obligated to issue the consultant a warrant to purchase 250,000 shares of common stock at an exercise price of $.013 per share.  The fair value of the warrant is $16,925, which has been recorded and is being amortized over the one year term of the consulting agreement.  As of September 30, 2006, $7,052 has been recorded as an investor relations expense in selling, general and administrative expense on the condensed consolidated statement of operations.

In August 2006, the Company entered into an agreement with a third party intellectual property patent consultant.  The Company agreed to issue the third party 269,230 shares at $0.13 per share as payment for services rendered.  The shares were valued at $35,000 and expensed in full.

Note H – Litigation

Upon his termination from employment with the Company, the former CEO Mark Benedikt asserted monetary claims under his employment agreement, and by demand dated October 19, 2005, sought arbitration of those claims which for purposes of the arbitration demand he had valued at $366,979.  The Company settled on January 23, 2006. The terms of the settlement require the Company to make periodic cash payments totaling $100,000 and the issuance of a warrant to purchase 240,000 shares of common stock at an exercise price of $1.06 per share with registration rights. The warrant was valued at $24,274 on the settlement date and recorded as expense and as a liability in 2006. In accordance with EITF 00-19, this liability is marked to fair value at each reporting date until the warrant is exercised. On September 30, 2006, the warrant was valued at $15,224. The Company will incur a liability of up to $25,000 if it fails to register the warrants as per the terms of the agreement.  The Company had accrued the $100,000 due to Mr. Benedikt as of December 31, 2005. The Company has paid $62,215 against this liability as of September 30, 2006. In November 2006, as per the terms of the settlement, the Company paid the remaining balance due to Mr. Benedikt.

On August 23, 2005, First Providence Financial Group, LLC (“First Providence”) filed a Demand for Arbitration against the Company with the American Arbitration Association.  The demand alleged that the Company breached a January 2000 placement agency agreement with First Providence.  The demand sought $5 million in damages, plus fees and costs.  The demand alleged that First Providence had a right of first refusal and that the Company disregarded it. The Company believed that First Providence was not then in business, incapable of performing and failed to do so when requested to perform.  The Company reached a settlement agreement with First Providence on January 31, 2006.  The Company issued First Providence 1,000,000 shares of common stock and reimbursed First Providence $8,000 for out of pocket costs. The shares valued at $140,000 were accrued in December 2005. First Providence withdrew the arbitration request.

The case of Code Ventures LLC v. Protocall Software Delivery Systems, Inc., et al. was filed in the Superior Court of the State of California, San Diego Judicial District, on or about August 31, 2005.  The complaint asserts claims for: (i) breach of a software development agreement between the parties dated October 13,1999; (ii) quantum merit; and (iii) goods sold, and seeks damages of at least $200,000, plus interest, attorneys’ fees, and cost.  The plaintiff also seeks a judgment declaring that it is entitled to exercise certain options for stock in Protocall Software Delivery Systems, Inc.  The Company filed a cross complaint asserting claims for breach of contract, restitution, money had and received, conversion and declaratory relief. The Company is also seeking recovery of $43,700 for the value of equipment not returned to the Company by Code Ventures. On September 13, 2006, the parties participated in a mediation.  As a result of the mediation, the parties settled the matter for $100,000, with payments to be made in four installments from October 16, 2006 through February 20, 2007.  The  first installment payment of $25,000 has been paid.  The Court is currently scheduled to dismiss the lawsuit on December 4, 2006.  The Company accrued the $100,000 settlement in the quarter ended September 30, 2006.

Note I – Private Offerings

In January 2006, the Company entered into a securities purchase agreement with an investor in a private placement.  In connection with the private placement, the Company sold 2,222,222 shares of common stock,   at $.135 per share, and warrants (the “January Warrants”) to purchase up to 1,111,111 shares of the Company’s common stock, for an aggregate of $300,000.

The January Warrants have an exercise price of $.50 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date.  The exercise price of the January Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement, is subject to further adjustment if the Company issues any shares of common stock or securities convertible or exercisable into common stock (subject to customary  exceptions such as securities issued pursuant to equity incentive plans)  through January 2007 at a price per share less than the per share price of the common stock and/or the exercise price of the January Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance.  The adjustment in the per share price would result in the issuance of additional shares of common stock to the holder. Due to the private offering entered into in June 2006 (see below) , the Company issued additional shares of common stock and adjusted the January Warrants’ exercise price to $.083 per share pursuant to the anti-dilution provisions of the January 2006 securities purchase agreement.

In February 2006, the Company entered into a securities purchase agreement with an investor in a private placement.  In connection with the private placement, the Company sold 390,625 shares of common stock, at $.128 per share, and warrants (the “February Warrants”) to purchase up to 585,938 shares of the Company’s common stock, for an aggregate of $50,000.

The February Warrants have an exercise price of $.128 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date.  The exercise price of the February Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement, is subject to further adjustment if the Company issues any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) through February 2007 at a price per share less than the per share price of the common stock and/or the exercise price of the February Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance.  The adjustment in the per share price would result in the issuance of additional shares of Common Stock to the holder.  Due to the private offering entered into in July 2006 (see below), the Company issued additional shares of common stock and adjusted the February Warrants’ exercise price to $.083 per share pursuant to the anti dilution provisions of the February 2006 securities purchase agreement.

In April 2006, the Company entered into a securities purchase agreement with investors in a private placement.  In connection with the private placement, the Company sold 1,234.568  shares of common stock, at $.162 per share, 584,795 shares of common stock at $.171 per share and warrants (the “April Warrants”) to purchase up to 1,218,324 shares of the Company’s common stock, for an aggregate of $300,000.

The April Warrants have an exercise price of $.20 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date.  The exercise price of the April Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement, is subject to further adjustment if the Company issues any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) through April 2007 at a price per share less than the per share price of the common stock and/or the exercise price of the April Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance.  The adjustment in the per share price would result in the issuance of additional shares of common stock to the holder.  Due to the private offerings entered into in July 2006 (see below) , the Company  additional  shares of common stock to the April investors and adjusted the April Warrants’ exercise price to $.083 per share pursuant to the anti-dilution provisions of the April 2006 securities purchase agreement.

In May 2006, the Company entered into a securities purchase agreement with investors in a private placement.  In connection with the private placement, the Company sold an aggregate of 1,079,136 shares of common stock, at $.139 per share, and warrants (the “May Warrants”) to purchase up to 539,568 shares of common stock, for an aggregate of $150,000.

The May Warrants have an exercise price of $.20 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date.  The exercise price of the May Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement, is subject to further adjustment if the Company issues any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) through May 2007 at a price per share less than the per share price of the common stock and/or the exercise price of the May Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance.  The adjustment in the per share price would result in the issuance of additional shares of common stock to the holder. Due to the private offering entered into in July 2006 (see below) , the Company issued  additional  shares of common stock to the May investors and adjusted the May Warrants’ exercise price to $.083 per share pursuant to the anti-dilution provisions of the May 2006 securities purchase agreement.

In June 2006, the Company entered into a securities purchase agreement with an investor in a private placement.  In connection with the private placement, the Company sold an aggregate of 1,059,322 shares of common stock, at $.094 per share, and warrants (the “June Warrants”) to purchase up to 1,059,322 shares of common stock, for an aggregate of $100,000.

The June Warrants have an exercise price of $.20 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date.  The exercise price of the June Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement, is subject to further adjustment if the Company issues any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) through June 2007 at a price per share less than the per share price of the common stock and/or the exercise price of the June Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance.  The adjustment in the per share price would result in the issuance of additional shares of common stock to the holder. Due to the private offering entered into in July 2006 (see below), the Company issued additional shares of common stock to the June investor and adjusted the June Warrants’ exercise price to $.083 per share pursuant to the anti dilution provisions of the June 2006 securities purchase agreement.

In July 2006, the Company entered into securities purchase agreements with two investors in a private placement with each investor.  In connection with the private placements, the Company sold an aggregate of 1,170,592 shares of common stock, at a share price of $.083 and $.088 per share, and warrants (the “July Warrants”) to purchase up to 1,170,592 shares of common stock, for an aggregate of $100,000.

The July Warrants have an exercise price of $.20 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date.  The exercise price of the July Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement, is subject to further adjustment if the Company issues any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) through July 2007 at a price per share less than the per share price of the common stock and/or the exercise price of the July Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance.  The adjustment in the per share price would result in the issuance of additional shares of common stock to the holder.

In July 2006, the $100,000 convertible note was converted into equity at a share price of $.088.  The Company issued the investor 1,136,364 shares of common stock at a share price of $.088 and warrants to purchase up to 1,136,364 shares of common stock at an exercise price of $.20 per share.

Note J - Inventory Purchase

On September 29, 2006, the Company purchased movie and music media at a purchase price of $625,000 and movie and television show masters at a purchase price of $50,000.  The masters were classified as other assets. Under the terms of the agreement, the Company was contractually obligated to sell inventory with a cost of $273,000 to a stipulated third party by September 30, 2006.   The third party is obligated to return any unsold inventory by December 31, 2006 to the Company for destruction. The Company has set up a reserve of $114,964 against this inventory.

Note K – Stock Forfeiture

In July 2006, an officer of the Company forfeited 80,000 shares of common stock issued upon conversion of accrued salary in July 2004.  The accrued salary of $100,000 was also forgiven by the officer.

Note L -Subsequent Events

In October 2006, the Company increased its number of authorized shares to 200,000,000.

In October 2006, the Company entered into a securities purchase agreement with an investor in a private placement.  In connection with the private placement, the Company sold an aggregate of 568,182 shares of common stock, at $.088 per share, and warrants (the “October Warrants”) to purchase up to 568,182 shares of common stock, for an aggregate of $50,000.  The $50,000 was received in September 2006 and shares are reported as issuable at September 30, 2006.

The October Warrants have an exercise price of $.20 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date.  The exercise price of the October Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement, is subject to further adjustment if the Company issues any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) through October 2007 at a price per share less than the per share price of the common stock and/or the exercise price of the October Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance.  The adjustment in the per share price would result in the issuance of additional shares of common stock to the holder.

In October 2006, the holder of a convertible note issued in July 2004 (see note E), elected to convert the principal and accrued interest into common stock.  The Company issued the investor 45,377 shares of common stock at a conversion price of $.128 and a warrant to purchase 3,978  shares of common stock at an adjusted exercise price of $.128.  The remaining July 2004 convertible noteholders, waived their conversion rights.

In November 2006, the Company entered into a joinder agreement to the financing agreement of August 8, as amended on September 30, with the initial Investors and two additional accredited investors.  Under the terms of the joinder agreement, the additional investors purchased convertible notes in the aggregate amount of $500,000 under the same terms as the initial Investors.  The additional investors were each issued a warrant to purchase 2,884,615 shares of common stock at an exercise price of $.10.  The initial Investors are no longer obligated to fund any additional amounts pursuant to the original August 2006 financing agreement.  The Company has until November 17, 2006 to file a registration statement.

PROTOCALL TECHNOLOGIES
INCORPORATED

Common Stock

Prospectus

February 12, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

Our articles of incorporation provide that we will indemnify any person who is or was a director, officer, employee, agent or fiduciary of our company to the fullest extent permitted by applicable law.  Nevada law permits a Nevada corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, if (i) such director or officer is not liable to the corporation or its stockholders due to the fact that his or her acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of our company, or that with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

In addition, our bylaws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent will not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 25.  Other Expenses of Issuance and Distribution.

Registration Fees	$ 7,164.00
Federal Taxes	--
State Taxes	--
Legal Fees and Expenses	65,000.00
Printing and Engraving Expenses	10,000.00
Blue Sky Fees	20,000.00
Accounting Fees and Expenses	30,000.00
Miscellaneous	5,000.00
Total	$137,164.00

Item 26.  Recent Sales of Unregistered Securities.

On July 22, 2004, we completed a reverse merger transaction with Quality Exchange, Inc., a Nevada corporation formed in June 1998 (“QEI”). For a more complete description of the reverse merger transaction and concurrent private offering in which we received approximately $7.25 million in gross proceeds, see our current report on Form 8-K dated July 22, 2004 and filed with the SEC on August 6, 2004. QEI issued 16,733,074 shares of our common stock to the former security holders of Protocall in the reverse merger and 5,859,200 shares of our common stock to accredited investors in the private offering.

On June 2005, we entered into a series of securities purchase agreements with a limited number of accredited investors in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended. In connection with the private placement, we sold 1,986,302 shares of our common stock at $.73 per share, and issued for no additional consideration warrants (the “June Warrants”) to purchase up to 993,151 shares of our common stock, for an aggregate of $1,450,000 ($1,335,570 net of finder’s fee and various other expenses). We have used the net proceeds of the private offering primarily for funding of working capital.

The June Warrants had an exercise price of $1.00 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date. The exercise price of the June Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement is subject to further adjustment if we issue any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) through June 2006 at a price per share less than the per share price of the common stock and/or the exercise price of the June Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance. The adjustment in the per share price would result in the issuance of additional shares of common stock to the holders. Due to the private offerings entered into in September and December 2005 (see below), we issued an additional 9,341,824 shares of common stock to the June investors and adjusted the June Warrants’ exercise price to $.128 per share pursuant to the anti-dilution provisions of the June 2005 securities purchase agreements.

In September 2005, we entered into a securities purchase agreement with an accredited investor in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended. In connection with the private placement, we sold 2,380,952 shares of the Company’s common stock, par value $0.001 per share, at $.336 per share, and warrants (the “September Warrants”) to purchase up to 2,380,952 shares of our common stock, for an aggregate of $800,000 ($715,260 net of finder’s fee and various other expenses). We used the net proceeds of the private offering primarily for funding of working capital.

The September Warrants had an exercise price of $.50 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date. The exercise price of the September Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement is subject to further adjustment if we issue any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) through September 2006 at a price per share less than the per share price of the common stock and/or the exercise price of the September Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance. The adjustment in the per share price would result in the issuance of additional shares of Common Stock to the holders. Due to the private offerings entered into during December 2005 (see below) , we issued an additional 3,869,048 shares of common stock to the September investor and adjusted the September Warrants’ exercise price to $.128 per share pursuant to the anti-dilution provisions of the September 2005 securities purchase agreement.

In December 2005, we entered into a series of securities purchase agreements with accredited investors in private placements exempt from the registration requirements under the Securities Act of 1933, as amended. In connection with the private placements, we sold 3,441,314 shares of our common stock, par value $0.001 per share, at prices ranging from $.173 to $.128 per share, and warrants (the “December Warrants”) to purchase up to 1,720,657 shares of our common stock, for an aggregate of $550,000. We used the net proceeds of the private offering primarily for funding of working capital.

The December Warrants had an exercise price of $.50 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date. The exercise price of the December Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement is subject to further adjustment if we issue any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) through December 2006 at a price per share less than the per share price of the common stock and/or the exercise price of the December Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance. The adjustment in the per share price would result in the issuance of additional shares of common stock to the holders. Due to the private offering of December 30, 2005, we issued an additional 855,561 shares of common stock to the December investors and adjusted 1,330,032 of the December Warrants’ exercise price to $.128 per share pursuant to the anti-dilution provisions of the December 2005 securities purchase agreements.

In January 2006, we entered into a securities purchase agreement with an accredited investor in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended. In connection with the private placement, we sold 2,222,222 shares of our common stock, par value $0.001 per share, at $.135 per share, and warrants (the “January Warrants”) to purchase up to 1,111,111 shares of our Common Stock, for an aggregate of $300,000. We have used the net proceeds of the private offering primarily for funding of working capital.

The January Warrants had an exercise price of $.50 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date. The exercise price of the January Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement is subject to further adjustment if we issue any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) through January 2007 at a price per share less than the per share price of the Common Stock and/or the exercise price of the January Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance. The adjustment in the per share price would result in the issuance of additional shares of common stock to the holder. Due to the private offering entered into in February 2006 (see below) , we issued an additional 121,528 shares of common stock and adjusted the January Warrants’ exercise price to $.128 per share pursuant to the anti-dilution provisions of the January 2006 securities purchase agreement.

In February 2006, we entered into a securities purchase agreement with an accredited investor in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended. In connection with the private placement, we sold 390,625 shares of our common stock, par value $0.001 per share, at $.128 per share, and warrants (the “February Warrants”) to purchase up to 585,938 shares of our Common Stock, for an aggregate of $50,000. We have used the net proceeds of the private offering primarily for funding of working capital.

The February Warrants have an exercise price of $.128 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date. The exercise price of the February Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement is subject to further adjustment if we issue any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) through February 2007 at a price per share less than the per share price of the common stock and/or the exercise price of the February Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance. The adjustment in the per share price would result in the issuance of additional shares of common stock to the holder.

In April 2006, we entered into a securities purchase agreement with investors in a private placement. In connection with the private placement, we sold an aggregate of 1,819,363 shares of common stock, at $.162 per share, and warrants (the “Warrants”) to purchase up to 1,218,324 shares of our common stock, for an aggregate of $300,000.

The April Warrants have an exercise price of $.20 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date. The exercise price of the April Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement is subject to further adjustment if we issue any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) through April 2007 at a price per share less than the per share price of the common stock and/or the exercise price of the April Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance. The adjustment in the per share price would result in the issuance of additional shares of common stock to the holder.

In May 2006, we entered into a securities purchase agreement with investors in a private placement. In connection with the private placement, we sold an aggregate of 1,079,136 shares of common stock, at $.139 per share, and warrants (the “May Warrants”) to purchase up to 539,568 shares of common stock, for an aggregate of $150,000.

The May Warrants have an exercise price of $.20 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date. The exercise price of the May Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement is subject to further adjustment if we issue any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) through May 2007 at a price per share less than the per share price of the common stock and/or the exercise price of the May Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance. The adjustment in the per share price would result in the issuance of additional shares of common stock to the holder.

In June 2006, the Company entered into a securities purchase agreement with an investor in a private placement.  In connection with the private placement, the Company sold an aggregate of 1,059,322 shares of common stock, at $.094 per share, and warrants (the “June Warrants”) to purchase up to 1,059,322 shares of common stock, for an aggregate of $100,000.

The June Warrants have an exercise price of $.20 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date.  The exercise price of the June Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement, is subject to further adjustment if the Company issues any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) through June 2007 at a price per share less than the per share price of the common stock and/or the exercise price of the June Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance.  The adjustment in the per share price would result in the issuance of additional shares of common stock to the holder. Due to the private offering entered into in July 2006 (see below), the Company issued additional shares of common stock to the June investor and adjusted the June Warrants’ exercise price to $.083 per share pursuant to the anti dilution provisions of the June 2006 securities purchase agreement.

In July 2006, the Company entered into securities purchase agreements with two investors in a private placement with each investor.  In connection with the private placements, the Company sold an aggregate of 1,170,592 shares of common stock, at a share price of $.083 and $.088 per share, and warrants (the “July Warrants”) to purchase up to 1,170,592 shares of common stock, for an aggregate of $100,000.

The July Warrants have an exercise price of $.20 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date.  The exercise price of the July Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement, is subject to further adjustment if the Company issues any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) through July 2007 at a price per share less than the per share price of the common stock and/or the exercise price of the July Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance.  The adjustment in the per share price would result in the issuance of additional shares of common stock to the holder.

In July 2006, the $100,000 convertible note was converted into equity at a share price of $.088.  The Company issued the investor 1,136,364 shares of common stock at a share price of $.088 and warrants to purchase up to 1,136,364 shares of common stock at an exercise price of $.20 per share.

In August 2006 we entered into a securities purchase agreement with investors in a private placement.  In connection with the private placement, we sold convertible notes totaling $700,000 (the “Promissory Notes”), and warrants (the “August Warrants”) to purchase up to 15,000,000 shares of our common stock.

The Promissory Notes have an interest rate of 6% and a maturity date of August 8, 2008.  The Promissory Notes are convertible, pursuant to their terms, into shares of our common stock based on the average of the lowest three trading prices for our shares of common stock during the 20-trading day period ending on the trading day prior to the date a conversion notice is sent to us, discounted by 50% initially.  The August Warrants have an exercise price of $.10 per share of common stock, are exerciseable immediately and expire on the seven year anniversary of the initial warrant date.  The exercise price of the August Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations.  The exercise price is subject to further adjustment if we issue any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) at a price per share less than the per share price of the common stock and/or the exercise price of the August Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance. The adjustment in the per share price would result in the issuance of additional shares of common stock to the holder.

The securities purchase agreement may not be amended, assigned, waived or terminated.

In October 2006, we entered into a securities purchase agreement with an investor in a private placement.  In connection with the private placement, we sold an aggregate of 568,182 shares of common stock, at $.088 per share, and warrants (the “October

Warrants”) to purchase up to 568,182 shares of common stock, for an aggregate of $50,000.  The $50,000 was received in September 2006 and shares are reported as issuable at September 30, 2006.

The October Warrants have an exercise price of $.20 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date.  The exercise price of the October Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement, is subject to further adjustment if we issue any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) through October 2007 at a price per share less than the per share price of the common stock and/or the exercise price of the October Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance.  The adjustment in the per share price would result in the issuance of additional shares of common stock to the holder.

In November 2006, the Company entered into a joinder agreement to the financing agreement of August 8, as amended on September 30, with the initial Investors and two additional accredited investors.  Under the terms of the joinder agreement, the additional investors purchased convertible notes in the aggregate amount of $500,000 under the same terms as the initial Investors.  The additional investors were each issued a warrant to purchase 2,884,615 shares of common stock at an exercise price of $.10.  The initial Investors are no longer obligated to fund any additional amounts pursuant to the original August 2006 financing agreement.  The Company had until November 17, 2006 to file a registration statement.

The warrants and common stock issuable upon exercise of the warrants have not been registered under the Securities Act, and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder.  These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

In November 2006, we entered into securities purchase agreements with several investors in a private placement.  In connection with the private placement, we sold an aggregate of 1,420,455 shares of common stock, at $.088 per share, and warrants (the “November Warrants”) to purchase up to 1,420,455 shares of common stock, for an aggregate of $125,000.

The November Warrants have an exercise price of $.20 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date.  The exercise price of the November Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement, is subject to further adjustment if we issue any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) through November 2007 at a price per share less than the per share price of the common stock and/or the exercise price of the November Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance.  The adjustment in the per share price would result in the issuance of additional shares of common stock to the holder.

In December 2006, we entered into a securities purchase agreement with an investor in a private placement.  In connection with the private placement, we sold an aggregate of 284,091 shares of common stock, at $.088 per share, and warrants (the “December Warrants”) to purchase up to 284,091 shares of common stock, for an aggregate of $25,000.

The December Warrants have an exercise price of $.20 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date.  The exercise price of the December Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement, is subject to further adjustment if we issue any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) through December 2007 at a price per share less than the per share price of the common stock and/or the exercise price of the December Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance.  The adjustment in the per share price would result in the issuance of additional shares of common stock to the holder.

In February 2007, we entered into a securities purchase agreement with accredited investors in a private placement.  In connection with the private placement, we sold an aggregate of 3,846,154 shares of common stock, at a share price of $.104 per share and warrants (the “February Warrants”) to purchase up to 3,846,154 shares of common stock, for cash proceeds of $25,000 and an aggregate subscription receivable of $375,000. In a subsequent private placement, we sold an aggregate of 5,681,818 shares of common stock at a share price of $0.088 and warrants (the “February Warrants”) to purchase up to 11,363,636 shares of common stock, for an aggregate subscription receivable of $500,000.  All shares have been recorded as issued.

             The February Warrants have an exercise price of $.20 per share of common stock, are exercisable immediately and expire on the third year anniversary of the initial warrant date.  The exercise price of the February Warrants is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The exercise price, as well as the per share price of the common stock sold in the private placement, is subject to further adjustment if we issue any shares of common stock or securities convertible or exercisable into common stock (subject to customary exceptions such as securities issued pursuant to equity incentive plans) through February 2008 at a price per share less than the per share price of the common stock and/or the exercise price of the February Warrants, in which case the per share price and/or the exercise price, as applicable, will be adjusted to equal the price of the securities in the new issuance. Due to the subsequent February private offering entered into at a share price of $0.088, the Company issued an additional 699,301shares of common stock and adjusted the February Warrants’ exercise price to $0.088 per share pursuant to the anti-dilution provisions of the February 2007 securities purchase agreement.

Item 27.  Exhibits.

(a)

The following is a list of Exhibits filed as part of this registration statement:

Exhibit No.	Description of Exhibit
2.1	Agreement of Merger and Plan of Reorganization, dated July 22, 2004, among Quality Exchange, Inc., PTCL Acquisition Corp. and Protocall Technologies Incorporated.(1)
3.1	Articles of Incorporation of Quality Exchange, Inc., filed with the Nevada Secretary of State on June 3, 1998. (2)
3.2	Certificate of Amendment to Articles of Incorporation of Quality Exchange, Inc., filed with the Nevada Secretary of State on May 19, 2004.(3)
3.3	Certificate of Amendment to Articles of Incorporation of Quality Exchange, Inc., filed with the Nevada Secretary of State on July 22, 2004.(3)
3.4	Bylaws of Quality Exchange, Inc., adopted on June 17, 1998. (2)
4.1	Form of Warrant.(4)
4.2	Warrant to Purchase Common Stock, dated June 7, 2008, issued by Protocall Technologies Incorporated to Trilogy Capital Partners, Inc. (6)
4.3	Form of Warrant to Purchase Common Stock issued by Protocall Technologies Incorporated to investors. (7)
4.4	Warrant to Purchase Common Stock issued by Protocall Technologies Incorporated on September 16, 2005 to Joachim R. Anzer. (8)
4.5	Form of Warrant to Purchase Common Stock. (12)
4.6	Form of 6% Callable Secured Convertible Note. (14)
4.7	Form of Stock Purchase Warrant. (14)
5.1	Opinion of Greenberg Traurig, LLP as to the legality of the shares of common stock. *
10.1	2000 Stock Incentive Plan.(5)
10.2	2004 Stock Option Plan.(4)
10.3	Employment Agreement, dated as of July 22, 2004, between Bruce Newman and Protocall Technologies Incorporated.(5)
10.4

Electronic Software Distribution and Site Location Agreement, dated November 29, 2002, between Protocall Software Delivery Systems Inc. and CompUSA Inc., as amended by Amendment No. 1 thereto, dated as of June 15, 2004.

10.5	Electronic Software Distribution and Site Location Agreement, dated March 25, 2004, between Protocall Software Delivery Systems Inc. and Systemax Inc.
10.6	Form of Securities Purchase Agreement between Protocall Technologies Incorporated and individual investors. (7)
10.7	Securities Purchase Agreement, dated September 16, 2005, between Protocall Technologies Incorporated and Joachim R. Anzer. (8)
10.8	Form of Securities Purchase Agreement, dated December 8, 2005, between Protocall Technologies Incorporated and each investor. (9)
10.9	Form of Securities Purchase Agreement between Protocall Technologies Incorporated and the investor. (10)
10.10	Form of Securities Purchase Agreement, dated as of April 17, 2006, between Protocall Technologies Incorporated and certain investors. (11)
10.11	Securities Purchase Agreement, dated May 18, 2006. (12)
10.12	Form of Securities Purchase Agreement. (13)

10.13

Securities Purchase Agreement, dated as of August 8, 2006, by and among Protocall Technologies Incorporated and each of AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC. (14)

10.14	Registration Rights Agreement, dated as of August 8, 2006. (14)
10.15	Security Agreement, dated as of August 8, 2006. (14)
10.16	Intellectual Property Security Agreement, dated as of August 8, 2006. (14)
14.1	Code of Business Conduct and Ethics.(4)
14.2	Code of Ethics for CEO and Senior Financial Officers.(4)
21.1	Subsidiaries of Protocall Technologies Incorporated.
23.1	Consent of Eisner LLP.*
23.2	Consent of Greenberg Traurig, LLP (included in the opinion filed as Exhibit 5.1)
24.1	Power of Attorney (set forth on signature page of the Registration Statement)*

____________________________

* Filed herewith.

(1)

Incorporated by reference to the exhibits filed with the Current Report on Form 8-K, dated July 22, 2004 (filed with the SEC on July 26, 2004).

(2)

Incorporated by reference to the exhibits filed with Registration Statement on Form SB-2 (filed with the SEC on April 17, 2002).

(3)

Incorporated by reference to the exhibits filed with Registration Statement on Form 8-A, dated January 7, 2005 (filed with the SEC on January 7, 2005).

(4)

Incorporated by reference to the exhibits filed with the Registration Statement on Form SB-2 (filed with the SEC on January 13, 2005).

(5)

Incorporated by reference to the exhibits filed with the Current Report on Form 8-K, dated July 22, 2004 (filed with the SEC on August 6, 2004).

(6)

Incorporated by reference to the exhibits filed with the Current Report on Form 8-K, dated July 15, 2005 (filed with the SEC on July 21, 2005).

(7)

Incorporated by reference to the exhibits filed with the Current Report on Form 8-K, dated June 15, 2005 (filed with the SEC on August 2, 2005).

(8)

Incorporated by reference to the exhibits filed with the Current Report on Form 8-K, dated September 16, 2005 (filed with the SEC on October 3, 2005).

(9)

Incorporated by reference to the exhibits filed with the Current Report on Form 8-K, dated December 8, 2005 (filed with the SEC on December 13, 2005).

(10)

Incorporated by reference to the exhibits filed with the Current Report on Form 8-K, dated December 19, 2005 (filed with the SEC on January 5, 2006).

(11)

Incorporated by reference to the exhibits filed with the Current Report on Form 8-K, dated April 17, 2006 (filed with the SEC on April 19, 2006).

(12)

Incorporated by reference to the exhibits filed with the Current Report on Form 8-K, dated May 18, 2005 (filed with the SEC on May 25, 2006).

(13)

Incorporated by reference to the exhibits filed with the Current Report on Form 8-K, dated June 27, 2006 (filed with the SEC on July 21, 2006).

(14)

Incorporated by reference to the exhibits filed with the Current Report on Form 8-K, dated August 8, 2006 (filed with the SEC on August 10, 2006).

Item 28.  Undertakings.

The undersigned small business issuer hereby undertakes to:

(1)

File, during any period in which it offers and sells securities, a post-effective amendment to this prospectus to:

(i)

Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

(c)

Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(d)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided , however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form SB-2 of Protocall Technologies Incorporated and the related prospectus (No. 333-_____) of  our report dated May 22, 2006 with respect to the consolidated financial statements of Protocall Technologies Incorporated as of December 31, 2005 and 2004 and for the years then ended, which included an explanatory paragraph indicating that there is substantial doubt about the Company's ability to continue as a going concern, included in Protocall Technologies Incorporated's Annual Report on Form 10-KSB for the year ended December 31, 2005.  We also consent to the reference to our Firm under the Caption "Experts" in such Registration Statement and related Prospectus.

Eisner LLP

New York, New York

February 12, 2007

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Commack, State of New York, on February 12, 2007.

PROTOCALL TECHNOLOGIES INCORPORATED

By:	/s/ Bruce Newman
Bruce Newman
President and Chief Executive Officer (principal executive and principal financial and accounting officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Protocall Technologies Incorporated, hereby severally constitute and appoint Bruce Newman our true and lawful attorney-in-fact and agent, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

	Chairman of the Board of Directors	February 12, 2007
Peter Greenfield

Bruce Newman	Director, President and Chief Executive Officer	February 12, 2007